As filed with the Securities and Exchange Commission on September 12, 2013

Investment Company Act File No. 811-21965

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

[  ]   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

[ ]                                PRE-EFFECTIVE AMENDMENT NO.

[  ]                                POST-EFFECTIVE AMENDMENT NO.

AND/OR

[X]   REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

[X]                                                      AMENDMENT NO. 15

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

570 Lexington Avenue
New York, New York 10022-6837
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 702-3500
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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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Kurt Hawkesworth
Senior Executive Vice President and Chief Operating Officer
City National Rochdale, LLC
570 Lexington Avenue
New York, New York 10022-6837
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(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES OF COMMUNICATIONS TO:

Steven M. Giordano
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC

CROSS REFERENCE SHEET

PARTS A AND B

ITEM
NO.		LOCATION IN MEMORANDUM

1.	Outside Front Cover Page	Not Applicable
2.	Inside Front and Outside Back Cover Page;
	Other Offering Information	Not Applicable
3.	Fee Table and Synopsis	Summary; Summary of Expenses; Fees and Expenses
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	Not Applicable
6.	Selling Members	Not Applicable
7.	Use of Proceeds	Use of Proceeds
8.	General Description of the Registrant	Outside Front Cover Page; Summary; Investment
Objective and Strategies; General Information
9.	Management	Management of the Fund and the Master Fund
10.	Capital Stock, Long-Term Debt, and
	Other Securities	General Information
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents of the Statement of
	Additional Information	Table of Contents of SAI
14.	Cover page of SAI	Cover Page (SAI)
15.	Table of Contents of SAI	Table of Contents (SAI)
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies	Investment Objective and Strategies; Management
Strategy; Additional Information on Investment
Techniques and Operations of the Fund and Related
Risks (SAI); Additional Information on Investment
Techniques of Private Funds and Related Risks
(SAI)
18.	Management	Management of the Fund; Directors and Officers (SAI)
19.	Control Persons and Principal Holders of
	Securities	Control Persons; Control Persons (SAI)
20.	Investment Advisory and Other Services	Management of the Fund and the Master Fund;
Investment Management and Other Services (SAI)
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Portfolio Transactions; Portfolio Transactions (SAI)
23.	Tax Status	Taxes
24.	Financial Statements	Financial Statements

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Name: ________________________________________	Copy No.________

CITY NATIONAL ROCHDALE HIGH YIELD
ALTERNATIVE STRATEGIES FUND LLC

570 Lexington Avenue

New York, NY 10022-6837

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Manager:

City National Rochdale, LLC

September 12, 2013

iii

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC (formerly, the Rochdale High Yield Alternative Strategies Fund LLC and prior to that, the Rochdale Core Alternative Strategies Fund LLC) (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end management investment company. The Fund’s investment objective is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk and higher volatility than investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield that other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities.

The Fund invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Master Fund LLC (formerly, Rochdale High Yield Alternative Strategies Master Fund LLC and prior to that, Rochdale Core Alternative Strategies Master Fund LLC) (the “Master Fund”), a Delaware limited liability company registered under the 1940 Act with the same investment objective as the Fund. City National Rochdale, LLC (the “Manager” or “Rochdale”) is the investment adviser to the Master Fund. The Manager delegated sub-investment advisory responsibilities to PineBridge Investments LLC, a Delaware limited liability company (formerly, AIG Global Investment Corp.) (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund generally seeks to achieve its objective by investing substantially all of its assets in a variety of privately placed investment vehicles, including hedge funds or private equity funds that pursue a variety high yield income generating strategies.  In addition, in order to achieve its investment objective, the Master Fund may allocate assets to other separately managed accounts (collectively, with the private equity funds and hedge funds, the “Private Funds”).   Certain of the Private Funds, including the private equity funds and certain of the hedge funds in which the Master Fund may invest, may have longer term investment outlooks and be less liquid than other investment funds.  The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager upon consultation with the Sub-Adviser determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.  Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested either directly, or indirectly through Private Funds, in a variety high yield income generating investments.  An investment in Fund presents a heightened risk of total loss of investment because the Private Funds in which Fund indirectly invests are subject to special risks and loss of investment.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”

This Confidential Private Offering Memorandum (the “Memorandum”) applies to the offering of Units (“Units”) of the Fund.1  The Units will be offered at net asset value, plus any applicable sales charge, as described herein. No person who is admitted as a Member of the Fund (“Member”) will have the right to require the Fund to redeem any Units. No person whose investment is rejected will incur a sales charge.

If you purchase Units of the Fund, you will become bound by the terms and conditions of the limited liability company agreement (“Operating Agreement”). A copy of this agreement is attached as Appendix B to this Memorandum and the material terms of this agreement are described in this Memorandum.

Each investor will be required to certify that the Units purchased are being acquired directly or indirectly for a “Qualified Investor”. A “Qualified Investor” must be all of the following: (a) a “U.S. person” for Federal income tax purposes, (b) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended) and (c) a “qualified client” under Federal securities law. Qualified Investors must meet certain “qualified client” criteria, such as being individuals or companies (other than investment companies) that have a net worth (or in the case of individuals, a joint net worth with their spouse) of more than $2,000,000, or persons who have immediately after the time of purchase at least $1,000,000 under the Manager’s or its affiliates’ management, including any amount invested in the Fund, or that they meet certain other qualification requirements. The categories of Qualified Investors are set forth in the investor application that each investor must sign in order to invest initially or additionally in the Fund. Tax-advantaged investors will not be permitted to invest in the Fund.  Such Investors may be eligible to invest in City National Rochdale High Yield Alternative Strategies Fund TEI LLC.  See “Qualified Investors”.

1    “Unit” or “Units” refers to an investor’s limited liability company interest in the Fund.

iv

The Fund Units are an illiquid investment. The Units will neither be listed on any securities exchange nor will they trade in a secondary market. The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the operating agreement of the Fund. Although the Fund may offer to repurchase Units from time to time, Units will not be redeemable at an investor’s option nor will they be exchangeable for interests or Units of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Units. See “Principal Risk Factors Relating to the Fund’s Structure – Closed-End Fund; Limited Liquidity; Units Not Listed; Repurchase of Units”. The Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

An investment in the Fund should be considered speculative and entails substantial risk.

This Memorandum provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (“SAI”), dated September 12, 2013, has been filed with the U.S. Securities and Exchange Commission (“SEC”). You can request a copy of the SAI without charge by writing to the Fund’s “Sales Agent”: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837; or by calling the Sales Agent at 1-800-245-9888. The SAI is incorporated by reference into this Memorandum in its entirety. The table of contents of the SAI appears on page 79 of this Memorandum. You can obtain the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov).

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice. Each prospective investor should consult with his or her own professional advisors as to the legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the operating agreement of the Fund.

THE FUND’S SALES AGENT IS RIM SECURITIES LLC AT 1-800-245-9888.

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STRUCTURAL DIAGRAM

This diagram and the accompanying text are intended as a simplified illustration of the master-feeder structure of which the Fund forms a part. Please refer to the body of this Memorandum for a more complete discussion of the Fund and its investment program, as well as details regarding the fees, expenses and risks to which an investment in the Interests is subject.

As further described in this Memorandum, the Fund is a feeder fund in a master-feeder structure.  The Fund invests substantially all of its investable assets into the Master Fund.  The Master Fund has the same investment objective as the Fund. The Master Fund invests principally in Private Funds managed by third-party investment managers who employ a variety of alternative investment strategies.  The Master Fund will have investors other than the Fund.  City National Rochdale High Yield Alternative Strategies Fund TEI LLC, which is a Rochdale investment company for tax-exempt/deferred investors, also indirectly invests in the Master Fund.

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SUMMARY

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in City National Rochdale High Yield Alternative Strategies Fund LLC (the “Fund”). Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this Confidential Private Offering Memorandum (this “Memorandum”) and the Fund’s SAI and the terms and conditions of the Operating Agreement, each of which should be retained by any prospective investor.

THE FUND
The Fund is a Delaware limited liability company that is registered under the 1940 Act as a closed-end, non-diversified, management investment company.  In March 2013, the Fund changed its name from Rochdale Core Alternative Strategies Fund LLC to Rochdale High Yield Alternative Strategies Fund LLC and in September 2013, it changed its name to City National Rochdale High Yield Alternative Strategies Fund LLC.

The Fund invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), a Delaware limited liability company, which is a separate closed-end, non-diversified, management investment company with the same investment objective as the Fund. The Master Fund is a “fund of hedge funds”.

A “fund of hedge funds” provides a means for investors to participate in investments in a variety of privately placed investment vehicles, typically referred to as hedge funds or private equity funds, and other separately managed private accounts (collectively referred to herein as “Private Funds”), that are managed by third-party investment managers (“Fund Managers”). Through its investment in the Master Fund, the Fund is intended to afford its Members access to a variety of Fund Managers, the benefits of reduced risk through a variety of Private Funds, and the benefits of professional portfolio managers. An investment in a professionally managed investment vehicle that provides access to several underlying Fund Managers eliminates the need for investors to invest in individual Private Funds with individual high minimums and potentially concentrated manager risks.  Certain of the Private Funds in which the Master Fund may invest may have longer term investment outlooks and be less liquid than other investment funds. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager (as defined below) upon consultation with the Sub-Adviser (as defined below) determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.

THE OFFERING
Purchases generally will be accepted quarterly. Subject to an Expense Limitation (see “Summary of Expenses”), the Manager will be entitled to recover expenses incurred by it on behalf of the Fund and the Master Fund during each of the Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred.

USE OF PROCEEDS
The Fund will invest the proceeds of the offering period in accordance with investment objective and principal strategies that are the same for the Fund and the Master Fund as soon as practicable (taking into account the availability of investment opportunities, cash management and other administrative factors) after each quarter-end closing of such offering.  Pending the investment of the proceeds of any offering pursuant to these investment policies, a portion of the proceeds of the offering that is not invested in the Private Funds may be invested in short-term, high quality debt securities or money market funds. In addition, the Fund, by investing all or substantially all of its investable assets in the Master Fund, may maintain a portion of the proceeds in cash to meet operational needs. Further, as part of the general and continuous process of monitoring and evaluating Private Funds in the Master Fund’s portfolio, investable assets may be reallocated by the Master Fund’s sub-adviser, PineBridge Investments LLC, a Delaware limited liability company (formerly, AIG Global Investment Corp.) (the “Sub-Adviser”) among Private Funds, existing investments in Private Funds may be terminated, reduced and/or additional Private Funds may be selected by the Sub-Adviser in accordance with the investment objective. See “The Manager and Sub-Adviser,” “Use of Proceeds” and “Investment Process”. Also see “Risk Factors” for the difficulties in reducing or terminating a Private Fund investment at net asset value.

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INVESTMENT OBJECTIVE
The investment objective of each of the Fund and the Master Fund is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk and higher volatility than investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield than other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with the than investment grade fixed income securities. The Fund seeks to achieve its objective by investing all or substantially all of its investable assets in the Master Fund, which invests primarily in a variety of Private Funds that are managed by Fund Managers that employ a variety of high yield income generating strategies. Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested either directly, or indirectly through Private Funds, in a variety high yield income generating investments.  The Sub-Adviser will seek to invest in Private Funds with correlation to the high yield credit and mortgage markets.  There will be a concentrated group of Private Funds within the Master Fund’s portfolio (i.e., 50% or more of the Master Fund’s portfolio may be allocated to a single Private Fund, and the Master Fund may at any time only be invested in a small number of Private Funds).  It is expected that liquidity will be restricted and subject to the terms and conditions herein.  The Fund will be non-diversified, and in seeking to generate income the Fund may choose to hold (indirectly through the Master Fund) substantial levels of cash or cash equivalents or short term investment grade fixed income investments under circumstances of uncertainty.  See “Principal Risk Factors Relating to the Fund’s Structure –Non-Diversified Status”.

The instruments in which the various Private Funds may invest, depending on the investment strategy of the Private Funds, include, without limitation, collateralized loan obligations, residential mortgages and mortgage derivatives, non-investment grade fixed income securities, asset backed loans, foreign trade finance loans, emerging market high yield fixed and floating rate loans, other asset backed or structured credit instruments, real estate loans, cash and equivalents, futures, options, over the counter derivative instruments (such as swaps ), securities that lack a public market, preferred stocks, convertible stocks, real estate related debt securities, and other financial instruments (collectively, “Financial Instruments”).  Investments in Private Funds will likely be leveraged.

The Sub-Adviser anticipates that the Private Funds will provide exposure to a concentrated set of non-diversified strategies (i.e., 50% or more of the Master Fund’s portfolio may be directly or indirectly exposed to the same or similar strategies) that have historically exhibited higher volatility than investment grade fixed income securities, and fall within the high yield and structured credit investment strategies.

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Under the general supervision of the Manager, the Sub-Adviser currently intends to invest the Master Fund’s assets in a non-diversified combination of Private Funds that in the aggregate, in the view of the Sub-Adviser, are focused on generating higher income yields with greater volatility and less liquidity than an investment in investment grade fixed income securities.  The specific allocation will depend on the expected risk/return characteristics offered by each investment strategy over time.  The Sub-Adviser will not limit the Master Fund’s exposure to any specific strategy or sub-strategy and accordingly any Private Funds may represent more than 50% of the Master Fund’s total investment value.  As a result, in the discretion of the Sub-Adviser, any one strategy or sub-strategy could represent a significantly large portion of the Master Fund’s assets.  It is expected that initially a significant portion of the Master Fund’s assets will be invested in a single Private Fund.

For information about how the Sub-Adviser will choose Private Funds representing various investment strategies, see “Investment Objective and Strategies - Investment Process”.

There can be no assurance that this investment objective will be achieved or that substantial losses will be avoided. The investment objective may be changed by the board of directors (“Board”) of the Fund or of the Master Fund without the vote of a majority of the Fund’s or the Master Fund’s outstanding voting securities, as the case may be. Notice will be provided to Members prior to any such change. See “Investment Objective and Strategies.”

RISK FACTORS
The Fund’s investment program is speculative and entails substantial risks. The Fund has no operating history using its current objective and strategy. Units in the Fund will not be traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. The Fund may offer to repurchase Units, but the Units will not be redeemable at a Member’s option nor will they be exchangeable for interests or units of any other fund, because the Fund is a closed-end investment company.  The Fund may repurchase less than the full amount of Units that a Member requests to be repurchased. If the Fund does not repurchase a Member’s Units, the Member may not be able to dispose of his or her Units, even during periods of the Fund underperformance, due to the substantial restrictions on the transferability and resale of the Units.  Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from one Member to a new Member.

The circumstances under which the Board may suspend, postpone or terminate this offering include the following: (1) any period during which an emergency exists as a result of which it is not reasonably practicable for the Master Fund to purchase the securities it plans for its portfolio or to determine the value of the Fund’s or Master Fund’s net assets; (2) any other periods that the SEC permits by order for the protection of Members; or (3) other unusual circumstances as the Board deems advisable for the Master Fund, the Fund and its Members.

The Master Fund’s performance depends upon the performance of the Private Funds, and the Sub-Adviser’s ability to effectively select, allocate, and reallocate the Master Fund’s assets among Private Funds under the Manager’s supervision. The Private Funds generally will not be registered as investment companies under the 1940 Act, and, therefore, the Master Fund, and indirectly the Fund, will not be entitled to the protections of the 1940 Act with respect to the Private Funds, including, without limitation, the requirement to have an independent board of directors, the requirement for shareholder approval of advisory agreements; limitations on the use of leverage and requirements regarding the custody of assets.  A Fund Manager may use investment strategies that differ from its past practices and that are not fully disclosed to the Sub-Adviser, and that involve risks not anticipated by the Sub-Adviser. Private Funds may have a limited operating history and Fund Managers may have limited experience in managing assets.

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The various Private Funds in which the Master Fund may invest are expected to utilize different strategies, however it is expected that a significant portion of the Private Funds will have strategies related in-part to “credit strategies” and “structured credit strategies.”  See “Management Strategy – Primary Strategy Descriptions.”  Investments in these strategies entail various risks, as more fully described under the section “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”  In particular, Private Funds using these strategies are expected to invest in Mortgage-Backed Securities, Collaterized Loan Obligations and other asset backed securities and income generating assets, which entail special risks, including the following:

Mortgage-Backed Securities

The performance of any investment in Mortgage-Backed Securities assets may be impacted by delinquencies, defaults and foreclosures on underlying mortgage loans.  In addition to other risks, fraudulent mortgage applications, below normal equity contributions and mortgage loans supported by properties acquired for investment, and the financial health and stability of businesses occupying commercial property and rental rates, may increase the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.  Mortgage-Backed Securities are also generally sensitive to economic factors, including declining property values and interest rate fluctuations.  Certain Mortgage-Backed Securities assets may be relatively illiquid investments, and at times, Fund Managers may be unable to dispose of certain assets or only do so at disadvantageous prices.

Collaterized Loan Obligations

Collaterized Loan Obligations (“CLOs”) are subject to credit, liquidity and interest rate risks.  Private Fund portfolios will often include investments in the most subordinated classes and low investment-grade classes of CLOs, which potentially have greater possibilities that adverse changes in the financial conditions of an obligor of the collateral underlying such CLO or in general economic conditions or both may impair the ability of such obligor to make payments of principal or interest, and thus will in turn adversely impact the economics of such classes.  The subordinated classes, particularly the equity class, will have the last priority of payment in a CLO structure, as such, have the greatest risk of loss relating to defaults in the collateral underlying such CLO.  CLO securities are generally illiquid and the mark-to-market value may be volatile.  Loans, the predominant holding in CLOs, are generally prepayable, in whole or in part at any time.  Prepayments on loans held by a CLO issuer may severely impact the performance of subordinated classes of CLOs as certain loans may have been purchased by the CLO issuer at a price greater than par and such prepayment will result in a capital loss, and in turn limits the amount of capital flow from the underlying collateral pool to the subordinated classes.

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Asset Backed Securities and Other Income Generating Assets

Investments in other asset backed securities and other income generating assets are similarly subject to many risks, including, but not limited to, credit, liquidity, interest rate, commercial real estate, and various other risks.  Prepayment, fraud, documentation and structuring are also risks prevalent in structured assets.  The value of structured credit assets generally fluctuates with, among other things, the financial condition of the obligors or issuers of the structured securities underlying portfolio of assets, general economic conditions, the condition of certain financial or other asset markets, political developments, trends in any particular industry or sector and changes in prevailing interest rates.  Structured assets are generally limited recourse obligations of the issuer, so holders of these securities generally must rely on cash flow distributions on the collateral pool or proceeds thereof for payment in respect of such securities.  In addition, for insurance linked assets, prices may be severely impacted by natural disasters and various types of insurance events.

See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds” for additional risks related to these and other strategies in which the Private Funds may invest.

The value of the Fund’s net assets will fluctuate primarily based on the fluctuation in the value of the Private Funds in which the Master Fund invests. To the extent that the portfolio of a Private Fund is concentrated in securities of a single issuer or issuers in a single industry or market, the risk associated with the Master Fund’s investment in that Private Fund is increased. Private Funds may be more likely than other types of funds to engage in the use of leverage, short sales, and derivative transactions. A Private Fund’s use of such transactions is likely to cause the value of the Private Fund’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used. The investment environment in which the Private Funds invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, technological, and regulatory change.

The Fund and the Master Fund will compute their respective net asset values (i.e. each entity’s total assets less each entity’s total liabilities, including accrued fees and expenses) as of the last business day of each month.  As the Manager, the Sub-Adviser and the Board anticipate that market prices will not be readily available for most Private Funds in which the Master Fund invests, the Master Fund’s valuation procedures provide that the fair value of investments in Private Funds ordinarily will be the value determined for each Private Fund in accordance with such Private Fund’s valuation policies. A substantial number of Fund Managers will only provide determinations of the net asset value of Private Funds on a monthly basis, in which event it will not be possible to determine the net asset value of the Fund or the Master Fund more frequently. Prospective Fund investors should be aware that situations involving uncertainties as to the value of the Master Fund’s investment positions could have an adverse effect on the Fund’s net assets if the judgments of the Board, the Sub-Adviser, or the Fund Managers should prove incorrect. See “Net Asset Valuation.”

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Each Private Fund will be charged or subject to an asset-based fee and performance-based allocations or fees payable or allocated to the Fund Manager. By investing in Private Funds through the Master Fund, an investor in the Fund indirectly bears asset-based management fees and performance-based fees at the Master Fund level, plus any asset-based and performance-based management fees and allocations at the Private Fund level in addition to the operating expenses of the Fund itself. An investor in the Fund will be subject to higher operating expenses than if he or she invested directly in Private Funds. The performance-based compensation received by a Fund Manager also may create an incentive for that Fund Manager to overvalue the Private Fund’s assets or to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based compensation. That compensation may be based on calculations of realized and unrealized gains made by the Fund Manager without independent oversight.

Investments by the Private Funds in foreign financial markets, including markets in developing countries, present political, regulatory, and economic risks that are significant and that may differ in kind and degree from risks presented by investments in the United States. The Master Fund may be invested in Private Funds organized outside of the United States. Thus, in the case of offshore Private Funds, they may not generate information required by U.S. holders of Units to file tax returns. Further, it may be more difficult or impossible to: effect service of process, enforce judgments obtained in U.S. courts against offshore Private Funds based on U.S. securities law, bring an original action in foreign court to enforce liability against an offshore Private Fund based on U.S. securities law, and bring Member claims or Master Fund claims on behalf of Members.

Applicable rules and interpretations may limit the percentage of voting or non-voting securities of any Private Fund that may be held by the Master Fund. To the extent the Master Fund purchases non-voting securities of, or the Sub-Adviser contractually foregoes on behalf of the Master Fund the right to vote in respect of, a Private Fund, it will not be able to vote on matters that require the approval of the investors of the Private Fund, including a matter that could adversely affect the Fund’s indirect investment in it. There is no specific percentage limit on non-voting security investments by the Master Fund.

Special tax risks are associated with an investment in the Fund. See “Principal Risk Factors Relating to the Fund’s Structure — Distributions to Members and Payment of Tax Liability” and “Taxes.”

THE MANAGER AND SUB-ADVISER
Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), City National Rochdale, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”), serves as the investment adviser (the “Manager”) for the Master Fund. The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services. The Manager has entered into a sub-investment management agreement (“Sub-Investment Management Agreement”) with the Sub-Adviser.  The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Private Funds, performing due diligence and review of those Private Funds and their Fund Managers, selecting Private Funds, allocating and reallocating the Master Fund’s assets among Private Funds, and providing risk management services, subject to the general supervision of the Manager.

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The Manager is a wholly-owned subsidiary of City National Bank (“City National”). City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

The Sub-Adviser is a member company of PineBridge Investments.  PineBridge Investments provides investment advice and markets asset management products and services to its clients around the world.  It operates as a multi-strategy investment manager in 28 countries and jurisdictions with $69.4 billion in assets under management as of September 30, 2012.  PineBridge Investments is a leading asset manager with a globally integrated investment platform comprising on-the-ground investment specialists in asset allocation, equities, fixed income, private equity and hedge funds. With more than 60 years of experience, PineBridge has a rich heritage managing assets for one of the world’s largest insurance and financial services companies.

PineBridge Investments is a group of companies owned by Pacific Century Group (“PCG”), an Asia-based private investment group established by Mr. Li Tzar Kai, Richard.  PineBridge Investments was acquired by PCG on March 26, 2010.  Prior to this transaction, PineBridge Investments was a portion of the investment advisory and asset management business of American International Group, Inc. with a legacy of investing dating back to the mid 1980s.

PCG is an Asia-based private investment group established in 1993 and has interests in infrastructure, property and other investments mainly in the Asia Pacific region.  PCG has a strong track record of holding and developing assets over the long term, and has a network of well-established connections in Asia.

THE ADMINISTRATOR AND TRANSFER AGENT
U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as administrator to provide services to the Fund and the Master Fund including preparing, coordinating and/or supervising reports, filings, marketing materials and tax returns, among other services for the Fund and the Master Fund. The Administrator also monitors and oversees the activities of the Fund’s and the Master Fund’s servicing agents (i.e., custodian, fund accountants, etc…); handles expense accruals; and performs such additional services as may be agreed upon by each company and the Administrator. The Administrator also serves as the Fund’s and the Master Fund’s transfer and dividend disbursing agent and maintains and preserves certain books and records of the Fund and the Master Fund. The Administrator is compensated by the Fund and the Master Fund for providing these services to the Fund and to the Master Fund proportionately based on the Fund’s investment in the Master Fund.

FEES AND EXPENSES
Investment Management Fee. The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund will pay the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Fund of Units. The investment management fee will accrue monthly and will be payable at the end of each quarter. The investment management fee will be paid to the Manager out of the Master Fund’s assets. The Manager will pay a fee to the Sub-Adviser at a rate equal to 40% of the amount of the fee earned by the Manager pursuant to the investment management agreement. See “Fees and Expenses – Investment Management Fee Shared By the Manager and Sub-Adviser.”

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Incentive Fee.  At the end of each Incentive Period (as described herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s Loss Carryforward Amount (as described herein) and (ii) a Preferred Return for such Incentive Period.

The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.  The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

The “Loss Carryforward Amount” for a Member commences at zero and, for each Incentive Period, is increased by the net losses allocated to such Member’s capital account for such Incentive Period or is reduced (but not below zero) by the net profits allocated to such Member’s capital account for such Incentive Period.

An “Incentive Period” with respect to a Member shall mean, in the case of the first Incentive Period, the period beginning on the date in which the Member’s capital account was opened and ending on the last day of the calendar year, and in the case of subsequent Incentive Periods, each calendar year; provided, further that in the case of a repurchase of a Unit (or portion thereof) on a repurchase date, the final Incentive Period for such Unit (or portion thereof) shall end on such repurchase date; and provided further that in the event that the Fund is terminated, the final Incentive Period for all Units shall end on the date of such termination.

A Member’s Loss Carryforward Amount will be proportionately adjusted with respect to any contributions, transfers, distributions and repurchases applicable to the Member’s capital account.

The Incentive Fee presents risks that are not present in funds without an incentive fee. The overall fees and expenses payable by the Fund and the Master Fund and the Incentive Fee payable by the Fund and indirectly borne by its investors generally will be higher than the fees and expenses of most other registered investment companies, but generally will be similar to those of many private investment funds and certain other registered investment companies with investment policies and structures similar to those of the Fund. See “Fees and Expenses - Incentive Fee” for further discussion of the Incentive Fee and an example of the calculation of the Incentive Fee.

Administration Servicing Fee. The Fund will also pay the Administrator for administrative and transfer agency services, a fee at an annual rate equal to 0.12% of the first $150 million, 0.10% of the next $150 million and 0.08% of the balance over $300 million of the Fund’s month-end net assets, before giving effect to any repurchases by the Fund of Units. See “Fees and Expenses -- Administrative Fee.”

Sales Expenses.  Investments may be subject to a sales charge of up to 2%, subject to waiver by the Sales Agent for certain types of investors.  See “Purchase of Units.”  Pursuant to an agreement between the Sales Agent and the Fund (the “Selling Agreement”), the Sales Agent bears all of its expenses of providing its services under that agreement.  See “Fees and Expenses -- Sales Expenses.”

Investor Servicing Fee. The Fund will pay a fee to the Sales Agent to reimburse it for payments made to broker-dealers and certain financial advisers that have agreed to provide ongoing investor services to investors in the Fund that are their customers (“Investor Service Providers”). This fee will be paid quarterly and will be in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding Units held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchases of Units); or (ii) the Sales Agent’s actual payments to the Investor Service Provider. See “Management of the Fund and the Master Fund—Investor Servicing Arrangements.”

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CONFLICTS OF INTEREST
The investment activities of the Manager, the Sub-Adviser, the Fund Managers and their respective affiliates, and their directors, trustees, managers, shareholders, partners, officers, and employees, for their own accounts and other accounts they manage, may give rise to conflicts of interest in relation to the Fund and the Master Fund. The Fund’s and the Master Fund’s operations may give rise to other conflicts of interest. Although the Manager is a subsidiary of a publicly held company that engages in various business activities, the Manager itself does not directly engage in related businesses, such as brokerage, administration and custody with any Private Fund.  In view of this, the Manager believes it has fewer direct conflicts of interest within the Private Fund community, thus enabling it to be relatively unbiased in supervising the Sub-Adviser’s selection from a large pool of Private Funds.  See “Conflicts of Interest.”

PURCHASE OF UNITS
The Fund may accept both initial and additional applications by investors to purchase Units at such times as the Fund may determine, subject to the receipt of cleared funds two business days prior to the acceptance date set by the Fund. Pending investment in the Fund, the proceeds of the offering, will be placed by the Sales Agent in an interest-bearing escrow account in U.S. Bank, N.A., the Fund’s escrow agent, pending the closing of such offering. After any closing, the balance in the escrow account, including any interest earned, will be invested pursuant to the Fund’s and the Master Fund’s investment policies. See “Use of Proceeds.” Purchases will generally be accepted quarterly. The Fund reserves the right to reject in its complete and absolute discretion any application for Units in the Fund. No person whose investment is rejected will incur a sales charge.

The Fund also reserves the right to suspend purchases of Units at any time. Generally, the minimum initial investment in the Fund is $25,000 and the minimum additional investment is $10,000. Brokers selling Units may establish higher minimum investment requirements than the Fund, and may independently charge you transaction fees and additional amounts (which may vary) in return for their services in addition to receiving a portion of the sales charge. See “Purchase of Units,” “Net Asset Valuation,” and “Qualified Investors.”

REPURCHASES OF UNITS
No Member will have the right to require the Fund to redeem its Units. The Fund from time to time may offer to repurchase Units. These repurchases will be made at such times and on such terms as may be determined by the Fund Board from time to time in its complete and absolute discretion. The Fund Board expects to repurchase Units at least on an annual basis, provided that a Member owns the Units for at least six calendar months after initial purchase (or for an additional six calendar months as described below, each, a “six-month lock-up period”).  Members must hold Units for at least six calendar months before being eligible to request that the Fund repurchase Units during a tender offer.  If a Member does not submit such a request during a tender offer that is made after the expiration of the initial six-month lock-up period (but before the expiration of the second six-month lock-up period), such Member must hold Units for a second six-month period (which is measured from end of the first six-month lock-up period) before submitting an initial request.  The Fund’s assets consist primarily of its interest in the Master Fund. Therefore, in order to finance the repurchase of Units pursuant to the repurchase offers, the Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund. The Fund will not conduct a repurchase offer for Units unless the Master Fund simultaneously conducts a consistent repurchase offer for Master Fund interests. A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  To the extent consistent with the Securities Exchange Act of 1934, as amended, including the rules thereunder, and any other applicable laws, the Fund reserves the right to reduce the amount to be repurchased from a Member so that the required account balance is maintained. See “Repurchases of Units.”

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TRANSFER OF UNITS
A Member may transfer his, her or its Units only with the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.  Each transferring Member and each transferee agrees to pay all expenses, including, but not limited to, attorneys and accountants’ fees, incurred by the Fund in connection with the transfer.  If a Member transfers Units with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.  Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.  See “Transfers of Units” for more details.

INVESTOR SUITABILITY
An investment in the Fund involves a considerable amount of risk. It is possible that you may lose some or all of your money. Before making an investment decision, you should, among other things: (i) consider the suitability of the investment with respect to your investment objectives and personal situation; and (ii) consider other factors including your personal net worth, income, age, risk tolerance, tax situation, and liquidity needs. You should invest in the Fund only money that you can afford to lose and you should not invest in the Fund money to which you will need access in the short-term or on a frequent basis. In addition, you should be aware of how the Master Fund’s investment strategies fit into your overall investment portfolio because an indirect interest in the Master Fund by holding Units of the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

MANDATORY REDEMPTION
By purchasing Units of the Fund, each new Member will be bound by the Operating Agreement. Under the Operating Agreement, the Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Manager determines or has reason to believe that:
    •  Units have been transferred or vested in any person by operation of law, such as by death, dissolution, bankruptcy, or incompetence of a Member;

    •  A Member’s ownership of Units will cause the Fund to be in violation of applicable law, or subject the Fund or the Manager or the Sub-Adviser to additional registration or regulation;

    •  Continued ownership of Units may be harmful or injurious to the business or reputation of the Fund or the Manager or the Sub-Adviser, or may subject the
                    Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

    •  Any representation or warranty made by a Member in connection with the purchase of Units was not true when made or has ceased to be true; or

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● It would be in the best interests of the Fund to cause a mandatory redemption of Units.

Members whose Units are redeemed by the Fund will not be entitled to a return of any amount of sales load that was charged in connection with the Member’s purchase of the Units.

TAXES
The Fund intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes. The Fund should not be subject to U.S. federal income tax, and each Member will be required to report on the Member’s own annual tax return, to the extent required, the Member’s distributive share of the Fund’s tax items of income, gain, deduction and loss. If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends. See “Taxes.”

ERISA AND OTHER PLANS
Investors who are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRA”), and 401(k) and Keogh Plans should consult their tax advisors prior to purchasing Units in the Fund. The Master Fund and Fund Managers may utilize leverage in connection with their investment or trading activities with the result that a tax-exempt entity that is a Member may derive unrelated business taxable income (“UBTI”) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and incur income tax liability, as a consequence of an investment in the Fund. See “Taxes.” Accordingly, tax-exempt entities are expected to invest in the Master Fund through City National Rochdale High Yield Alternative Strategies Fund TEI LLC, which is a Rochdale “feeder fund” for tax-exempt entities that will indirectly invest in the Master Fund.

TERM	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Operating Agreement.
REPORTS TO MEMBERS
The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete Federal and state income tax or information returns along with any other tax information required by law.  The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as required by the 1940 Act. See “General Information.”

FISCAL YEAR
For accounting purposes, the Fund’s fiscal year is the period ending on March 31. The Fund’s taxable year is the period ending December 31.

No broker-dealer, salesperson, or other person is authorized to give an investor any information or to represent anything not contained in this Memorandum. As an investor, you must not rely on any unauthorized information or representations that anyone provides to you. This Memorandum is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under the circumstances and in jurisdictions where and to persons to which it is lawful to do so. The information contained in this Memorandum is current only as of the date of this Memorandum.

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The Private Funds in which the Fund invests through the Master Fund may pursue various investment strategies and are subject to special risks. The Units will neither be listed on any securities exchange nor trade in a secondary market. The Units are also subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement of the Fund. The Units will not be redeemable at an investor’s option nor will they be exchangeable for interests of any other fund because the Fund is a closed-end investment company. As a result, an investor generally will not be able to sell or otherwise liquidate his or her Units. The Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

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SUMMARY OF EXPENSES

The following fee table and example summarize the aggregate expenses of the Fund and the Master Fund and are intended to assist Members and potential Members in understanding the various costs and expenses associated with investing in the Fund. Each figure below relates to a percentage of the Fund’s average net asset value at month-end over the course of a year. Other expenses are based on estimated amounts for the current fiscal year.

The expenses associated with investing in a “fund of hedge funds,” such as the Master Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles. This is because all fund investors, including the Master Fund, generally bear a share of the fees and expenses, including performance-based compensation and interest expense, of the private fund vehicles in which they invest. The caption “Acquired Fund Fees and Expenses” in the table below sets forth an estimate of the Master Fund’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, Sub-Adviser, Fund or the Master Fund. The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all private fund investors.

MEMBER TRANSACTION EXPENSES
Maximum Sales Charge (Load) (as a percentage of the offering price) (3)	2.00%
Maximum Sales Charge on Reinvested Distributions	None

ANNUAL EXPENSES (as a percentage of net assets attributable to Units)

Investment Management Fee (4) (5)	1.24%
Other Expenses (6)	1.31%

Acquired Fund Fees and Expenses (Fees collected and expenses assessed by the underlying Private Funds) (1)(2)	3.45%
Total Annual Expenses (inclusive of Acquired Fund Fees and Expenses collected and assessed by the underlying Private Funds)	6.00%
________________

(1)           The figure shown is the Fund’s pro-rata share of the operating fees and expenses of a portfolio of Private Funds in which the Master Fund already invests and intends to invest.  These fees and expenses are paid by Private Funds into which the Master Fund invests.  This figure also reflects the Master Fund’s pro rata share of the fees and expenses associated with its “cash equivalents” held in highly liquid investments, such as money market funds.  Hence, these operating expenses and fees are not a direct expense or direct cost of investors in this Fund.  The breakdown of these fees is as follows:

ACQUIRED FUND FEES AND EXPENSES

Management Fees, Operating Fees and Other Expenses (legal fees, audit fees, etc.)	1.95%
Incentive and Performance Fees	0.92%
Interest Expense (a)	0.58%
Total Acquired Fund Fees and Expenses	3.45%

(a)
Interest Expense is generally the product of the trading strategies of the Private Fund investments.  A portion of the Interest Expense may be offset by Interest Income, which is not represented in the tables above.

(2)           The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements. In addition, interest expense relating to certain fixed income arbitrage strategies and trading strategies is included in the expense ratio of the Private Funds.  The Acquired Fund Fees and Expenses are based on historic fees and expenses.  It should be noted that future Private Fund fees and expenses may fluctuate over time and may be substantially higher or lower with respect to future periods.  Management Fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 0.5% to 3% (annualized) of the average net asset value of the Private Fund involved.  Incentive allocations or fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 10% to 30% of a Private Fund’s net profits. The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, Sub-Adviser, Fund or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all private fund investors.

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(3)          The sales charge is subject to waivers for certain types of investors. See “Purchase of Units.”

(4)           See “Management of the Fund” and “Fees and Expenses” for additional information.

(5)           Generally, at the end of each Incentive Period, an Incentive Fee of 10% of the net profits, if any, that have been allocated to a Member’s capital account for such Incentive Period in excess of (i) the Loss Carryforward Amount applicable to such Member’s capital account and (ii) the Preferred Return for such Incentive Period, will be debited from the Member’s capital account and paid to the Manager.  The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index. The Manager will pay the Sub-Adviser 100% of the Incentive Fee. See “Fees and Expenses – Incentive Fee”.  An Incentive Fee of (0.01%) is included in the expense ratio.

(6)           Included within “Other Expenses” are: (a) an administrative fee of 0.12% payable by the Fund under an administration agreement to the Administrator, for acting in the capacity of administrator and supervising administrative service providers to the Fund and to the Master Fund proportionately based on the Fund’s investment in the Master Fund, (b) an investor servicing fee of 0.25% payable by the Fund under an investor servicing agreement to the Sales Agent to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Members that are their customers, and (c) other customary fees incurred by the Fund, such as, but not limited to, legal fees, audit fees, transfer agency fees, fund accounting fees, custodian fees, and  insurance fees, including the Fund’s proportionate share of such customary fees incurred by the Master Fund. See “Fees and Expenses” for more information.

The Manager has voluntarily agreed to reduce and/or reimburse expenses to the extent necessary so that the Fund’s expenses and the Fund’s proportionate share of the Master Fund’s combined annualized expenses do not exceed 2.25% (“Expense Limitation”).  The expense limit will not apply to any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation, the Acquired Fund Fees and Expenses and the Incentive Fee will not be subject to this limitation. Such exclusions have no effect on the expenses table above.  The Manager was contractually obligated to continue to reduce and/or reimburse expenses in accordance with the Expense Limitation during the period ending at least one year from the effective date of the Fund’s registration statement on Form N-2; however, it is no longer contractually required to do so.  If the Manager determines not to reduce or reimburse expenses in accordance with the Expense Limitation, then the expenses borne by Members may be higher.  Subject to the Expense Limitation, the Manager will be entitled to recover expenses incurred by it on behalf of the Fund and the Master Fund during each of the Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred.

The following hypothetical example is intended to help you compare the cost of investing in the Fund and the Master Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units. See “Fees and Expenses” for a more complete description of the Fund’s and the Master Fund’s costs and expenses.

THE FOLLOWING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR
FUTURE EXPENSES, BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE
SHOWN.

Please note that the one-year numbers below are based on the Fund’s net expenses resulting from the expense limitation described above.  Based on the operating expenses of the Fund listed above (which includes the fees and expenses of the underlying private funds, an indirect fee to you), you would pay the following expenses on a $1,000 investment (note however that this amount is solely for illustrative purposes, and Members must generally maintain a minimum investment of $25,000), assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$77	$191	$303	$574

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Assuming that the 5% return noted above was the net return in excess of the preferred return (so the 10% incentive fee is paid on the full 5% return), then the expense that you would pay on a $1,000 investment over 1 year, 3 years, 5 years and 10 years, respectively, would be $84, $221, $370 and $806.

USE OF PROCEEDS

The proceeds of the offering will be invested by the Sub-Adviser in accordance with an investment objective and strategies that are the same for the Fund and the Master Fund as soon as practicable (taking into account the availability of investment opportunities, cash management and other administrative factors) after each quarter-end closing of such offering. See “Purchase of Units – Offering.” This investment period reflects the fact that these Private Funds will be privately offered and may provide limited opportunities to purchase their securities.

Pending the investment of the proceeds of any offering in Private Funds pursuant to this investment objective and the primary investment strategies, a portion of the proceeds of the offering that is not invested in Private Funds, which may be a substantial portion of the proceeds of the offering, may be invested in short-term, high quality debt securities or money market funds for the Master Fund by the Sub-Adviser. In addition, a portion of the proceeds may be maintained in cash to meet operational needs. Further, as part of the Sub-Adviser’s general and continuous process of monitoring and evaluating Private Funds in the Master Fund’s portfolio, its assets may be reallocated by the Sub-Adviser among Private Funds, existing investments in Private Funds may be terminated, and reduced and/or additional Private Funds may be chosen by the Sub-Adviser in accordance with the investment objective. The objective may not be achieved during any time in which investable assets are not substantially invested in accordance with these primary investment strategies. Please see “Temporary and Defensive Measures” and “Investment Objective and Strategies - Evaluation and Monitoring of Private Funds” for further information about when assets may not be substantially invested in accordance with these primary investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

The Fund’s and the Master Fund’s investment objective is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk  and higher volatility than the investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield than other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities. There can be no assurance that the investment objective will be achieved or that substantial losses will be avoided. The investment objective may be changed by the Board of the Fund or of the Master Fund without the vote of a majority of the Fund’s or the Master Fund’s outstanding voting securities, as the case may be. Notice will be provided to Members prior to any such change.

PRIMARY INVESTMENT STRATEGIES

The Fund will attempt to achieve its objective by investing substantially all of its investable assets in the Master Fund, which has the same investment objective as the Fund.  The Master Fund in turn seeks to achieve its objective by investing primarily in a variety of Private Funds that are managed by Fund Managers that employ a variety of high yield income generating strategies.  Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested either directly, or indirectly through Private Funds, in a variety high yield income generating investments.  The Sub-Adviser will seek to invest in Private Funds with correlation to the high yield credit and mortgage markets.  There will be a concentrated group of Private Funds within the Master Fund’s portfolio (i.e., 50% or more of the Master Fund’s portfolio may be allocated to a single Private Fund, and the Master Fund may at any time only be invested in a small number of Private Funds).  It is expected that liquidity will be restricted and subject to the terms and conditions herein.  The Fund will be non-diversified, and in seeking to generate income the Fund may choose to hold (indirectly through the Master Fund) substantial levels of cash or cash equivalents or short term investment grade fixed income investments under circumstances of uncertainty.  See “Principal Risk Factors Relating to the Fund’s Structure –Non-Diversified Status”.

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The instruments in which the various Private Funds may invest, depending on the investment strategy of the Private Fund, include, without limitation, collateralized loan obligations, residential mortgages and mortgage derivatives, non-investment grade fixed income securities, asset backed loans, cash and equivalents, futures, options, over the counter derivative instruments (such as swaps), securities that lack a public market, preferred stocks, convertible stocks, real estate related debt securities, and other financial instruments (collectively, “Financial Instruments”).  Investments in Private Funds will likely be leveraged.

The Sub-Adviser anticipates that the Private Funds will provide exposure to a concentrated set of non-diversified strategies (i.e., 50% or more of the Master Fund’s portfolio may be directly or indirectly exposed to the same or similar strategies) that have historically exhibited higher volatility than investment grade fixed income securities, and fall within the high yield and structured credit investment strategies.

Under the general supervision of the Manager, the Sub-Adviser currently intends to invest the Master Fund’s assets in a non-diversified combination of Private Funds that in the aggregate, in the view of the Sub-Adviser, are focused on generating higher income yields with greater volatility and less liquidity than an investment in investment grade fixed income securities.  The specific allocation will depend on the expected risk/return characteristics offered by each investment strategy over time.  The Sub-Adviser will not limit the Master Fund’s exposure to any specific strategy or sub-strategy and accordingly any Private Fund may represent more than 50% of the Master Fund’s total investment value.  As a result, in the discretion of the Sub-Adviser, any one strategy or sub-strategy could represent a significantly large portion of the Master Fund’s assets.  It is expected that initially a significant portion of the Master Fund’s assets will be invested in a single Private Fund.

The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager (as defined below) upon consultation with the Sub-Adviser (as defined below) determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.

Subject to the Board’s and the Manager’s supervision, the Sub-Adviser will pursue the investment objective primarily by investing in Private Funds that the Sub-Adviser believes will help achieve the investment objective. The Manager’s and the Sub-Adviser’s relationship and the resulting approach to making Private Fund selections is described below.

INVESTMENT PROCESS

The Manager is authorized, subject to the approval of the Master Fund’s Board and interest holders, to retain a sub-investment adviser to provide any or all of the investment advisory services required to be provided to the Master Fund or for assistance in providing these services. The Manager seeks to create a portfolio designed to capitalize on the experience and talent of Fund Managers. The Manager intends to employ the talents of the Sub-Adviser to invest assets in accordance with the investment objective and primary investment strategies. The Manager monitors and evaluates the Sub-Adviser to help assure that it is managing the Master Fund’s assets consistent with its investment objective, policies, restrictions and applicable laws and regulations. The Sub-Adviser anticipates employing an investment process, a general description of which follows. Nevertheless, under the Sub-Investment Management Agreement, the Manager has delegated to the Sub-Adviser the flexibility to employ other investment processes in its discretion, subject to the oversight of the Manager and the Master Fund’s Board.

The Sub-Adviser has a group of experienced hedge fund professionals who are responsible for, among other things, finding and evaluating new Private Funds, reviewing on-going performance, analyzing various strategies used by Fund Managers and monitoring risk management. The Sub-Adviser has in place a disciplined approach to choosing and maintaining investments, which will be used to select the Private Funds. The investment process described herein is dynamic and is subject to change and review by the Sub-Adviser.

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Sourcing

The Sub-Adviser supplements its existing set of Private Funds by proactively seeking out additional Private Funds, which may be concentrated in a specific industry, region or investment strategy, and which are expected to positively impact the Master Fund’s risk and return profile. The goal is to invest the Master Fund’s assets with the Private Funds the Sub-Adviser has determined are among the most attractive in the private fund market.

As a result of the Sub-Adviser’s long-standing participation in the private fund marketplace and its reputation as an experienced institutional investor, the Sub-Adviser has extensive contacts within the private fund community. The Sub-Adviser expects to contact new Fund Managers, providing a continuous broad range of opportunities.

The primary means of discovering new Private Funds are (1) prime broker introductions, (2) existing advisory relationships, (3) the legal and accounting community and (4) the private fund investment community.

The Sub-Adviser keeps a source log that details each new Fund Manager the team meets. The source log summarizes the Private Fund, asset class, strategy details and priority level of the Fund Manager. The Sub-Adviser does an initial screen to determine a priority level based on key elements of the proposed Fund Manager’s strategy. The initial screen focuses on:

•	The Fund Manager’s experience and length of track record;

•	The durability and adaptability of the strategy over time;

•	The ability of a Fund Manager’s principals to execute the strategy;

•	How the Fund Manager differs from its competitors;

•	The liquidity provided to investors and the liquidity of the underlying portfolio;

•	The potential portfolio fit, if any, of the Private Fund being examined; and

•	The risk and return profile of the strategy.

In a typical year, the Sub-Adviser expects to screen several hundred Private Funds on an annual basis.

Evaluation

After the initial sourcing and screening process, a relatively small number of Private Funds are categorized as high priority and a personal visit by the Sub-Adviser to the Fund Manager’s office is organized. The Sub-Adviser holds the view that the quality of a Private Fund’s investment team is crucial in determining investment performance. As such, the Sub-Adviser will conduct evaluative meetings with key management personnel of the proposed Fund Manager, focusing on their level of Private Fund and investing experience, their investment decision-making process and the cohesion, size and diversity of the group.

At this time, the Sub-Adviser will determine whether to continue with the due diligence process based on its findings. A large percentage of the proposed Fund Managers that passed the initial sourcing and screening process are eliminated at this stage.

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Generally, in evaluating investment opportunities, the Sub-Adviser will focus on the following key variables:

►Investment Strategy	►Risk Controls
o Differentiation and durability of strategy
o Adaptability of strategy to changing market conditions
o Investment universe and criteria
o Research capabilities
o Investment decision making
o Trade examples (both profitable and unprofitable examples, plus lessons learned)
o Breadth and consistency of returns
o Proactive correlation

o Investment restrictions
o Historical leverage (net market exposure and gross leverage)
o Minimum and maximum market exposure and leverage levels
o Sector/Industry limits
o Position sizing
o Sell discipline
o Liquidity of the portfolio
o Volatility and expected drawdown
o Leverage caps

►Track Record	►Depth and Quality of Management Team
o Length of record
o Attribution of investment performance to key professionals
o Long/short positions performance attribution
o Ability to generate returns on the long and short side
o Consistency and distribution of returns
o Strength in various economic cycles
o Risk level and investment thesis at the time of investment
o Performance relative to benchmarks and peer group of managers with similar investment style
o Examination of peak-to-valley draw-downs

o Level of private fund experience
o Size and diversity of staff
o Allocation of responsibilities
o Style and approach of organization
o Compensation and incentive structure
o Ownership structure
o Cohesion and experience of team
o Average tenure of staff
o Backgrounds and reputation of team members
o Organizational stability, business structure and sustainability
o Formal and informal reference checks

►Terms of Investment	►Administration
o Management and incentive fees o Redemption policies o Conflict of interest issues	o Private Fund and Fund Manager structure o Back office audit o Prime brokerage relationships
o High-water mark details o Future capacity o Transparency and openness to sharing information	o Level and depth of reporting (both audited and unaudited) o List of service providers

Asset and Strategy Allocation

The Sub-Adviser analyzes how recent or anticipated market trends are expected to impact major strategies and considers various factors in determining strategy allocation and reallocation.

Investment Approval

If the Sub-Adviser believes that it is appropriate to invest in a Private Fund, it will prepare an investment memorandum that summarizes the proposed investment rationale and describes the proposed Fund Manager, its management, and quantitative and qualitative details.  The Sub-Adviser will then submit the memorandum to its “Investment Selection Committee.”  The Investment Selection Committee is comprised of senior executives of the Sub-Adviser and is responsible for approving Private Funds.  The Investment Selection Committee will conduct a review of the Private Fund with the Sub-Adviser’s investment team.  If the Investment Selection Committee approves the Private Fund, the Sub-Adviser has the discretion to allocate assets of the Master Fund to the Private Fund.

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Monitoring

Primary Considerations. The Sub-Adviser is aware of the many risks involved with Fund Managers and Private Funds and, at a minimum, monitors, on an ongoing basis, the following factors:

•	use of leverage and related risks within the context of a Private Fund’s portfolio and investment strategies being employed;

•	liquidity of Financial Instruments in a portfolio within the context of a Private Fund’s assets and liabilities;

•	crowded trade risk that can arise when multiple market participants seek to execute similar trading strategies or trade in similar Financial Instruments;

•	corporate event risk associated with strategies that seek to benefit from anticipated corporate actions;

•	interest rate and credit risk associated with Financial Instruments held by a Private Fund;

•	currency risk associated with the currency denomination of Financial Instruments utilized;

•	counterparty risk resulting from a Private Fund’s trade related contractual relationships such as financing, stock loan or derivative transactions with third parties;

•	a Private Fund’s valuation of Financial Instruments that do not trade actively in the public markets;

•
trade analyses conducted, where feasible and relevant, on a periodic basis to monitor a sample of a Private Fund’s trades to gauge the relative risk and return attributes of representative trades being executed;

•	a Private Fund’s gross long and short exposure;

•	exposure by sub-strategy, sector and geography;

•	a Private Fund’s concentration among individual securities, related securities or securities subject to similar market factors;

•	attribution of a Private Fund’s performance across strategies employed;

•	the idiosyncratic and market-based attributes of the holdings of an underlying Private Fund;

•	a Fund Manager’s near-term outlook and response to changing market environments; and

•	a Fund Manager’s discipline in managing the asset flows into its own fund within the context of anticipated organizational and trading strategy capacity constraints.

The Sub-Adviser will continuously monitor the Master Fund’s investment in each Private Fund in view of the investments of the Master Fund as a whole. Generally, the Sub-Adviser will receive monthly performance statements and at a minimum quarterly Fund Manager risk reports and commentaries.  The Sub-Adviser will meet with each Fund Manager once or twice a year or, as circumstances dictate, more frequently, in addition to conducting periodic calls with the Fund Managers. The Sub-Adviser generally reviews on a monthly basis:

•	overall leverage;

•	liquidity of the Master Fund’s portfolio;

•	position concentration;

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•	asset allocation to sub-strategies;

•	performance attribution of various strategies;

•	the most significant holdings of each Private Fund;

•	each Private Fund’s near-term outlook and response to changing market environments; and

•	each Private Fund’s discipline to asset growth/inflows.

Redemption of Investments

From time to time, the Sub-Adviser recommends the redemption of investments from a Private Fund. These recommendations can be for structural or strategic reasons (e.g., to emphasize a certain strategy based on market conditions) or for specific reasons (e.g., strategy/style drift, departure of key personnel, underperformance relative to peers and/or expectations).

The identity and number of Private Funds may change over time. The Sub-Adviser may withdraw from or invest in different Private Funds. The Sub-Adviser reserves the right to recommend to the Manager and the appropriate Board or Boards: (a) alteration or modification of some or all of the Master Fund’s investment strategies or (b) investment in additional strategies where the Sub-Adviser concludes that such alterations or modifications are consistent with seeking to achieve the Master Fund’s investment objective, subject to what the Sub-Adviser considers an acceptable level of risk.

Certain of the Fund Managers chosen for the Master Fund may be registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar state statutes. However, the Sub-Adviser will not require all Fund Managers it selects for the Master Fund to be so registered, unless required by law.

The Master Fund may not be able to maintain any certain number of Private Funds in its portfolio at all times or any specific allocation of its assets in any single Private Fund. In particular, the proceeds of any Fund offering may not be invested in Private Funds immediately upon receipt of the proceeds from the Fund. See “Use of Proceeds.” Pending the closing of any offering, the proceeds will be placed in an interest-bearing escrow account and will not be invested by the Fund into the Master Fund until after such closing.

Impediments to monitoring the performance of a Private Fund include, but are not limited to: (1) late or incorrect information coming from the Private Fund because neither the Manager nor the Sub-Adviser will be able to control the activities of the Private Fund; (2) the Private Fund may use investment strategies/policies that differ from its past practices and are not fully and/or timely disclosed to either the Manager or the Sub-Adviser; and (3) the Private Fund may have a limited operating history and/or limited experience in producing valuations and unaudited reports.

PERCENTAGE LIMITATIONS

Unless otherwise specified, percentage limitations on investments will be applied at the time of investment. Therefore, these percentages could be exceeded due to fluctuations in the value of the Master Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses. The percentage limitations applicable to the Master Fund set forth in this Memorandum and SAI apply at the time of purchase to direct investments made by the Master Fund. Accordingly, the Master Fund’s investment limitations are not applied to the portfolio securities held by the Private Funds in which the Master Fund may invest.

MANAGEMENT STRATEGY

The Private Funds in which the Master Fund expects to invest may invest in various Financial Instruments.  It is expected that the Private Funds will likely be leveraged.  The various Private Funds in which the Master Fund may invest are expected to utilize different strategies, however it is expected that a significant portion of the Private Funds will have strategies related in-part to “credit strategies” and “structured credit strategies.”

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PRIMARY STRATEGY DESCRIPTIONS

Credit.  The credit strategy involves investing in the securities of companies that are non-investment grade, high yield and or distressed. At times, a corporate event results in the re-pricing of these securities.  A non-investment grade bond generally has a Standard & Poor's rating of lower than BBB- or a Moody's rating lower than Baa3.  In the event of a corporate event such as bankruptcy or default, bonds that rank higher in the capital structure of the issuers, such as first lien bank loan or a senior secured bond have priority over other bonds deemed junior in ranking in the capital structure.  Distressed and high-yield investing involves the securities (e.g., bank loans and bonds) of companies experiencing financial or operational difficulties or otherwise having below investment grade credit ratings.  These securities may trade at substantial discounts to par value, because, in part, certain classes of investors who cannot hold non-investment grade, high yield or distressed bonds are forced to sell at discounted prices.  Profits can be made based on two kinds of mispricings:  (1) fundamental or intrinsic value, and (2) relative value between comparable securities.  Fund Managers may also take long/short positions throughout the capital structure of leveraged companies to implement a negative or positive credit view in the marketplace with the intention to offer better risk adjusted returns than being outright long or short the market.

Structured Credit. The structured credit strategy generically refers to debt instruments issued by a bankruptcy-remote entity, such as a special purpose vehicle (“SPV”).  The capital raised from the debt issuance (i.e., liabilities) is used in purchasing a pool of assets.  The debt issuance, form a capital structure of claims known as tranches, against the pool of assets purchased.  All the cash flows from the collateral pool are used to service the liabilities issued by the SPV.  The liabilities (i.e., tranches of debt) have different maturities and ratings ranging from triple-A, double-A, single-A, triple-B to equity.  The credit worthiness and the value of the bonds depend solely on the amount and frequency of cash flows generated from the pool of underlying collateral.  The structure’s tranches with higher ratings achieve such ratings through subordination and over-collateralization and prioritization of cash flow payments.  The higher rated securities (senior securities) have lower coupon than the lower rated securities (subordinate securities).  Cash flow payment prioritization schemes are used such that the senior tranches receive all principal payments first and are structurally protected by the junior tranches that absorb all losses first.  In general, the collateral includes securities such as Residential Mortgages, Bank Loans or Commercial Mortgages.

The structured credit strategy invests in stressed/distressed non-corporate fixed income asset classes in non-traditional markets such as residential real estate, commercial real estate and asset backed lending that have become distressed and/or undergoing structural changes, with anticipated improvement in the fundamental value of the underlying asset. Economic downturns and fundamental uncertainties can cause forced selling of securitized assets associated with such markets. In general, profits are made by identifying and investing in securities priced significantly below their intrinsic values where the strategy can maximize long-term capital appreciation from earning interest income and cash flows from current amortizing principal payments, cash flows from liquidations and from the fundamental appreciation of the underlying assets. Investing in structured credit requires deep fundamental analysis of the underlying assets and the behavior of the borrowers. Managers may invest in structured credit securities at deep discounts to fair value. Profits can be realized if these securities converge to or above fair value with fundamental improvements in underlying borrowers, assets or improved technical behavior. The following discusses the major asset classes associated with securitized assets:

•	Collateralized Loan Obligations (“CLO”):

o
The collateral for a CLO consists primarily of leveraged loans. Leveraged loans are generally syndicated bank loans made to borrowers (corporations) with non-investment grade ratings. A CLO issues various classes of rated term debt (with ratings ranging from triple-A to non-investment grade) and an un-rated equity tranche. The proceeds of the issuance finance the purchase of a diversified collateral portfolio consisting of mostly bank loans. The cash flows generated by the collateral portfolio cover expenses, pay down the debt and accrued interest of the issued security, and make distributions to the equity tranche of the CLO. The CLO tranches rated AAA retain seniority through over-collateralization and senior/subordinate structuring. An experienced credit investment professional, the collateral manager, actively manages the CLO’s collateral portfolio to ensure compliance with the rules of the CLO indenture and continues to manage it during a reinvestment period, to service the debt tranches and seeks to generate high risk-adjusted return for the equity tranche. CLO Equity tranche investors gain leveraged exposure to the collateral of bank loans via non-recourse term financing. The CLO Equity tranche investors seek to capitalize on the potential arbitrage between the after-default yield on the underlying portfolio and the financing cost of the liability tranches. With non-recourse liability financing, the CLO Equity investors are not exposed to losses greater than the size of the Equity tranche. Private Funds can invest in multiple CLOs, traded in both primary and secondary markets, across a variety of tranches and collateral managers based on the Fund Manager’s investment ability to identify top quality collateral mangers.  Typically the Fund Managers will focus on various factors including, but not limited to, historical performance and management type of collateral managers, quality of the underlying collateral, risk/return potential of the security, cash flow characteristics, investment policy of the portfolio, and nuances with respect to the structure.

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•	Residential Mortgage-Backed Securities (“RMBS”):

o
RMBS are created from the securitization of residential mortgage-backed loans. In the U.S., there are two types of RMBS: Agency and Non-Agency RMBS. Agency RMBS are the securitization of U.S. residential single-family home loans by the U.S. government-sponsored agencies Fannie Mae, Freddie Mac and Ginnie Mae (“GSEs”). The pools of collateral – home loans - have to conform to the guidelines of the GSEs. The GSEs, through direct and implicit guarantees from the U.S. government, provide credit guarantees on the debt issued; as such, the cash flows from underlying mortgage collateral, net of fees, are paid to the RMBS securities holders. Accordingly, Agency RMBS are called pass-through securities. The Non-Agency securities are the securitization backed by single-family residential properties loans where the underlying borrower characteristics do not fit the GSEs guidelines (typically larger sized homes or borrowers with irregular income streams among other factors).  Private financial entities, mostly dealer banks are involved in securitizing Non-Agency RMBS.  Unlike the Agency RMBS, there is no direct or implicit guarantee by the U.S. government; as such, senior/subordinate structuring of the tranches are used in the attempt to ensure the senior tranches, which offer lower coupons, have stable cash flow profile and are protected from collateral losses by the subordinate tranches.  There are four types of underlying mortgage loans within the Non-Agency sector including: Prime, Alt-A, Pay-Option ARMs, and Subprime. Although, Private Funds can utilize both Agency and/or Non-Agency securities in implementing their strategy, they primarily target the Non-Agency RMBS sector, a $1 trillion sector that became severely disrupted and distressed during the 2008 credit crisis.

o
Mortgage Derivatives: These are instruments structured from an existing fixed rate Agency RMBS or Non-Agency RMBS where the original interest and principal cash flows of the RMBS are separated into Interest cash flows and Principal cash flows. The interest cash flows service the coupon requirements of an Interest-Only (“IO”) security. The principal cash flows serve the needs of Principal-Only (“PO”) security. Also the cash flows can be structured to serve the needs of a security that pays Interest-Only coupons, however, the coupon formula is linked to a floating rate index such as 1 month Libor (“Index”), such that the coupon payment increases when the Index rate decreases; the coupon rate is set to a maximum rate – this security is called an Inverse IO (“IIO”).  The IO and IIO securities have prepayment sensitivities and negative convexities to changes in interest rates much higher than the underlying fixed rate RMBS; accordingly, they may compensate investors with higher returns.  Negative convexities generally means that the price of the security falls more rapidly and increases more slowly than the duration would suggest.  These instruments are often used by Fund Managers with skills to attempt to forecast the expected refinancing risks within pools of RMBS securities resulting in the pools generating lower prepayments than the market’s expectation.  If this occurs the investor may earn the higher returns generated by IO and IIO securities.  The IO and IIO values tend to increase (decrease) when prepayments decrease (increase).  A PO behaves exactly opposite to an IO and is typically used as a hedging instrument.

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•	Commercial Mortgage-Backed Securities (“CMBS”):

o
CMBS are securitizations backed by mortgages on commercial and multi-family real estate properties that include multi-family homes, shopping malls, office buildings, hotels, apartments, warehouses, industrial complexes, and other commercial properties. Investors usually depend on the collateral for ultimate repayment. CMBS can be issued with ratings across the entire credit spectrum. The collateral consists of 20- and 30-year fixed rate loans that have a mix of 5-, 7-, and 10-year balloon payments; it also contains partial amortizing and IO loans. Unlike RMBS, the loans cannot refinance in the first 2- to 5- year period. Similar to the Non-Agency, CMBS relies on the senior/subordinate structure to provide credit support, with the AAA-rated bond tranche typically accounting for about 80% of the CMBS structure.

•	Consumer and Commercial Loans and Asset-Backed Securities (“ABS”):

o
Similar to an RMBS, an ABS is a structured security collateralized by loans that include: auto loans, student loans, credit cards, aircrafts, franchise loans, auto floor plans, legal settlements and others. Fund Managers conduct analyses on the underlying assets to determine mispricings and the fundamental stability in the securities.  An emphasis is placed on the underlying security’s ability to generate consistent cash flow.

•	Other Income Generating Assets:

o	Other credit and income generating investments to be considered would include, but not limited to the following:

▪	European-focused RMBS and CLOs

▪	Emerging Market Credit

▪	Direct Lending

▪	Life Settlements and Annuities

▪	Trade Finance

▪	Legal settlements

▪	Whole Loans - residential and commercial real estate loans not securitized

o	With the exception of European RMBS and CLOs and Emerging Market Credit, most of these strategies will generate high income from portfolios of actual loans that are neither securitized nor structured.

EMERGING MARKETS FIXED INCOME

The Master Fund may invest up to 25% of its net assets (including any borrowings for investment purposes) in bonds, loans, short term fixed or floating rate fixed income securities, that are issued by companies or governments that are located or listed in, or conduct the predominant part of their business activities in, the emerging market countries of Latin America, Asia, Europe, Africa and the Middle East.

These emerging market bonds are expected to be issued in emerging market foreign currency or U.S. dollar.  The Master Fund does not generally attempt to cushion the impact of non-U.S. currency fluctuations against the U.S. dollar.  Although the Master Fund expects to generally maintain an intermediate-term weighted average maturity (between three and ten years), there are no maturity restrictions on the overall portfolio or on individual securities purchased by the Master Fund.  Most of the Master Fund investments are expected to be rated from as high as investment grade to as low as below investment-grade (BB or lower, or an equivalent rating) by a major credit rating agency.  Emerging market fixed income securities in which the Master Fund invests may also be unrated.  However, the Master Fund may purchase bonds of any credit quality and there are no overall limits on the fund’s holdings that are unrated or rated below investment-grade.  Investments in below investment-grade corporate bonds, also known as “junk” bonds, should be considered speculative.

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The Master Fund may sell holdings for a variety of reasons, such as to alter geographic or currency exposure, to adjust its average maturity, duration, or credit quality, or to shift assets into or out of higher-yielding securities.

Buying foreign bonds can be difficult and costly for the individual investor, and gaining access to many foreign markets can be complicated.  Few investors have the time, the expertise, or the resources to evaluate foreign markets effectively on their own.  The Sub-Adviser believes that the professional management, broad diversification, and relative simplicity of owning them in a fund make them an attractive vehicle for this type of investing.

Interest rates vary from country to country depending on local economic conditions and monetary and fiscal policies.  The Sub-Adviser believes that by investing in foreign emerging market bond markets, investors can benefit from potentially higher yields than U.S. bond markets provide.  Therefore, diversifying internationally across various countries is expected to help reduce portfolio volatility and smooth out returns.

The Sub-Adviser uses various tools to try to reduce risks associated with emerging markets fixed income investments including:

•	The use of credit research by its internal analysts.

•	Analysis of industry, country, and regional fundamentals.

•
Adjusting duration of the Master Fund’s credit investments, and use of certain types of derivatives that are consistent with the Master Fund’s overall investment program.  The Master Fund may occasionally use forward currency exchange contracts, credit default swaps, or futures.

The Sub-Adviser’s security selection relies on research, which analyzes political and economic trends as well as the creditworthiness of particular issuers.  This analysis seeks to identify shifts in country fundamentals, and considers the risk adjusted attractiveness of various emerging market countries.

TEMPORARY AND DEFENSIVE MEASURES

The Master Fund may, from time to time, take temporary or defensive positions in cash or cash equivalents to attempt to minimize extreme volatility caused by adverse market, economic, or other conditions.  Temporarily, for example, in anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, the Fund or the Master Fund (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.  In addition, the liquidity of the Master Fund’s investments is limited and the subscription terms for Private Funds can be restrictive, so the Master Fund’s ability to invest in Private Funds is also limited.  Any such temporary or defensive positions also could prevent achievement of the investment objective.  In addition, pending the full investment of the offering proceeds in Private Funds, the Master Fund may invest in these instruments.  See “Use of Proceeds.”

BORROWING

From time to time and subject to the limitations set forth below, the Master Fund and the Fund may borrow money to purchase portfolio securities, to meet repurchase requests, and for operational or portfolio management purposes.  The Master Fund and the Fund may also borrow money to pay operating expenses if either entity does not generate sufficient cash flow from operations.  Borrowing may be facilitated by entering into a line of credit.  The use of borrowings for investment purposes involves a high degree of risk.  Generally borrowing is intended only in limited circumstances when the Sub-Adviser believes attractive investment opportunities are available and sufficient cash or other liquid resources are not otherwise available, or where the Sub-Adviser believes it would not be prudent to sell existing portfolio holdings.  It is anticipated that such borrowing will be on a short-term basis.  No Member will have the right to require the Fund to redeem Units.  If the Fund borrows to finance repurchases of its Units, interest on that borrowing will negatively affect Members who do not have all of their Units repurchased by the Fund, by increasing the Fund’s expenses and reducing any net investment income.

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Asset Coverage Requirements.  Borrowing is not permitted for any purposes if, immediately after such borrowing, the Fund or the Master Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The 1940 Act also provides that neither the Fund nor the Master Fund may declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so; it will have asset coverage of less than 300% or 200%, as applicable.  For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that either entity’s total assets must equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness.  Also the Fund and the Master Fund each must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Units, at such times and on such terms as may be determined by each entity’s Board, in its complete and absolute discretion, without causing the Fund or the Master Fund to have an asset coverage of less than 300% or 200%, as applicable.  Lenders may require either entity to agree to more restrictive asset coverage requirements as a condition to providing credit.  For example, the Master Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Master Fund’s total asset level below what is required by the 1940 Act or the Master Fund’s loan agreements.  In certain cases, this may be impossible.

In the case of the Master Fund, its willingness to borrow money, and the amount it will borrow, will depend on many factors, the most important of which are the Sub-Adviser’s investment outlook, market conditions, and interest rates.  Successful use of borrowing will depend on the ability of the Sub-Adviser to analyze interest rates and market movements, and there is no assurance that a borrowing strategy will be successful during any period in which it is employed.

Subject to the maximum limits on borrowing under the 1940 Act mentioned above, either entity’s Board may modify its borrowing policies, including the percentage limitations, the purposes of borrowings, and the length of time that it may hold portfolio securities purchased with borrowed money.  The rights of any lenders to either entity to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any borrowings may contain provisions that limit certain activities of the Fund or the Master Fund.

The “Asset Coverage Requirements” described above do not apply to the Private Funds in the Master Fund’s portfolio.  Therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Private Funds.  The Master Fund will consider a Private Fund’s use of leverage as part of the “Investment Process” described above and monitor it as described under “Evaluation and Monitoring of Private Funds”, subject to the impediments to obtaining timely and accurate information mentioned therein.  Due to these impediments, Members should not expect compliance with the asset coverage requirements by a Private Fund in the Master Fund’s portfolio.

Neither the Fund nor the Master Fund expects to issue debt or preferred Units or Units.

FUTURES AND OPTIONS TRANSACTIONS

If the Master Fund makes an indirect investment in a Private Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Private Fund, such investment by the Master Fund may be subject to additional regulations.  Futures and related options transactions by the Master Fund (and indirectly the Fund) must constitute permissible transactions pursuant to regulations promulgated by the Commodity Futures Trading Commission (“CFTC”).  As a general matter, the Master Fund (and indirectly the Fund) currently intends to conduct operations in compliance with applicable exemptions under the Commodity Exchange Act in order to avoid regulation by the CFTC as a commodity pool.  The Manager has requested temporary relief from registration with the CFTC that is available to operators of “funds-of-funds.”  Upon the expiration of such relief the Manager will determine whether the Master Fund (and indirectly the Fund) can continue to operate in compliance with the exemptions set forth in CFTC Rule 4.5 (or any other applicable exemptions) or the Manager may determine to register with the CFTC as a commodity pool operator, in which case the Master Fund and the Fund will be regulated by the CFTC as commodity pools.  Pursuant to regulations and/or published positions of the SEC, the Master Fund and the Fund may be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

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THE FUND, THE MASTER FUND AND ANY PRIVATE FUND IT INVESTS IN MAY CHANGE ITS
NAME, INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES

To the extent permitted by applicable regulations or as expressly provided in this Memorandum or the SAI, neither the name of the Fund, the Master Fund nor any aspect of the investment program used by these entities, nor the portfolio allocation range mentioned herein is a fundamental investment policy.  The investment objective of the Fund and the Master Fund is non-fundamental and may be changed by the Fund’s Board and the Master Fund’s Board, respectively.  Except as otherwise stated in its Memorandum or in its SAI, the investment policies and restrictions of the Fund and the Master Fund are not fundamental and may be changed by the Board and the Master Fund’s Board, respectively.  The Fund’s and the Master Fund’s fundamental investment policies are listed in the SAI.  Sixty days’ advanced notice will be provided to Members prior to any such change.  A Private Fund in the Master Fund’s portfolio may change its name, objective, policies, restrictions, strategies and techniques without any advanced notice to Members.  The Private Funds held by the Master Fund may pursue various investment strategies and are subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”

PRINCIPAL RISK FACTORS RELATING TO THE FUND’S STRUCTURE

The following are the principal risk factors that relate to the operations and structure of the Fund which also involves the Master Fund.  The investments of the Private Funds in which the Master Fund invests are also subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”

LIMITED OPERATING HISTORY

The Fund and the Master Fund have limited operating histories using their current objective and investment strategy.  The Fund and the Master Fund may not succeed in meeting their investment objective.

CLOSED-END FUND; LIMITED LIQUIDITY; UNITS NOT LISTED; REPURCHASES OF UNITS

The Fund is registered as a closed-end; non-diversified, management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle.  You should not invest in the Fund if you need a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to redeem their Units on a daily basis at a price based on net asset value.  In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds.  In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.  The Manager believes that unique investment opportunities exist in the market for Private Funds.  However, these investments are often illiquid, and an open-end fund’s ability to make such investments is limited.  For this reason, among others, the Fund and the Master Fund have been organized as closed-end funds so that each entity can invest more than 15% of its net assets in illiquid securities.

The Fund does not intend to list its Units for trading on any national securities exchange.  There is no secondary trading market for the Units, and none is expected to develop.  The Units are, therefore, not marketable.  Because the Fund is a closed-end investment company, its Units will not be redeemable at the option of Members and they will not be exchangeable for interests of any other fund.  Although the Board, in its complete and absolute discretion, may cause the Fund to offer to make repurchase offers for outstanding Units at their net asset value, the Units are illiquid when compared to Units of funds that trade on a stock exchange, or Units of open-end investment companies.  In addition, in extreme cases, the Fund may not be able to complete repurchases if the Master Fund is unable to repurchase a portion of the Fund’s interest in the Master Fund due to such occurrences as the inability to redeem from one or more Private Funds.  In that event, Members may be able to sell Units only if they are able to find a Qualified Investor willing to purchase the Units.  Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and must be approved by the Board.  For these reasons Members may not be able to “cut their losses” if the Master Fund performs poorly.  The Board in its complete and absolute discretion determines the amount that the Fund offers to repurchase during any repurchase offer, and such repurchase amount may be a portion of the Fund’s outstanding Units and will be limited to Units that have been held for at least six calendar months (or in certain cases as described under “Repurchases of Units,” at least two six-month periods) after their initial purchase.  Members whose Units are accepted for repurchase bear the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the effective date of the repurchase (i.e., the Repurchase Valuation Date), normally at least three months.  It typically takes another month after the Repurchase Valuation Date to pay at least 90% of the value for the Units accepted for repurchase, with the balance (if any) paid following the audit of the Fund for the year in which the Repurchase Valuation Date occurs.  Further, repurchases of Units, if any, may be suspended or postponed in the complete and absolute discretion of the Board.  An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Units and the underlying investments of the Master Fund.  See “Investor Suitability” and “Repurchases of Units.”  Also, because the Units will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Members.

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UNRELATED BUSINESS TAXABLE INCOME
Because of their leveraged investment strategies, the Private Funds may generate a substantial amount of “unrelated business taxable income.”  Prospective investors that wish to avoid recognizing UBTI should consider investing through City National Rochdale High Yield Alternative Strategies Fund TEI LLC, which is a “feeder fund” for tax-exempt investors, including 401(k) plans and individual retirement accounts, that will indirectly invest in the Master Fund.  Potential investor entities, such as a company or partnership with tax-exempt interest holders and taxable interest holders, should consult their tax advisors in deciding whether to invest in the Master Fund through the Fund or City National Rochdale High Yield Alternative Strategies Fund TEI LLC.

NON-DIVERSIFIED STATUS

The Fund and the Master Fund are registered as non-diversified, closed-end management investment companies for purposes of the 1940 Act.  Consistent with applicable securities laws, rules and interpretations, the Master Fund intends to limit investments in any one Private Fund to less than 5% of the outstanding voting securities of such Private Fund, unless voting for such securities can be waived or limited or non-voting securities are available.

SPECIAL RISKS OF FUND OF PRIVATE FUNDS STRUCTURE, INCLUDING INVESTING IN
UNREGISTERED FUNDS

PRIVATE FUNDS NOT REGISTERED

The Private Funds will not be registered as investment companies under the 1940 Act and, therefore, the Master Fund (and in turn the Fund) will not be entitled to the protections of the 1940 Act with respect to the Private Funds, including, without limitation, the requirement to have an independent board of directors, the requirement for shareholder approval of advisory agreements; limitations on the use of leverage and requirements regarding the custody of assets.  In addition, the investment advisers to, or general partners of, the Private Funds may not be registered as investment advisers under the Advisers Act.

ILLIQUID INVESTMENTS HELD BY A PRIVATE FUND; SIDE POCKETS; LIQUIDITY
RESTRICTIONS

Fund Managers may invest in Financial Instruments for which no liquid market exists or which are long-term investments and may require several years before they are suitable for sale.  Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to freely-tradable investments.  Furthermore, the market prices, if any, for such Financial Instruments may be volatile and a Fund Manager may not be able to sell such Financial Instruments when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.  The sale of illiquid Financial Instruments often requires more time and may result in higher brokerage charges or dealer discounts and other selling expenses than does the sale of freely marketable investments.

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Illiquid investments held by a Private Fund may be separately accounted for by such Private Fund in “side pockets” and may be valued by the Fund Manager, in its discretion, at cost, the lower of cost or market, or any other valuation method employed by the Fund Manager until it is able to dispose of such illiquid investments.  If consistent with the method for valuation of investments described in this Memorandum, the Fund and the Master Fund may rely on the valuations provided by the Fund Manager and to the extent that the actual value of such investments is greater or less than the value provided by the Fund Manager, the net asset value of a Member’s Units will be less or greater.  Certain Private Funds may provide that new investors in such a Private Fund will not participate in such illiquid investments.  However, new investors in the Fund will participate in the Master Fund’s other illiquid investments in such a Private Fund.  In addition, certain Private Funds may not permit investors, including the Master Fund, to redeem the portion of their investment in such Private Fund that has been designated as a side pocket investment until such investment is disposed of or is determined to have readily ascertainable market value.  As a result, such investments in illiquid Financial Instruments may impact the Master Fund’s (and in turn the Fund’s) ability to satisfy repurchase requests and to reallocate its investments among Private Funds.  Furthermore, in the event that a Member desires to have its Units repurchased at a time when a Private Fund side pockets or illiquid investments exist in one or more Private Funds, the proceeds payable to an investor may be less or more than they would have been had the Private Fund realized or disposed of the side pocket investment or illiquid investment.

A Private Fund affected by adverse market conditions or for other reasons may seek to impose certain limitations on withdrawals from such Private Fund for prolonged periods by, for example: (i) suspending the determination of the Private Fund’s net asset value, (ii) suspending withdrawals in whole or in part, (iii) imposing “gates” or restrictions on withdrawal amounts above a certain level, and/or (iv) extending the period for payment of withdrawal proceeds.  In addition, a Private Fund may seek to, among other things, (i) wind up the Private Fund, including at times and under conditions where the disposition of its securities and other assets may not be at prices deemed favorable to the Fund and other investors therein, (ii) assign certain illiquid or similar assets held by the relevant Private Fund to “special situation” or “side pocket” accounts (as discussed above), from which redemptions and withdrawals are prohibited, (iii) distribute certain securities or other assets held by the relevant Private Fund into a liquidating trust or similar account or vehicle, in which case payment to the Fund and other investors in such Private Fund of the portion of their withdrawals attributable to the securities or other assets held in such liquidating trust or similar account or vehicle may be delayed until such time as such securities and other assets are liquidated or become freely tradable, and/or (iv) distribute certain securities and other assets held by such Private Fund in-kind to the Fund and other investors therein, in which case the Fund may not be able to liquidate such securities and other assets during certain periods and/or at prices deemed favorable to its investors, including the Fund.  The occurrence of any one or more of the events described above may render the Fund’s investment in a Private Fund illiquid and/or may substantially impair the value of one or more investments of the Fund, including any investment in a Private Fund.

Although the Fund may reallocate its investments among the Private Funds, its ability to do so may be constrained by the withdrawal limitations imposed by the Private Funds.  These withdrawal limitations may prevent the Fund from reacting rapidly to market changes should a Fund Manager fail to effect portfolio changes consistent with such market changes and the expectations of the Fund.  Such withdrawal limitations may also restrict the Fund’s ability to terminate investments in Private Funds that are poorly performing or have otherwise had adverse changes.

MULTIPLE MEMBERS REQUESTING LARGE REPURCHASES

The Fund may not be able to meet all repurchase requests.  In the event the Fund receives a request for repurchase in excess of its ability to cover repurchase amounts during a tender offer, the Board has the discretion to allocate a proportionate share of such Member’s request to the Member.

PRIVATE FUND OPERATIONS NOT TRANSPARENT

A Private Fund may use investment strategies that differ from its past practices and are not fully disclosed to the Sub-Adviser and that involve risks that are not anticipated by the Sub-Adviser.  Private Funds may have limited operating history and investment advisers of Private Funds may have limited experience in managing assets.

VALUATION OF INVESTMENTS

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The net asset value of the Fund and the Master Fund will equal the value of the assets of the Fund and the Master Fund, respectively, less all of each entity’s liabilities, including accrued fees and expenses.  It is expected that the assets of the Fund will consist of its interest in the Master Fund.  In computing its net asset value, the Fund will value its interest in the Master Fund at the net asset value provided by the Master Fund to the Fund.

The Manager and the Board anticipate that market prices will not be readily available for the Private Funds in which the Master Fund invests.  In this situation, Congress has mandated that registered investment company directors, in good faith, use their best business judgment to determine the fair value of such securities.  Consistent with this mandate, the Master Fund’s and the Fund’s valuation procedures (which may use estimated valuations) were adopted.  The valuation procedures provide that the fair value of investments in Private Funds ordinarily will be the value determined for each Private Fund in accordance with the Private Fund’s valuation policies and provided to the Master Fund.  See “Net Asset Valuation.”  Although the Sub-Adviser will review the valuation procedures used by the Fund Managers, the Sub-Adviser and the Board of the Fund or the Master Fund’s Board will have little or no means of independently verifying valuations provided by such Fund Managers.  In calculating net asset value, although the Fund’s and the Master Fund’s procedures require the Sub-Adviser to review other relevant factors, these entities will rely significantly on values of Private Funds that are reported by the Fund Managers themselves.  While pricing information generally is available for many of the Financial Instruments in which the Fund Managers invest, observable pricing inputs may not always be available from any source.  Valuations of Financial Instruments for which observable pricing information cannot be obtained will be made based upon unobservable data that reflect the Fund Managers’ own assumptions about the factors that a market participant would use in pricing the Financial Instruments.  Prices quoted by different sources are subject to material variation.  While it is anticipated that the Fund Managers will make reasonable efforts in good faith to evaluate such information, there can be no assurance that the value of an asset owned by Private Fund will be realized upon its disposition.  The Fund Managers may rely upon pricing services reasonably selected by the Fund Managers and will not, in the absence of fraud or willful misconduct, be liable for any loss suffered by a Private Fund by reason of any error in calculation resulting from any inaccuracy in the information provided by any pricing service.  See “Estimates” and “Net Asset Valuation” for more information on the valuation of investments, including the valuation of its investments in Private Funds and related risks.

ESTIMATES

As mentioned above, in most cases, the Fund and the Master Fund will have little ability to assess the accuracy of the valuations received from a Fund Manager regarding a Private Fund.

Furthermore, these valuations may be estimates only, subject to revision based on each Private Fund’s annual audit.  Revisions to the Fund’s and the Master Fund’s gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the annual audits of the Private Funds are completed.  Certain securities in which Private Funds invest may not have readily ascertainable market prices.  These securities will nevertheless generally be valued by Fund Managers, which valuations will be conclusive with respect to the Fund, even though Fund Managers will generally face a conflict of interest in valuing such securities because the values given to the securities will affect the compensation of the Fund Managers.  It is possible that the valuation of the Master Fund’s investment in a Private Fund as provided by a Fund Manager as of a specific date will vary materially from the fair value of the investment as determined under procedures adopted by the Board of the Fund and the Master Fund’s Board.  In such event, the Master Fund (and in turn the Fund) might receive substantially less than the fair value of its investment in connection with its withdrawal of its investment from a Private Fund.  Either Board’s Valuation Committee will attempt to resolve any conflicts between valuations assigned by a Fund Manager and fair value as determined by either Board by seeking information from the Fund Manager and reviewing all relevant available information.  Such review may result in a determination to change the fair value of the Master Fund’s (and in turn the Fund’s) investment.  Members should recognize that valuations of illiquid securities, such as interests in Private Funds, involve various judgments and consideration of factors that may be subjective.  As a result, the net asset value of the Master Fund (and in turn that of the Fund), as determined based on the fair value of its interests in Private Funds, may vary materially from the amount each entity would realize on the withdrawal of its investments from the Private Funds.  This could adversely affect materially the Master Fund, the Fund, new Members and Members who’s Units are repurchased.  See “Valuation of Investments” and “Net Asset Valuation” for more information on the valuation of investments.

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MULTIPLE LEVELS OF FEES AND EXPENSES

Although in many cases investor access to the Private Funds may be limited or unavailable, an investor who meets the conditions imposed by a Private Fund may be able to invest directly with the Private Fund.  By investing in Private Funds indirectly through the Fund, the investor bears an asset-based management fee at the Master Fund level and a performance based incentive fee at the Fund level, in addition to any asset-based and performance-based management fees and allocations at the Private Fund level.  Moreover, an investor in the Fund (and in turn the Master Fund) bears a proportionate share of the fees and expenses of this structure (including operating costs, distribution expenses, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Private Funds.  Thus, an investor in the Fund (and in turn the Master Fund) may be subject to higher operating expenses than if he or she invested directly in Private Funds.

Each Private Fund generally will be subject to a performance-based fee or allocation, regardless of the performance of other Private Funds and the Master Fund generally.  Accordingly, an investment adviser to a Private Fund with positive performance may receive performance-based compensation from the Private Fund, and thus indirectly from the Master Fund, the Fund and its Members, even if the Master Fund’s overall performance is negative.  Generally, fees payable to investment advisers of the Private Funds will range from 0.5% to 3% (annualized) of the average net asset value of the Private Fund, and incentive allocations or fees generally range from 10% to 30% of a Private Fund’s net profits.  The performance-based compensation received by a Fund Manager also may create an incentive for that investment adviser to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation.  That compensation may be based on calculations of realized and unrealized gains made by the investment adviser without independent oversight.

DUPLICATIVE TRANSACTION COSTS

A Fund Manager makes investment decisions independently from another Fund Manager.  As a result, at any particular time, one Private Fund may be purchasing securities of an issuer whose securities are being sold by another Private Fund.  Consequently, on the one hand, the Master Fund (and in turn the Fund) could incur indirectly transaction costs without advancing its investment strategy or accomplishing any net investment result, if each Private Fund had economic reasons for its transaction that cancelled each other out.  On the other hand, if the purchasing Private Fund had a good economic reason to buy and the selling Private Fund had a good economic reason to sell that did not economically cancel the first, the Master Fund and the Fund would benefit.

TURNOVER

The Master Fund’s activities involve investment in the Private Funds, which may invest on the basis of short-term market considerations.  The turnover rate within the Private Funds may be significant, potentially involving substantial brokerage commissions and fees.  The Master Fund will have no control over this turnover.  As a result of this turnover, it is anticipated that the Master Fund’s (and in turn the Fund’s) income and gains, if any, will be primarily derived from ordinary income and short-term capital gains.  In addition, the withdrawal of the Master Fund from a Private Fund could involve expenses to the Master Fund (and the Fund) under the terms of investment.

EXPENSE OF THE MASTER FUND’S WITHDRAWAL FROM A PRIVATE FUND

The withdrawal of the Master Fund from a Private Fund could involve expenses to it under the terms of the investment because, in some situations, the Master Fund may be required to pay an additional amount to terminate or reduce a position in a Private Fund.

INABILITY TO VOTE OR EXERCISE CONTROL

The Master Fund may elect to hold non-voting securities in Private Funds or waive the right to vote in respect of a Private Fund.  In such cases, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Private Fund, including matters adverse to the Master Fund’s interests.  The Master Fund does not intend to acquire a sufficient percentage of the economic interests in any Private Fund to cause it to control the Private Fund.  Applicable securities rules and interpretations may limit the percentage of voting or non-voting securities of any Private Fund that may be held by the Master Fund.  For this reason, the Master Fund will keep its investments to less than 5% of any one Private Fund’s outstanding voting securities, unless voting for such securities can be waived or limited or non-voting securities are available.  The Master Fund intends to generally waive or limit its voting rights when non-voting securities are not available.

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Although the Fund Managers will be subject to certain fiduciary duties, there can be no assurances against fraud, misappropriation or other misconduct by the Fund Managers.  Such misconduct by a Fund Manager could adversely affect the performance of the Master Fund.

INABILITY TO INVEST IN PRIVATE FUNDS

In the event that the Master Fund is able to make investments in Private Funds only at certain times and in certain minimum amounts, the Master Fund may invest any portion of its assets that is not invested in Private Funds, in money market securities, or other liquid assets pending investment in Private Funds.  During this time that the Master Fund’s assets are not invested in Private Funds, that portion of the Master Fund’s assets will not be used to pursue the investment objective.  See “Use of Proceeds” for other situations in which the Master Fund may not be able to invest in Private Funds for a period of time, such as when a cash reserve is maintained for operational needs or during the reallocation process when undesirable Private Funds are sold and desirable Private Fund purchases are pending.

INDEMNIFICATION OF PRIVATE FUNDS

The Master Fund, as an investor in a Private Fund, may be required to indemnify a Private Fund and its Fund Manager from liability, damage, cost or expense arising out of various matters where the Private Fund or Fund Manager has been adversely affected by the Master Fund’s actions or has incurred liabilities arising from the Master Fund’s actions.  In addition, the Master Fund may agree to indemnify the Fund Manager for certain matters, subject to limitations imposed by the 1940 Act.

INDIRECT INVESTMENT IN PRIVATE FUNDS

Any transaction by which the Master Fund indirectly gains exposure to a Private Fund by the purchase of a structured note, swap, or other contract is subject to special risks.  The Master Fund’s use of such instruments can result in volatility, and each type of instrument is subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds — Special Investment Instruments and Techniques, Including Derivative Instruments.”  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment.  There can be no assurance that the Master Fund’s indirect investment in a Private Fund will have the same or similar results as a direct investment in the Private Fund, and the Master Fund’s value may decrease as a result of such indirect investment.

PRIVATE FUND IN-KIND DISTRIBUTIONS

Generally, a Private Fund expects to distribute cash to the holders of its interests that are redeemed.  However, there can be no assurance that a Private Fund will have sufficient cash to pay for its interests that are being redeemed or that a Private Fund will be able to liquidate portfolio investments at favorable prices to pay for redemptions.  Private Funds may be permitted to redeem their interests in-kind.  Thus, upon the Master Fund’s (and in turn the Fund’s) withdrawal of all or a portion of its interest in a Private Fund, the Master Fund may receive securities that are illiquid or difficult to value.  In these circumstances, the Sub-Adviser would seek to dispose of these securities in a manner that is in the best interests of the Master Fund.

PRIVATE FUNDS ORGANIZED OUTSIDE OF UNITED STATES

The Master Fund may be invested in Private Funds organized outside of the United States.  Investments in Private Funds organized in, and investments by the Private Funds in, foreign financial markets, including markets in developing countries, present political, regulatory, and economic risks that are significant and that may differ in kind and degree from risks presented by investments in the United States.  For example, it may be more difficult for the Master Fund to enforce its rights offshore and the regulations applicable to those jurisdictions may be less stringent.  Thus, it may be more difficult or impossible to: effect service of process, enforce judgments obtained in U.S. courts against offshore Private Funds based on U.S. securities law, bring an original action in foreign court to enforce liability against an offshore Private Fund based on U.S. securities law, and bring Master Fund interest holder claims on behalf of Members.

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CHANGE IN FUND MANAGER’S ASSETS

The Master Fund may invest with Fund Managers who may experience increases or decreases in the assets they manage, which may impair the ability of their strategies and operations to perform up to historical levels.  Fund Managers with significant reductions in assets may not be able to fully execute their investment strategies.  Alternatively, Fund Managers faced with a significant increase in assets to invest may divert from stated strategies into strategies or markets with respect to which they may have little or no experience.  This could result in serious losses to the Fund Manager and, accordingly, the Master Fund.

DISADVANTAGES OF REPLACING FUND MANAGERS

A Fund Manager generally is required to recoup previous trading losses (at least to an extent) before it can earn performance-based compensation or be allocated investment profits.  However, the Sub-Adviser may elect to replace or allocate assets away from a Fund Manager that has a “loss carryforward.”  The Portfolio would lose the “free ride” of any potential recoupment of the prior losses.  The new Fund Manager would earn performance-based compensation on the first dollars of investment profits.  The effect of the replacement of or the reallocation of assets away from Fund Managers therefore could be significant.

COMPETITION

The investment industry is extremely competitive.  In pursuing their investment and trading methods and strategies, Fund Managers will compete with many of the larger investment advisory and private investment firms, as well as institutional investors and, in certain circumstances, market-makers, banks and broker-dealers.  In relative terms, a Fund Manager may have little capital and may have difficulty in competing in markets in which its competitors have substantially greater financial resources, larger research staffs and more investment professionals than a Fund Manager has or expects to have in the future.  Additionally, the number of Private Funds and Fund Managers has grown in recent years, many of which are seeking the same investment opportunities, thus increasing the competition for investment opportunities.

BORROWING

To the extent that the Master Fund borrows money, the value of its net assets will tend to increase or decrease at a greater rate than if no borrowing occurred due to the resultant leverage.  If the Master Fund’s investments decline in value, the Fund Members’ loss will be magnified if the Master Fund has borrowed money to make its investments.  Subject to the Master Fund’s investment restrictions with respect to borrowing, the Master Fund may borrow money or issue debt obligations to finance its repurchase obligation with respect to any Fund repurchase offer.

If the Master Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings within one year of incurring them, or it may be forced to sell investments at disadvantageous times in order to repay borrowings.  The Master Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continued interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings.  If the Master Fund is forced to sell investments to repay borrowings (including borrowings incurred to finance the repurchase of Fund Units) the Master Fund’s portfolio turnover rate will increase.

The rights of any lenders to the Master Fund (and indirectly to the Fund) to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any borrowings may contain provisions that limit certain activities of the Master Fund, including distributions (if any) to the Fund for Members.  Interest payments and fees incurred in connection with borrowings will increase the Master Fund’s expense ratio and will reduce any income the Fund otherwise has available for distributions.  The Master Fund’s obligation to make interest or principal payments on borrowings may prevent the Master Fund from taking advantage of attractive investment opportunities.

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Borrowing is not permitted for any purposes if, immediately after such borrowing, the Fund or the Master Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The 1940 Act also provides that neither the Fund nor the Master Fund may declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so; it will have asset coverage of less than 300% or 200%, as applicable.  For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that either entity’s total assets must equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness.  Also the Fund and the Master Fund each must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Units, at such times and on such terms as may be determined by each entity’s Board, in its complete and absolute discretion, without causing the Fund or the Master Fund to have an asset coverage of less than 300% or 200%, as applicable.  Lenders may require either entity to agree to more restrictive asset coverage requirements as a condition to providing credit.  For example, the Master Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Master Fund’s total asset level below what is required by the 1940 Act or the Master Fund’s loan agreements.  In certain cases, this may be impossible.

PRINCIPAL RISK FACTORS, TYPES OF INVESTMENTS,
AND INVESTMENT STRATEGIES OF THE PRIVATE FUNDS

GENERAL

This section discusses the types of investments generally made by the Private Funds in which the Master Fund invests and the related risk factors with respect to such investments for both the Fund and the Master Fund.  It is possible that a Private Fund will make an investment that is not described below, which would be subject to its own particular risks.  Unless expressly stated otherwise herein, an investor’s determination to invest in the Fund should not be based on a belief that the Private Funds will not make a certain type of investment.  The impact of a particular risk in a Private Fund will, in turn, have a corresponding impact on the Fund and the Master Fund.  While the following discussion may mention the Master Fund primarily, readers should understand that mention of the Master Fund encompasses the structure involving the Fund’s investment into the Master Fund.

The Master Fund’s investment program entails substantial risks.  You should expect the value of the Master Fund’s net assets to fluctuate.  Due to the types of investments and investment strategies to be used by the Private Funds, fluctuations in the net asset value of the Master Fund may be more volatile than is typical for most funds.  There can be no assurance that the Master Fund’s or the Private Funds’ investment objectives will be achieved or that their investment programs will be successful.  In particular, each Private Fund’s use of leverage, short sales, and derivative transactions, and limited diversification can, in certain circumstances, may cause the value of a Private Fund’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used, which, in turn, could result in significant losses to the Master Fund.

All securities investments are subject to the risk of loss of capital.  The value of the Master Fund’s net assets will fluctuate based on the fluctuation in the value of the Private Funds in which it invests.  To the extent that the portfolio of a Private Fund is concentrated in a transaction with one counter party or in securities of a single issuer or issuers in a single industry or market sector, the risk of the Master Fund’s investment in that Private Fund is increased.  The investment environment in which the Private Funds invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, and technological and regulatory change.  Investors should consider the Master Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved.  You may experience a significant decline in the value of your investment and could lose money.  You should consider the Master Fund a speculative investment, and you should invest in the Master Fund only if you can sustain a complete loss of your investment.

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EQUITY SECURITIES

Private Funds’ portfolios may include long and short positions in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  Private Funds also may invest directly in foreign securities or in depositary receipts relating to foreign securities.  (See “Foreign Securities” below.)  Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities.

Private Funds may invest in equity securities without restriction as to the market capitalization of issuers, including securities of companies with market capitalizations that are small or medium compared to other publicly traded companies (including micro-cap companies).  Smaller companies may have limited product lines, markets, or financial resources or may depend on a small-inexperienced management group.  Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies.  They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity.  These securities may therefore be more vulnerable to adverse market developments than securities of larger companies.  Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer, without any assurance of success, for the prices of the securities of a small company to reflect the full value of that company’s earnings potential or assets.

FIXED-INCOME SECURITIES

Private Funds may invest in fixed-income securities.  Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity.

Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government Securities”) or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities.  These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations.  Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

STRUCTURED CREDIT

Mortgage-Backed Securities

Private Fund portfolios will make investments in Agency and Private Label (“Non-Agency”) RMBS and CMBS.  The performance of any investment in RMBS and CMBS assets may be impacted by delinquencies, defaults and foreclosures on underlying mortgage loans.  Particularly, performance in certain RMBS may be affected by mortgages originated in geographic locations with a higher concentration of Alt-A and sub-prime loans.  These mortgage loans are generally made to borrowers with lower credit scores, incomplete application documents, higher loan balances and higher loan-to-value (“LTV”) ratios.  Also, fraudulent mortgage applications, below normal equity contributions and mortgage loans supported by properties acquired for investment, may increase the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.  In addition, adjustable rate mortgage loans that have or will enter their adjustment period where the home owner is likely to experience an increase in their monthly payments could increase the likelihood of default.  Similarly, CMBS securities have risks pertaining to the financial health and stability of the underlying businesses occupying the commercial property and rental rates.

Declining property values are likely to have a significant impact on RMBS securities.  Generally, these assets are sensitive to economic factors that could affect the ability of a homeowner to pay its obligations under the mortgage loan terms.  Economic trends such as increasing unemployment rates, a decline in consumer spending, and reduced disposable income may impair a borrower’s ability to makes payments, refinance or sell their properties which may contribute to higher delinquencies and default rates.  Moreover, declining property values may lead to higher LTV ratios which could potentially result in lower recoveries upon foreclosure and an increase in net losses to RMBS securities.

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The prices of RMBS and CMBS securities tend to be sensitive to interest rate fluctuations.  Unexpected changes in interest rates could cause the corresponding prices of long and short portions of a position to have adverse effects on performance, particularly in IO securities which gives the Private Fund portfolio rights to the interest payments from a pool of mortgages.  Typically as interest rates decline, prepayments will increase.  IO securities have extreme sensitivity to the prepayment behavior of the underlying loans.  In the event of a prepayment, the IO holder loses its rights to the interest cash flow from the underlying loan.  IO securities exhibit negative convexity to changes in interest rates.  This generally means the price of the security falls more rapidly and increases more slowly than the duration would suggest.  In turn as prepayments increase, it will subject the Private Fund portfolio to reinvestment risks.

Generally, Non-Agency RMBS and CMBS assets are relatively illiquid investments.  Under certain market conditions when volatility is high or when the RMBS asset class or the general bond market is impaired, there may be no trading market for the securities.  During such times, Fund Managers may be unable to dispose of certain assets or only do so at disadvantageous prices.

Legal and regulatory changes can have significant impacts on the price of these securities.  There have been government initiatives put in place to assist distressed homeowners and to support the overall mortgage market as a whole.  There could potentially be large fluctuations in the price of these securities if or when these government programs end.

Collaterized Loan Obligations

CLOs are subject to credit, liquidity and interest rate risks.  Private Funds may invest in CLOs without restrictions as to where in the capital structure the investments may be.  Private Fund portfolios will often include investments in the most subordinated classes and low investment-grade classes of CLOs, which potentially have greater possibilities that adverse changes in the financial conditions of an obligor of the collateral underlying such CLO or in general economic conditions or both may impair the ability of such obligor to make payments of principal or interest, and thus will in turn adversely impact the economics of such classes.  In addition, such subordinated holders will have limited remedies available upon the default of an obligor of the collateral underlying such CLO.  The subordinated classes, particularly the equity class, will have the last priority of payment in a CLO structure, as such, have the greatest risk of loss relating to defaults in the collateral underlying such CLO.  Additionally, if distributions on the underlying collateral are insufficient to make payments on the CLO securities, no other asset will be available for payment of the deficiency and following realization of the underlying assets, the obligations of the CLO issuer to pay such deficiency will be extinguished.

CLO securities are generally illiquid and the mark-to-market value may be volatile.  The value of the securities will generally fluctuate with the financial condition of the obligors or issuers of the underlying collateral, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and changes in interest rates.  A CLO may be out of compliance as a result of fluctuations in the price of securities. The collateral manager’s inability to manage the CLO and bring it back to compliance may result in significant losses to the equity tranche holders of the CLO and/or other subordinate tranches. Adverse market conditions can also impact the trading liquidity of the underlying loans, affecting the manager’s ability to trade and keep the CLO in compliance with indentures.

Private Fund portfolios invested in these securities must rely on distributions from the payments received from the collateral pool or proceeds from sales of collateral for payment.  Collateral will consist predominantly of loans, but may consist of high yield debt and other assets which may be rated below investment-grade.  These distributions may be uncertain as underlying assets may become impaired, thus limiting the ability for the collateral pool to make sufficient cash flow distributions.

Loans, the predominant holding in CLOs, are generally prepayable, in whole or in part at any time.  Prepayments on loans held by a CLO issuer may severely impact the performance of subordinated classes of CLOs as certain loans may have been purchased by the CLO issuer at a price greater than par and such prepayment will result in a capital loss, and in turn limits the amount of capital flow from the underlying collateral pool to the subordinated classes.  In addition, principal proceeds received from prepayments may be subject to reinvestment risk.  There is a heavy reliance on CLO managers and their ability to successfully operate and manage a CLO and the respective underlying collateral portfolio.

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It is expected that initially a significant portion of the Master Fund’s assets will be invested in a single Private Fund that intends to invest in CLO investments, including substantial amounts of CLO Equity tranche investments.  CLO Equity tranches are the most subordinated tranches in a CLO structure and represent the first loss position in the CLO.  Such investment will be subject to a lock-up period, and is expected to have limited liquidity and while such Private Fund may in its discretion distribute current income from its CLO investments from time to time the underlying CLO investments and the Private Fund Manger of such Private Fund both have the discretion to reinvest income for certain “reinvestment periods.”  As a result of the foregoing, the Master Fund’s and thus the Fund’s ability to repurchase Shares may be limited.

ABS and Other Income Generating Assets

Private Fund portfolios may contain investments in structured credit assets other than CLOs, RMBS and CMBS.  Such investments are also generally subject to many risks, including, but not limited to, credit, liquidity, interest rate, commercial real estate, and various other risks.  Prepayment, fraud, documentation and structuring are also risks prevalent in structured assets.  The value of structured credit assets generally fluctuates with, among other things, the financial condition of the obligors or issuers of the structured securities underlying portfolio of assets, general economic conditions, the condition of certain financial or other asset markets, political developments, trends in any particular industry or sector and changes in prevailing interest rates.  The value of the structured asset may also depend on the skill and experience of the collateral manager.  Structured assets are generally limited recourse obligations of the issuer, so holders of these securities generally must rely on cash flow distributions on the collateral pool or proceeds thereof for payment in respect of such securities.

In addition, for insurance linked assets, prices may be severely impacted by natural disasters and various types of insurance events.  The different risks are based on a vast amount of historical and actuarial data/analysis.  There are no guarantees that the actual insurance losses incurred will turn out to be in line with expectations.

Emerging Market Loans

Private Funds may invest in credit driven investments in countries other than the G-7 nations, including investments in fixed income securities issued by sovereign entities and private companies, currencies and various types of structured products.  Investing in financial instruments of companies and governments outside the U.S. and other developed nations involved certain political and economic considerations such as greater risks of expropriation, nationalization and general social, economic and political stability.  There are also risks including imposition of withholding and other taxes on dividends, interest, capital gains and other income.  The relatively small size of security markets in such countries and the low volume of trading can potentially result in lack of liquidity and price volatility.  In addition, there are potential risks involving government policies that may restrict Fund Manager’s investment opportunities or ability to repatriate funds.  Financial reporting standards that prevail outside the U.S. may vary by country, less information is typically available concerning companies located outside the U.S.  See “Emerging Market Fixed Income” below for additional risks related to the emerging market related investments that the Master Fund may make, which may also apply to the investments made by Private Funds.

DEVELOPMENTS IN THE MORTGAGE-BACKED SECURITIES (“MBS”) MARKET

In recent years, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of MBS and issuers backed by MBS.  Delinquencies, defaults and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the sub-prime sector.    A continued decline or an extended flattening of housing prices and appraisal  values may result in additional increases in delinquencies and losses on MBS generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  At times, the MBS markets and these securities may exhibit increased illiquidity.  As a result, Private Funds may not be able to readily dispose of certain of their investments in MBS or may not be able to dispose of such positions at the values they seek to obtain.

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SUBORDINATED SECURITIES

Fund Managers may invest in MBS, ABS and other securities that are subordinate to one or more senior classes.  Investments in subordinated securities involve greater credit risk of default than the senior classes of the issue or series.  Default risks may be further pronounced in the case of MBS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying mortgage loans.

Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement or equity.  Such securities therefore possess some of the attributes typically associated with equity investments.  As a result, changes in the value of the performance of subordinated securities are expected to be greater than the change in the value or payment performance of the underlying mortgages or other collateral.  In the event of a default, proceeds from any realization on the underlying mortgages or other collateral will first be allocated to the senior classes of securities in accordance with the priority of payments prior to any allocation to the subordinated securities held by the Fund Managers.

SUB-PRIME MORTGAGE MARKET

A Fund Manager may buy and sell sub-prime mortgage loans secured by residential real estate wherein the borrowers may not meet conforming underwriting guidelines because of unusual loan-to-value ratios, the nature or absence of income documentation, limited credit histories, high levels of consumer debt, and/or past credit difficulties.

A Fund Manager may also purchase and sell loans secured by commercial real estate.  Such loans may be sub-prime or investment grade.  The collateral for such loans could include any type of commercial real estate including, without limitation, office buildings, research parks, industrial real estate, “big box” malls, local and regional shopping malls, outlet malls, parking lots and/or garages, and apartment complexes.

These types of sub-prime mortgage loans generally have higher delinquency and default rates than prime or ordinary course loans.  Delinquency interrupts the flow of projected interest income from a loan and default can ultimately lead to a loss if the net realizable value of the property securing the loan is insufficient to cover the principal and interest due on the loan.  Also, the cost of financing and servicing a delinquent or defaulted loan is generally higher than for a performing loan.  In addition, because sub-prime mortgage loans frequently have a higher loan-to-value ratio than ordinary course loans, a decrease in the underlying property values increases the probability that a holder of a loan will receive less than the full amount due in the event of a default.  A Fund Manager investing in such loans, and in turn the Master Fund, bear the risk of delinquency and default on loans beginning when purchased until collection.  Delinquencies, defaults and losses with respect to sub-prime mortgages have increased in recent months and may continue to increase.

CREDIT RATINGS AND CREDIT RISK

Credit ratings of debt securities are not a guarantee of quality.  A credit rating represents only the applicable rating agency’s opinion regarding credit quality based on the rating agency’s evaluation of the safety of the principal and interest payments.  In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value.  As a result, a credit rating may not fully reflect the risks inherent in the relevant security.  Rating agencies may fail to make timely changes to credit ratings in response to subsequent events.  In addition, to the extent that a rating agency rates a security at the request of an issuer, the rating agency has a conflict of interest in providing such rating.  Recently, several rating agencies have downgraded the ratings of certain Financial Instruments which precipitated sharp reductions in the market values of the downgraded Financial Instruments and other similar issues.

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Credit risk is the risk that an issuer of a debt security will default (fail to make scheduled payments.  This risk is increased when a portfolio security is downgraded or the perceived creditworthiness of an issuer or counterparty deteriorates.  The risk of default is much greater for emerging market bonds and securities rated as below investment-grade.

Companies and governments issuing lower-rated bonds are typically not as strong financially as those with higher credit ratings, and their bonds are often viewed as speculative investments.  Such issuers are more vulnerable to real or perceived business setbacks and to changes in the economy, such as a recession, that might impair their ability to make timely interest and principal payments.  Certain emerging market governments and corporations have in the past defaulted on payment of interest and principal on debt they have issued.

HIGH-YIELD SECURITIES

High-yield securities are generally not exchange-traded and, as a result, these instruments may trade in a smaller secondary market than exchange-traded bonds.  In addition, a Fund Manager may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments.  High-yield securities face ongoing uncertainties and exposure to adverse business, financial or economic conditions which could lead to the issuer’s inability to make timely interest and principal payments.  The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities.  Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing.  It is possible that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities.  In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.

DISTRESSED SECURITIES

Certain Financial Instruments in which Fund Managers may invest may be issued by companies in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation.  As a result, these Financial Instruments are likely to be particularly risky investments, though they also may offer the potential for correspondingly high returns.  Such companies’ Financial Instruments may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry, or specific developments within such companies.

The Dodd-Frank Act establishes the Orderly Liquidation Authority (the “OLA”), a new insolvency regime for large, interconnected financial companies, including broker-dealers, whose failure poses a significant risk to the financial stability of the United States.  The Private Funds may invest in such large, interconnected financial companies and therefore may face losses if such financial companies are put into receivership and then liquidated upon a determination by the FDIC and the board of governors of the Federal Reserve.  If a financial company becomes liquidated by the OLA, a Private Fund’s investments in such a financial company could be adversely affected.  Unlike bankruptcy proceedings, creditors, shareholders and contract counterparties will not have any input into or advanced notice about the liquidation or reorganization of the financial company.  Many of the procedural rules for the OLA have not yet been written, and it is unclear how financial companies that become subject to liquidation proceedings would be affected.

FOREIGN SECURITIES

Private Funds may invest in securities of foreign issuers and in sponsored depositary receipts, such as American Depositary Receipts (“ADRs”) that represent indirect interests in securities of foreign issuers.  Investing in foreign securities involves special risks and considerations not typically associated with investing in U.S. securities.  Foreign securities in which the Private Funds may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets.  Foreign securities markets generally are not as developed or efficient or as strictly regulated as securities markets in the United States.  Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers.  Similarly, volume and liquidity in most foreign securities markets are lower than in the United States and, at times, volatility of prices can be greater than in the United States.  The Master Fund, to the extent of its holdings of Private Funds with foreign investments or offshore Private Funds, will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits, or adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.  Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

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To the extent that Private Funds invest in emerging market countries, the political, regulatory, and economic risks inherent in such investments are significant and may differ in kind and degree from the risks presented by investments in major securities markets in developed countries.  Additional risks of emerging markets countries may include: greater social, economic, and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of certain currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems.

FOREIGN CURRENCY TRANSACTIONS

A Private Fund may engage in foreign currency transactions for a variety of purposes, including locking in the U.S. dollar price of security (i) between trade and settlement date or (ii) that it has agreed to buy or sell, or (iii) to hedge the U.S. dollar value of a security that the Private Fund owns.  A Private Fund may also engage in foreign currency transactions for non-hedging purposes to generate returns.  Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies.  Foreign currency transactions may involve a Private Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date.  A Private Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Private Fund has contracted to receive in the exchange.  An investment adviser’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

EMERGING MARKET FIXED INCOME

The emerging market countries bonds in which the Master Fund will invest are expected to be selected from the MSCI/Barra designation as to emerging market countries.  The Master Fund expects to focus its investments on bonds issued by emerging market using both government and corporate issuers.

Funds that invest overseas generally carry more risk than funds that invest strictly in U.S. assets.  Some particular risks affecting the Master Fund’s investment in emerging market fixed income securities include the following:

Emerging Markets Risk Generally

Investments in emerging markets, which include Africa, parts of Europe and much of Asia, the Middle East, and Central and South America, are subject to the risk of abrupt and severe price declines.  The economic and political structures of emerging market countries, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their overly reliant on particular industries and more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures.

Governments in many emerging market countries participate to a significant degree in their economies and securities markets.  Foreign investments may be restricted and subject to greater government control, including repatriation of sales proceeds.  Some countries have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment.  Investments in countries or regions that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

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While some countries have made progress in economic growth, liberalization, fiscal discipline, and political and social stability, there is no assurance these trends will continue.  Significant risks, such as war and terrorism, currently affect some emerging market countries.  The Fund’s performance will likely be hurt by exposure to nations in the midst of hyperinflation, currency devaluation, trade disagreements, sudden political upheaval, or interventionist government policies.  The volatility of emerging markets may be heightened by the actions (such as significant buying or selling) of a few major investors.  For example, substantial decreases in cash flows of mutual funds investing in these markets could significantly affect local securities prices.  All of these factors make investing in such countries significantly riskier than in other countries and any one of these could cause the Fund’s share price to decline.

Currency Risk

Currency risk is the risk of a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that foreign currency.  The overall impact on a fund’s holdings can be significant and long lasting depending on the currencies represented in the portfolio, how each currency appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time, particularly with respect to emerging markets currencies.

Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or by currency controls or political developments.

Although bonds held by the Master Fund may be denominated in U.S. dollars to improve their marketability, this does not protect them from substantial price declines in the face of political and economic turmoil.  Currency trends are unpredictable, and to the extent the Master Fund purchases and sells currencies, it will also be subject to the risk that its trading strategies, including efforts at hedging, will not succeed.  Furthermore, hedging and trading costs can be significant and reduce the Master Fund’s net asset value, and many emerging market currencies cannot be effectively hedged.

Political and Economic Risks

Other risks of foreign investing can result from varying stages of economic and political development, differing regulatory environments, trading days and accounting standards, uncertain tax laws, and higher transaction costs of non-U.S. markets.  Investments outside the U.S. could be subject to governmental actions such as capital or currency controls, nationalization of a company or industry, expropriation of assets, or imposition of high taxes.  A trading market may close without warning for extended time periods, preventing a fund from buying or selling securities in that market.

Liquidity Risk

Liquidity risk is the risk that the Master Fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity.  During periods of reduced market liquidity, the markets often lack liquidity.  The Master Fund may not be able to sell a holding readily at a price that reflects what the Manager believes it should be worth.  Less liquid securities can also become more difficult to value.  Emerging market bonds are generally less liquid than higher-quality bonds issued by companies and governments in developed countries.  Consequently, large purchases or sales of certain high-yield, emerging market debt issues may cause significant changes in their prices. Because many of these bonds do not trade frequently, and when they do trade, their prices may be substantially higher or lower than had been expected.  A lack of liquidity also means that more subjectivity will be used in establishing the fair value of the securities.

Interest Rate Risk

Interest rate risk is the risk that interest rates will increase, causing a decline in bond prices.  (Bond prices and interest rates usually move in opposite directions.)  Prices fall because the bonds become less attractive to other investors when securities with higher yields become available.  Generally, the longer the maturity of a security or the longer a bond fund’s weighted average maturity, the greater its interest rate risk.  Because the Master Fund may invest in debt securities of any maturity, it carries more interest rate risk than a fund that invests in shorter-term securities.

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Risks Related to Company Fundamentals

Several factors affect the prices of lower quality bonds.  Because the credit quality of the issuer is typically lower, such bonds are more sensitive to developments affecting the issuer’s underlying fundamentals (for example, changes in financial condition or a particular country’s general economy).  In addition, the entire bond market in an emerging market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by institutional investors, a high-profile default, a political upheaval of some kind, or just a change in the market’s psychology.  This type of volatility is usually associated more commonly with stocks than bonds, but investors in lower-quality bonds should also anticipate it.  Since mutual funds can be a major source of demand in certain markets, substantial cash flows into and out of these funds can affect high-yield and emerging market bond prices.  If, for example, a significant number of funds were to sell bonds to meet shareholder redemptions, bond prices could fall more than underlying fundamentals might justify.

Debt Securities

The Master Fund’s investments may be in fixed-rate and floating rate debt securities and may include, but shall not be limited to:

(1) debt obligations issued or guaranteed by:  (a) a foreign sovereign government or one of its agencies, authorities, instrumentalities, or political subdivisions, including a foreign state, province, or municipality, or (b) supranational organizations such as the World Bank, Asian Development Bank, European Investment Bank, and European Economic Community;

(2) debt obligations: (a) of foreign banks and bank holding companies, or (b) of domestic banks and corporations issued in non-U.S. dollar denominations; and

(3) foreign corporate debt securities, asset-backed securities, and commercial paper. Such securities may take a variety of forms including those issued in the local currency of the issuer, U.S. dollar-denominated bonds,

Below Investment-Grade Bonds

The price and yield of lower-quality (high yield, high-risk) bonds, commonly referred to as “junk” bonds and below investment-grade emerging market bonds, can be expected to fluctuate more than the price and yield of higher-quality bonds.  Investment-grade bonds are those rated from the highest quality (AAA or equivalent) to medium quality (BBB or equivalent), and below investment-grade bonds are those rated BB (or equivalent) and lower. Below investment-grade bonds should be regarded as high risk because they are considered speculative with respect to the issuer’s continuing ability to meet principal and interest payments since their issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers.  Even BBB rated bonds may have speculative elements as well.  The values of below investment-grade bonds often fluctuate more in response to political, regulatory, or economic developments than higher quality bonds. Successful investment in lower-medium-and low-quality bonds involves greater investment risk and is highly dependent on careful credit analysis.

CONCENTRATION OF INVESTMENTS; NON-DIVERSIFIED PORTFOLIOS

Private Funds may target or concentrate their investments in particular markets, sectors, or industries.  Private Funds also may be considered to be non-diversified and invest without limit in a single issuer.  As a result of any such concentration of investments or non-diversified portfolios, the portfolios of such Private Funds are subject to greater volatility than if they had non-concentrated and diversified portfolios.  Those Private Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

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LEVERAGE

Some or all of the Private Funds may borrow money from brokers and banks for investment purposes.  This practice, which is known as engaging in “leverage” or making purchases on “margin” is speculative and involves certain risks.

Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security’s value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets.  Borrowings to purchase equity securities typically will be secured by the pledge of those securities.  The financing of securities purchases may also be affected through reverse repurchase agreements with banks, brokers, and other financial institutions.

Although leverage will increase investment return if a Private Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Private Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will therefore magnify the extent of the changes in the value of the Master Fund’s investment in the Private Fund.  Because acquiring and maintaining positions on margin or by the use of other leverage allows a Private Fund to control positions worth significantly more than its investment in those positions, the amount that such Private Fund stands to lose in the event of adverse price movements is high in relation to the amount of its investment.  In the event that a Private Fund’s equity or debt instruments decline in value, the Private Fund could be subject to a “margin call” or “collateral call,” pursuant to which the Private Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a sudden, precipitous drop in value of a Private Fund’s net assets, the Private Fund’s investment adviser might not be able to liquidate assets quickly enough to pay off the Private Fund’s borrowing.  Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased.  The Private Fund also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate.  In addition, since interest will be an expense of a Private Fund using margin or other leverage and interest rates can fluctuate, any such Private Fund is at risk that interest rates will increase, thereby increasing the relevant Private Fund’s expenses.  The Master Fund will indirectly bear the foregoing financial risks by investing in Private Funds which may choose to employ leverage.

Private Funds generally will not be subject to the same or similar asset coverage requirements that the 1940 Act imposes in connection with borrowing.  Therefore, Private Funds may be able to achieve greater levels of indebtedness and, consequently, greater risk due to leveraging or high interest payments, than would be permitted for a registered investment company.

In order to obtain “leveraged” market exposure in certain investments and to increase overall returns, a Private Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of any applicable or self-imposed asset coverage requirement.  These instruments may nevertheless involve significant economic leverage and therefore may, in some cases, involve significant risks of loss.  See also “Principal Risk Factors Relating to the Fund’s Structure.”

SHORT SALES

Fund Managers may effect short sales of securities as part of their hedging strategy in a given investment or in those instances when a Fund Manager is of the belief that a given security is over-priced.  Short sales are transactions in which a Fund Manager sells a security which a Private Fund does not own (by borrowing such security), in anticipation of a decline in the market value of the security.  Although the gain is limited by the price at which the Fund Manager sold the security short, losses from short sales may be unlimited if the price of the security sold short continues to appreciate.  Additionally, even though a Fund Manager secures a “good borrow” of the security sold short at the time of execution, the lending institution may recall the lent security at any time, thereby forcing a Fund Manager to purchase the security at the then prevailing market price which may be higher than the price at which such security was originally sold short by a Fund Manager.   Market turmoil in recent years, combined with the perception that short selling is one of the potential causes of market fragility, has led to regulations restricting the use of short sales.    As a result, Fund Managers may be prohibited from using short sales to hedge certain positions.  Certain Fund Managers may employ investment strategies (for example, short-biased equity and convertible arbitrage) which cannot be properly effected without the use of short sales.  In the event of such a prohibition, the performance of the applicable Private Funds is expected to suffer.  In addition, these regulations may lead to crowded shorts and increased borrowing costs.  The specific regulations in effect at any given time vary with regulators’ perceptions of market risk and it is not possible to gauge what, if any, regulations will be in effect in the future.

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REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

Fund Managers may enter into repurchase and reverse repurchase agreements.  Repurchase agreements entail the purchase of a security from a bank or broker-dealer that agrees to repurchase the security at the Private Fund’s cost plus interest within a specified time.  If the party agreeing to repurchase should default, as a result of bankruptcy or otherwise, the Private Fund may seek to sell the securities which it holds, which action could involve costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.  If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Private Fund’s ability to dispose of the underlying securities may be restricted.  Similarly, the entering into of reverse repurchase agreements involves certain risks.  A reverse repurchase agreement involves the sale of a security by the Private Fund and its agreement to repurchase the security at a specified time and price.  Under a reverse repurchase agreement, the Private Fund continues to receive any principal and interest payments on the underlying security during the term of the agreement.

MONEY MARKET AND OTHER LIQUID INSTRUMENTS

Private Funds may invest, for defensive purposes or otherwise, some or all of their assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their investment advisers deem appropriate under the circumstances.  Pending allocation of the offering proceeds and thereafter, from time to time, the Master Fund also may invest in these instruments.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.  Nonetheless, money market instruments are subject to risk, including default risk, depreciation risk and liquidity risk.  For example, commercial paper is not backed by collateral.  Issuers of commercial paper are required to have high credit ratings and defaults have been rare but they have nonetheless occurred, including commercial paper issued by Lehman Brothers.  Money market funds are not insured or guaranteed by the Federal Deposit Insurance Corporation and may not be guaranteed by the Exchange Stabilization Fund.  As a result, they are subject to a risk of loss.  The investment objective may not be achieved during any time in which investable assets are not substantially invested in accordance with the primary investment strategies.

PURCHASING INITIAL PUBLIC OFFERINGS

Private Funds may purchase securities of companies in initial public offerings or shortly thereafter.  Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history.  These factors may contribute to substantial price volatility for the shares of these companies.  Such volatility can affect the value of the Master Fund’s investment in Private Funds that invest in such shares.  The limited number of shares available for trading in some initial public offerings may make it more difficult for a Private Fund to buy or sell significant amounts of shares without having an unfavorable impact on prevailing market prices.  In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors.  Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

HIGHLY VOLATILE MARKETS

The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts and other derivative contracts in which the Master Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and interest rate-related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Moreover, since there is generally less government supervision and regulation of foreign stock exchanges and clearinghouses than in the United States, Fund Managers also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

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RESTRUCTURINGS

Fund Managers may make certain speculative purchases of Financial Instruments.  Such purchases may include Financial Instruments of companies that are involved in, or which such Fund Managers believe will be involved in, corporate restructurings, that they believe are undervalued because of an extraordinary event, or that are expected to undergo a change in value because of an expected occurrence.  Fund Managers may also make concentrated investments in Financial Instruments of companies that may be or may become targets for takeovers.  If those Fund Managers purchase Financial Instruments in anticipation of an acquisition attempt or reorganization or with the intention to influence the management and policies of the issuer of the Financial Instruments, and an acquisition attempt or reorganization does not in fact occur or they are not able to so influence the issuer of the Financial Instruments, those Fund Managers may sell the Financial Instruments at a material loss to the Master Fund.

In most forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, for failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new Financial Instrument the value of which will be less than the purchase price to a Fund Manager of the Financial Instruments in respect of which such distribution was made.

INCORRECTLY VALUED FINANCIAL INSTRUMENTS

Financial Instruments that a Fund Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame a Fund Manager anticipates.  As a result, the Master Fund may lose all or substantially all of its investment in any particular instance.  In addition, there is no minimum credit standard that is a prerequisite to a Fund Manager’s investment in any instrument and some obligations and preferred stock in which a Fund Manager invests may be less than investment grade.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES, INCLUDING DERIVATIVE
INSTRUMENTS

Private Funds may utilize a variety of special investment instruments and techniques (described below) to hedge their portfolios against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue their investment objectives.  These strategies may be executed through transactions in derivative instruments (“Derivatives”).  The instruments the Private Funds may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur.  Certain of the special investment instruments and techniques that the Private Funds may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Some or all of the Private Funds may invest in, or enter into transactions involving Derivatives.  These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate.  Examples of Derivatives include, but are not limited to, options contracts, futures contracts, options on futures contracts, interest rate swaps, caps and floors both for investment purposes and risk management purposes.  A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future.  An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.  A description of these and other Derivatives that the Private Funds may use is provided in the Fund’s SAI.

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A Private Fund’s use of Derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular Derivative and the Private Fund’s portfolio as a whole.  Derivatives permit an Private Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Private Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on a Private Fund’s performance.  If a Private Fund invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Private Fund’s return or result in a loss.  A Private Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if a Private Fund is unable to liquidate its position because of an illiquid secondary market.  The market for many Derivatives is, or suddenly can become, illiquid.  Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for Derivatives.

Engaging in these transactions involves risk of loss to the Private Funds that could adversely affect the value of the Fund’s and the Master Fund’s net assets.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day.  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Private Funds to substantial losses.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

FORWARD CONTRACTS

A Private Fund may enter into a forward contract, which is a purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.  Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract.

A Private Fund may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns) to pursue its investment objective.  Forward contracts are transactions involving a Private Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price.  Forward contracts may be used by a Private Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Fund Manager anticipates purchasing or selling a foreign security.  This technique would allow the Private Fund to “lock in” the U.S. dollar price of the security.  Forward contracts may also be used to attempt to protect the value of a Private Fund’s existing holdings of foreign securities.  There may be, however, imperfect correlation between a Private Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings.  Forward contracts also may be used for non-hedging purposes to pursue a Private Fund’s investment objective, such as when a Private Fund’s investment adviser anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Private Fund’s investment portfolio.  There is no general requirement that the Private Funds hedge all or any portion of their exposure to foreign currency risks.

Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable.  The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration.

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SWAPS

The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary securities transactions.  Whether a Fund Manager’s use of swap agreements will be successful will depend on the ability of a Fund Manager properly to value and trade swaps in light of interest rates and other applicable factors.  Even if a Fund Manager is correct, there is the risk that a swap position may correlate imperfectly with the price of the asset or liability being hedged.  Moreover, the Fund Manager bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.

CREDIT DEFAULT SWAPS

Some of the Private Funds are expected to enter into credit default swap (“CDS”) agreements.  The “buyer” in a CDS contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract in return for a contingent payment upon the occurrence of a credit event with respect to an underlying reference obligation.  Generally, a credit event means bankruptcy, failure to pay, obligation acceleration or modified structuring.  A Private Fund may either be the buyer or the seller in the transaction.  As a seller, the Private Fund receives a fixed rate of income throughout the term of the contract, which typically is between one month and five years, provided that no credit event occurs.  If a credit event occurs, the Private Fund typically must pay the contingent payment to the buyer, which typically is the “par value” (full notional value) of the reference obligation.  The contingent payment may be a cash settlement or by physical delivery of the reference obligation in return for payment of the face amount of the obligation.  If the Private Fund is a buyer and no credit event occurs, the Private Fund may lose its investment and recover nothing.  However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value.

CDS agreements may involve greater risks than if the Private Fund had invested in the reference obligation directly.  CDS agreements are subject to general market risk, liquidity risk, counterparty risk and credit risk.  As noted above, if the Private Fund is a buyer and no credit event occurs, it will lose its investment.  In addition, the value of the reference obligation received by the Private Fund as a seller if a credit event occurs, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Private Fund and thus, the Master Fund and the Fund.

Recent events in the financial markets resulting in the failure of large institutions that serve as counterparties to many CDS transactions have resulted in greater illiquidity of such transactions and heightened concern for counterparty risk.  There can be no assurance for a Private Fund who buys a CDS that its CDS counterparty will be able to satisfy any obligation to make payments under the CDS to the Private Fund.  Certain Private Funds rely on the use of CDS transactions to hedge their exposure to the debt and equity of underlying issuers.  The recent dislocation in the financial markets makes it more difficult for Private Funds to enter these CDS transactions, increases the costs of hedging their exposures, or results in Private Funds’ inability to hedge such exposures, potentially resulting in lower returns and/or greater risk to their portfolios.

U.S. and European regulators are in the process of establishing one or more clearinghouses for CDS markets which could reduce or eliminate counterparty risk, likely add a barrier for entry into the CDS market and provide greater transparency of executed CDS trades.  Greater standardization resulting from clearing on an exchange would result in less liquidity for certain CDS contracts which fall outside of standardized terms.  The regulation of CDS is an evolving area of law and is subject to modification by government and judicial action.  Any regulations that restrict the ability of the Portfolio Advisors to trade, or broker-dealers and counterparties to issue, CDS could significantly adversely impact the Private Funds.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

Some or all of the Private Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes.  These transactions involve a commitment by a Private Fund to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Private Fund.  When-issued securities and forward commitments may be sold prior to the settlement date.  If a Private Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss.  There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Private Fund on a forward basis will not honor its purchase obligation.  In such cases, a Private Fund may incur a loss.

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LENDING PORTFOLIO SECURITIES

Some or all of the Private Funds may lend securities from their portfolios to brokers, dealers, and other financial institutions needing to borrow securities to complete certain transactions.  The lending portfolio continues to be entitled to payments of amounts equal to the interest, dividends, or other distributions payable on the loaned securities which afford it an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  Private Funds may not be subject to the same borrowing limitations that apply to registered investment companies.  A Private Fund might experience loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Private Fund.

RESTRICTED AND ILLIQUID INVESTMENTS

Private Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid.  Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Where registration is required to sell a security, a Private Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Private Fund may be permitted to sell a security under an effective registration statement.  If, during such period, adverse market conditions were to develop, the Private Fund might obtain a less favorable price than prevailed when it decided to sell.  Private Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

STRADDLES

In straddle writing, where a Fund Manager writes both a put and a call on the same underlying security or commodity interest at the same exercise price in exchange for a combined premium on the two writing transactions, the potential risk of loss is unlimited.  To the extent the price of the underlying security or commodity interest is either above or below the exercise price by more than the combined premium, the writer of a straddle will incur a loss when one of the options is exercised.  If the writer is assigned an exercise on one option position in the straddle and fails to close out the other position, subsequent fluctuations in the price of the underlying security or commodity interest could cause the other option to be exercised as well, causing a loss on both writing positions.

RISK ARBITRAGE TRANSACTIONS

Fund Managers may engage in risk arbitrage transactions where they will purchase or sell short securities at prices below or above the anticipated value of the cash, securities or other consideration to be paid or exchanged for such securities in a proposed merger, exchange offer, tender offer or other similar transaction.  If such transactions are delayed, appear, or actually are, not consummated, the price of the security purchased may fall.  In the alternative, such transactions may be consummated at a price in excess of that anticipated when the security was optioned or sold short.  In either case, the result could be a substantial loss for the Fund Manager and the Master Fund.  In certain transactions, the Master Fund may not be “hedged” against market fluctuations.  This can result in losses, even if the proposed transaction is consummated.  In addition, a security to be issued in a merger or exchange offer may be sold short by Fund Managers in the expectation that the short position will be covered by delivery of such security when issued.  If the merger or exchange offer is not consummated, Fund Managers may be forced to cover their short position at a higher price than its short sale price, resulting in a loss.

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CONVERTIBLE ARBITRAGE INVESTMENT

The convertible arbitrage strategy used by Fund Managers presents certain market and other risks.  In general, the sensitivity of the price of a convertible security to changes in the price of the underlying stock, commonly known as its Delta, is less than one.  Thus, if the common stock rises by a certain percentage, the related convertible security should rise by less.  Equally, if the common stock were to decline, the convertible should fall by a lesser amount.  A convertible arbitrage strategy generally further reduces the effect of overall market appreciation or depreciation (market risk) on a given equity security and corresponding convertible debt instrument as a result of the offsetting nature of the matched positions.

Nevertheless, a convertible arbitrage strategy will still be sensitive to price changes in the underlying securities markets.  Convertible arbitrage is, in essence, most often a defensive strategy, as it forsakes much or all of the benefit of a rising market in order to be protective in a declining market.  However, the return profile from convertible arbitrage in a falling market is generally superior to its return generated in a rising market; assuming the underlying convertible issue to be still creditworthy, at some point its income or redemption characteristics become more important determinants of its price and further limit its decline relative to the underlying equity.

There are a number of other potential risks associated with convertible arbitrage.  Normally, because of its additional yield characteristics, it is necessary for a buyer of convertibles to pay a conversion premium over the underlying equity.  There are circumstances when the conversion premium can erode more quickly than anticipated, such as when a takeover bid is announced for the underlying equity or, on occasion, when the convertible security is redeemed.  Any one of these factors could prove detrimental to the Master Fund’s value or its liquidity.  Liquidity of convertibles is not always assured, and there can be periods of temporary market dislocation when prices and arbitrage positions may be distorted.

COUNTERPARTY RISK

Private Funds are subject to the risk of the insolvency of their counterparties (such as broker-dealers, futures commission merchants (“FCMs”), banks or other financial institutions, exchanges or clearinghouses).

A Private Fund’s assets could be lost or impounded during a counterparty’s bankruptcy or insolvency proceedings and a substantial portion or all of the Private Fund’s assets may become unavailable to them either permanently or for a matter of years.  Were any such bankruptcy or insolvency to occur, the Fund Manager might decide to liquidate the Private Fund or suspend, limit or otherwise alter trading, perhaps causing the Private Fund to miss significant profit opportunities.

There are increased risks in dealing with offshore brokers and unregulated trading counterparties, including the risk that assets may not benefit from the protection afforded to “customer funds” deposited with regulated brokers and dealers.  A Private Fund may be required to post margin for their foreign exchange transactions with foreign exchange dealers who are not required to segregate customer funds.  In the case of a counterparty’s bankruptcy or inability to satisfy substantial deficiencies in other customer accounts, a Private Fund may recover, even in respect of property specifically traceable to their accounts, only a pro rata share of all property available for distribution to all of such counterparty’s customers.

FCMs are required to segregate assets pursuant to CFTC regulations.  If the assets of a Private Fund were not so segregated by its FCM, the Private Fund would be subject to the risk of the failure of such FCM.  Even given proper segregation, in the event of the insolvency of an FCM, a Private Fund may be subject to a risk of loss of its funds and would be able to recover only a pro rata share (together with all other commodity customers of such FCM) of its assets, such as U.S. Treasury bills, specifically traceable to the account of the Private Fund.  In certain past commodity broker insolvencies, customers have, in fact, been unable to recover from the broker’s estate the full amount of their “customer” funds.  In addition, under certain circumstances, such as the inability of another client of an FCM or the FCM itself to satisfy substantial deficiencies in such other client’s account, a Private Fund may be subject to a risk of loss of the assets on deposit with the FCM, even if such assets are properly segregated.  In the case of any such bankruptcy or client loss, a Private Fund might recover, even in respect of property specifically traceable to the Private Fund, only a pro rata share of all property available for distribution to all of the FCM’s clients.

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Many of the markets in which the Private Funds effect their transactions are “over-the-counter” or “inter-dealer” markets.  The participants in these markets typically are not subject to the type of strict credit evaluation and regulatory oversight applicable to members of “exchange-based” markets, and transactions in these markets typically are not settled through exchanges or clearinghouses that guarantee the trades of their participants.  Rather, the responsibility for performing under a particular transaction rests solely with the counterparty to such transactions.  To the extent a Private Fund invests in swaps, derivatives or synthetic instruments or other over-the-counter transactions in these markets, its accounts are subject to the credit risk of the parties with which it trades and deposit collateral.  The Private Fund accounts are also subject to the risk that a counterparty may not settle a transaction because such counterparty is unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant losses — perhaps in respect of an offsetting position on which the Private Fund’s account remains obligated to perform.

MARKET DISLOCATION

Developments in the U.S. and global financial markets in recent years have illustrated  the  uncertainty and instability in the market for all market participants, including financial services companies and real estate investors.  The insolvencies of certain large participants in the financial markets resulted in a temporary systemic breakdown in the normal operation of financial markets, and could adversely affect certain of the Private Funds’ investments.

U.S. and global financial markets and their participants have already been negatively affected by such market turmoil.  It is unclear what resulting legal, regulatory, reputational and other unforeseen risks market participants will become subject to in the future.  The impact of such risks on the markets in which Private Funds and the Master Fund will operate in general cannot be determined with precision, but such risks could adversely affect the business of Private Funds and the Master Fund, restrict the ability of Private Funds and the Master Fund to acquire, sell or liquidate investments at favorable times and/or for favorable prices, restrict Private Funds’ and the Master Fund’s investment activities and impede the Master Fund’s ability effectively to achieve its investment objectives.

APPLICABLE LAW AND REGULATORY DEVELOPMENTS

The Master Fund and the Fund must comply with various legal requirements, including requirements imposed by the federal securities laws and tax laws.  Should any of those laws change over the term of the Master Fund and the Fund, the legal requirements to which the Master Fund and the Fund may be subject could differ materially from current requirements.  These changes could be swift and adversely affect the Master Fund and the Fund.  However, governmental changes also may be viewed positively by investors because they provide additional investor protections.

The securities, futures and other derivatives markets are subject (in varying degrees) to comprehensive statutes, regulations and margin requirements.

Several events in the past several years, such as the leveraged speculation in the energy market, the mutual fund market timing investigations and ongoing investigations into corporate abuses, as well as the more recent tightening of the global credit market related to the rise in foreclosures in sub-prime mortgages, the insolvencies of certain large market participants, severe market disruptions and volatility, increases in the amount of capital allocated to alternative investment strategies, large scale financial frauds and the temporary systemic breakdown in the operation of financial markets (see “Recent Development in the MBS Market,” “Subordinated Securities,” “Sub-Prime Mortgage Market,” “Short Sales” “Counterparty Risk” and “Market Dislocation” above), and publicity surrounding U.S. federal taxation of hedge fund and private equity fund managers, have caused lawmakers and regulators to promulgate laws and issue regulations and/or to consider additional oversight of financial markets, including more stringent registration and disclosure requirements and other heightened oversight requirements with respect to private investment funds and their advisers, new or increased restrictions with respect to certain trading techniques and related Financial Instruments (e.g., short sale restrictions, clearing and trading of over-the-counter derivatives and enhanced speculative position limits), the creation of a single systemic risk regulator with regulatory oversight and authority over substantially all U.S. financial markets and other substantial changes to the broader legal and regulatory framework in which such funds operate.  In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) addressed some of these issues, including requiring investment adviser registration for many advisers that previously were exempt from registration.  The full impact of the Dodd-Frank Act is not yet clear, as Congress left to the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures and Trading Commission (the “CFTC”) broad discretion in promulgating rules and regulations to implement the particulars of the legislation.  Even beyond these recent changes, the CFTC and SEC as well as other regulators, self-regulatory organizations and exchanges around the world continue to have the authority to implement regulations that could affect the Master Fund’s and the Fund’s operations to varying degrees, including the authority to take extraordinary actions in the event of market emergencies (which authority may be used more frequently if market conditions are or remain unusually turbulent).  The regulation of private investment vehicles and their transactions also is subject to future modification by further legislative, regulatory as well as judicial action.  The duration, severity, and ultimate effect of the worldwide financial crisis of the past few years and both recent and proposed governmental actions with respect to private investment funds cannot be predicted, and any resulting changes in the treatment of such funds and their investments could have a material adverse impact on the returns of the Master Fund and the Fund or the Master Fund’s and the Fund’s ability to conduct its business as described herein or even to continue doing business at all.

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REGULATORY RISKS OF PRIVATE FUNDS

The regulatory environment for hedge funds and private equity funds is evolving and changes therein may adversely affect the ability of the Master Fund to pursue its investment strategy.  In addition, the regulatory or tax environment for derivative and related instruments is evolving and may be subject to modification by government or judicial action which may adversely affect the value of the investments held by Private Funds and indirectly by the Master Fund.  The effect of any future regulatory or tax change is impossible to predict.

LIMITS OF RISK DISCLOSURE

The above discussions and the discussions in the Fund’s SAI on various risks associated with the Fund, the Units, the Master Fund and the Private Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund.  Prospective investors should read this entire Memorandum, the Fund’s SAI and the Operating Agreement and consult with their own advisors before deciding whether to invest in the Fund.  In addition, as the Master Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

MANAGEMENT OF THE FUND AND THE MASTER FUND

THE BOARDS

The Board of the Fund and the Master Fund’s Board have overall responsibility to oversee the business operations of the Fund and the Master Fund, respectively, on behalf of the Members.  At least a majority of each Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (“Independent Directors”).  See “Directors and Officers” in the Fund’s SAI for identities of the Directors and executive officers of the Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding election of the Boards and Board membership.

THE MANAGER

Under the supervision of the Board and pursuant to the Investment Management Agreement, City National Rochdale, LLC (“Rochdale” or the “Manager”), a registered investment adviser with headquarters at 570 Lexington Avenue, New York, New York 10022-6837 provides investment supervisory services to the Master Fund and performs related services with respect to the assets of the Fund and the Master Fund.  The Manager is a  wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

The Sales Agent is a wholly owned subsidiary of the Manager.

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Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Manager provides the Master Fund with ongoing investment guidance, policy direction, and monitoring of the Sub-Adviser and the Master Fund pursuant to the Investment Management Agreement.  The Investment Management Agreement may be terminated by the Board, by a majority vote of the Members, or by the Manager.

THE SUB-ADVISER

The Manager has entered into a sub-investment management agreement (“Sub-Investment Management Agreement”) with PineBridge Investments LLC (formerly, AIG Global Investment Corp.) (the “Sub-Adviser”).  Under the supervision of the Manager and the general supervision of the Board and pursuant to the Sub-Investment Management Agreement, the Sub-Adviser acts as sub-investment adviser to the Master Fund.  The Manager delegated investment discretion to manage the assets in the Master Fund’s portfolio to the Sub-Adviser.  The address of the Sub-Adviser is 399 Park Avenue, 4th Floor, New York, New York 10022.

The Sub-Adviser is a member company of PineBridge Investments.  PineBridge Investments provides investment advice and markets asset management products and services to its clients around the world.  It operates as a multi-strategy investment manager in 28 countries and jurisdictions with $69.4 billion in assets under management as of September 30, 2012.  PineBridge Investments is a leading asset manager with a globally integrated investment platform comprising on-the-ground investment specialists in asset allocation, equities, fixed income, private equity and hedge funds. With more than 60 years of experience, PineBridge has a rich heritage managing assets for one of the world’s largest insurance and financial services companies.

PineBridge Investments is a group of companies owned by Pacific Century Group (“PCG”), an Asia-based private investment group established by Mr. Li Tzar Kai, Richard.  PineBridge Investments was acquired by PCG on March 26, 2010.  Prior to this transaction, PineBridge Investments was a portion of the investment advisory and asset management business of American International Group, Inc. with a legacy of investing dating back to the mid 1980s.

PCG is an Asia-based private investment group established in 1993 and has interests in infrastructure, property and other investments mainly in the Asia Pacific region.  PCG has a strong track record of holding and developing assets over the long term, and has a network of well-established connections in Asia.

The Sub-Adviser is a wholly-owned subsidiary of PineBridge Investments Holdings US LLC (f/k/a PineBridge Global Investments LLC).  PineBridge Investments Holdings US LLC is a wholly owned subsidiary of PineBridge Investments Limited (f/k/a Bridge Investment Holdings Company Limited), which is a wholly-owned subsidiary of Bridge Partners, L.P.  The general partner of Bridge Partners, L.P. is Bridge Holdings Company Limited (“BHCL”).  BHCL is wholly-owned by Pacific Century Investment Holdings (Cayman Islands) Limited (“PCIHL”).  PCIHL is wholly-owned by Pacific Century Investment Holdings No. 1 Limited (“PCIH No. 1”).  PCIH No. 1 is wholly-owned by Chiltonlink Limited, which, in turn, is wholly-owned by Mr. Li Tzar Kai, Richard.

Pursuant to the investment discretion delegated to the Sub-Adviser by the Manager, the Sub-Adviser makes the Master Fund’s day-to-day investment decisions under the supervision of the Manager.  The Sub-Adviser buys and sells securities for the Master Fund and conducts the research that leads to the allocation of the Master Fund’s assets among Private Funds.  The Sub-Investment Management Agreement may be terminated by the Manager, by the Master Fund’s Board, by a majority vote of the Members, or by the Sub-Adviser.

PORTFOLIO MANAGERS

On behalf of the Manager, the following individuals have primary responsibility for supervising the Sub-Adviser’s management of the Master Fund.  The SAI provides additional information about such individuals’ compensation, other accounts managed by such individuals, and their ownership of securities in the Fund.

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PORTFOLIO MANAGER SUPERVISOR	SINCE	RECENT PROFESSIONAL EXPERIENCE
Garrett R. D’Alessandro, CFA Thomas H. Ehrlein	12/06* 4/13
Mr. D’Alessandro is Chief Executive Officer and President of City National Rochdale, LLC.

In addition to daily management of the firm, Mr. D’Alessandro directs the portfolio management strategies and investment research efforts and determines those companies that satisfy the firm’s investment criteria for inclusion in client portfolios.  Prior to Rochdale, he was a Certified Public Accountant and an Audit Manager with KPMG Peat Marwick.

Mr. D’Alessandro received his M.B.A. in finance from the Stern School of Business at New York University.  He holds the Chartered Financial Analyst designation and is a member of the New York Society of Security Analysts and the CFA Institute.  Mr. D’Alessandro makes presentations on current investment issues to financial professionals throughout the country and has been featured in various media including CNBC, The Financial Network, Practical Accountant, and New Jersey CPA.  Mr. D’Alessandro is an Ironman triathlete and supporter of numerous charitable and civic organizations.

Mr. Ehrlein is the Vice President of Manager Research and Analytics at City National Rochdale, LLC.

Mr. Ehrlein manages the portfolio analytics processes at Rochdale and plays a key role in external manager selection and research.  His work is also an important part of the asset allocation and investment decisions at Rochdale. Prior to Rochdale, Mr. Ehrlein was a Senior Consultant in the Investment Management division of FactSet Research Systems, Inc., where he performed portfolio management research and quantitative analysis for institutional money management firms.  Additionally, he was a middle market lending credit analyst at ABN-Amro, North America.

Mr. Ehrlein earned his M.B.A. in Finance from Hofstra University and his B.S. in Finance from the University of Scranton.

* Since inception of the Fund and the Master Fund.

On behalf of the Sub-Adviser, the following individuals have primary responsibility for managing the Master Fund.  The SAI provides additional information about such individuals’ compensation, other accounts managed by such individuals, and their ownership of securities in the Fund.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE
Robert Discolo, CFA	12/06*
Mr. Discolo is a Managing Director, Alternative Investments and Head of the Hedge Fund Solutions Group of PineBridge Investments.  Mr. Discolo joined AIG Investments in 1999.  Mr. Discolo, who is also a member of PineBridge Investments’ Hedge Fund Investment Selection Committee, has over 20 years experience with major financial institutions in various capacities relating to investment products, primarily hedge and private equity funds.  Previously, he held positions at PaineWebber Inc., Bank Julius Baer, and Merrill Lynch & Co., where his responsibilities included creating portfolios of hedge funds for private and institutional clients, development of hedge fund and private equity products, oversight of business structure and development for hedge funds and hedge fund of funds, and managing the evaluation and selection process of hedge funds for both discretionary and advisory clients.  Mr. Discolo was also President of the European Warrant Fund (a NYSE listed closed-end fund) and Julius Baer International Equity Fund.  Mr. Discolo received a BS in accounting from St. John’s University and an MBA from the Lubin School of Business at Pace University.  He holds Series 7 and Series 24 licenses and he is a CFA and CAIA charterholder.  Mr. Discolo is also a CPA and a member of the AICPA, CFA Institute, CAIA Institute, GARP, and NY State Society of Security Analysts.

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Vinti Khanna	12/06*
Ms. Khanna is a Managing Director and currently Head of Hedge Fund Research, Hedge Fund Solutions Group of PineBridge Investments.  Ms. Khanna joined AIG Investments in 2002.  Ms. Khanna has asset management experience dating back to 1997.  She is responsible for manager research, portfolio monitoring and structuring, and making investment recommendations to the Investment Selection Committee.  Before joining AIG Investments, she was an Associate at Goldman Sachs Princeton, The Hedge Fund Solutions Group, from 1999 to 2002.  Her responsibilities included conducting analysis on multi-manager hedge fund portfolios, analyzing and evaluating hedge fund managers using diverse strategies in alternative investments, and recommending new managers for funding.  From 1997 to 1999, she was in the Emerging Markets Equities Group at Goldman Sachs Asset Management with a focus on Latin America.  Ms. Khanna received a BA from the University of Delhi, India and an MBA from SDA Bocconi in Milan, Italy.  Ms. Khanna holds Series 7 and Series 63 licenses.

* Since inception of the Fund and the Master Fund.

FEES AND EXPENSES

INVESTMENT MANAGEMENT FEE SHARED BY THE MANAGER AND SUB-ADVISER

Pursuant to the Investment Management Agreement, the Master Fund will pay the Manager an investment management fee at an annual rate of 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases.  The investment management fee will accrue monthly and will be payable at the end of each quarter.  The investment management fee will be an expense out of the Master Fund’s assets, and will be indirectly reflected in each Member’s capital account (including capital accounts of the Manager and its affiliates, if any).  Net assets means the total value of all assets under management of the Master Fund, less all accrued debts, liabilities, and obligations of the Master Fund, calculated before giving effect to any repurchase of Units on the date of calculation.  See “Capital Accounts and Allocations.”

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The Manager will pay the Sub-Adviser a sub-investment management fee at an annual rate equal to 40% of the amount earned by the Manager.  This fee will be paid to the Sub-Adviser out of the Manager’s assets.

INCENTIVE FEE

At the end of each Incentive Period (as described herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s Loss Carryforward Amount (as described herein) and (ii) a Preferred Return for such Incentive Period.

The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.  The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

The “Loss Carryforward Amount” for a Member commences at zero and, for each Incentive Period, is increased by the net losses allocated to such Member’s capital account for such Incentive Period or is reduced (but not below zero) by the net profits allocated to such Member’s capital account for such Incentive Period.

An “Incentive Period” with respect to a Member shall mean, in the case of the first Incentive Period, the period beginning on the date in which the Member’s capital account was opened and ending on the last day of the calendar year, and in the case of subsequent Incentive Periods, each calendar year; provided, further that in the case of a repurchase of a Unit (or portion thereof) on a repurchase date, the final Incentive Period for such Unit (or portion thereof) shall end on such repurchase date; and provided further that in the event that the Fund is terminated, the final Incentive Period for all Units shall end on the date of such termination.

A Member’s Loss Carryforward Amount will be proportionately adjusted with respect to any contributions, transfers, distributions and repurchases applicable to the Member’s capital account.

The Board, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members’ Unit ownership, or in the case of a distribution of the Fund income, such distributions may be made, in the discretion of the Board, on a pro rata basis based on the Members’ relative share of the Fund revenues (net of capital gains and/or losses) less the Fund expenses, as earned in the applicable period.  The Board currently expects to distribute the Fund’s current income on a semi-annual basis, although it is not obligated to do so.  At the time of any such distributions, a pro-rated Incentive Fee will be assessed on the distributions made in the same manner as if a repurchase of Units occurred at such time.

The Incentive Fee presents risks that are not present in funds without an incentive fee.  The overall fees and expenses payable by the Fund and the Master Fund and the Incentive Fee payable by the Fund and indirectly borne by its investors will be higher than the fees and expenses of most other registered investment companies, but generally will be similar to those of many private investment funds and certain other registered investment companies with investment policies and structures similar to those of the Fund.

Example of the Calculation of the Incentive Fee

A Member makes an initial purchase of an interest in the Fund for $1000 as of January 1, 2013 and makes no further capital contributions in 2013 or in 2014.  Assume that the Preferred Return is 5% for each of 2013 and 2014.  As of December 31, 2013, the total of net profits attributable to such Member’s capital account for 2013 is $40 and the value of the Member’s capital account as of December 31, 2013 is $1,040.  As result, no Incentive Fee would be payable to the Sub-Adviser as of December 31, 2013 because the net profits were less than the Preferred Return ($40 < 5% x $1000).

The Fund offers to repurchase interests of Members as of June 30, 2014.  The Member requests that one-half of his interest be repurchased in the repurchase offer and the request is accepted.  As of June 30, 2014, the total of net profits attributable to such Member’s capital account from January 1, 2014 through June 30, 2014 is $100 and the value of the Member’s capital account as of June 30, 2014 is $1,140 (prior to the deduction of any incentive fee and the repurchase).  The Incentive Fee with regards to the portion of the interest that is being repurchased would be equal to the following:

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10% x [(Net Profits x 50%) – ((Preferred Return x Capital Account Balance as of January 1, 2013) x 50%)]

10% x [($100 x 50%) – ((5% x $1,040) x 50%)]

10% x [$50 – $26]
= $2.40

The incentive fee payable to the Sub-Adviser is $2.40 and the amount distributed to the Member is $567.60.  The value of the Member’s capital account is $570 after the repurchase.

As of December 31, 2014, the total of net profits attributable to such Member’s capital account from July 1, 2014 through December 31, 2014 is $50 and the value of the Member’s capital account as of December 31, 2014 is $620 (prior to the deduction of any incentive fee).  The Incentive Fee payable to the Sub-Adviser as of December 31, 2014 is equal to the following:

10% x [Net Profits – (Preferred Return x January 1, 2013 Value of the Portion of the Capital Account not Repurchased)]

10% x ($100 – (5% x 520))

10% x ($100 - $26)
= $7.40

The incentive fee payable to the Sub-Adviser is $7.40 and the value of the Member’s capital account is $612.60 as of December 31, 2014 after the deduction of the Incentive Fee.

ADMINISTRATIVE FEE

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for the Fund and the Master Fund.  The Administration Servicing Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Directors; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Member reports and other regulatory reports or filings required of the Fund and the Master Fund; prepare all required filings necessary to maintain the Fund’s ability to sell Units in all states where it intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to Members; coordinate the preparation and payment of the Fund and Master Fund related expenses; monitor and oversee the activities of the Fund’s and the Master Fund’s servicing agents (i.e., custodian, fund accountants, etc.); review and adjust as necessary the Fund’s and the Master Fund’s expense accruals; maintain and preserve certain books and records; calculate the net asset value of the Fund and the Master Fund; and perform such additional services as may be agreed upon among the Fund, the Master Fund and the Administrator.

U.S. Bancorp Fund Services, LLC also serves as the Fund’s and the Master Fund’s transfer, distribution disbursing and Member servicing agent pursuant to the Administration Servicing Agreement and has agreed to provide the following services, among others: maintain the register of Members and enter on such register all issues, transfers, and repurchases of Units for active and closed accounts according to the 1940 Act; assist the Fund’s accountants in the preparation of, and mail, tax forms; handle telephone calls and correspondence of Members; control and reconcile Units; mail and tabulate proxies for Member meetings; mail prospectuses; process payments; and confirm account activity.

For its services provided to the Fund and to the Master Fund proportionately based on the Fund’s investment in the Master Fund, the Administrator receives from the Fund a total annual fee, accrued monthly and paid monthly, in an amount equal to 0.12% of the first $150 million, 0.10% of the next $150 million and 0.08% of the balance over $300 million of the Fund’s month-end net assets before giving effect to any repurchases by the Fund of Units.

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INVESTOR SERVICING ARRANGEMENTS

Under the terms of an investor servicing agreement between the Fund and the Sales Agent (the “Investor Servicing Agreement”), the Sales Agent is authorized to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Members that are their customers (“Investor Service Providers”).  These services include, but are not limited to, handling Member inquiries regarding the Fund and the structure it shares with the Master Fund (e.g., responding to questions concerning investments in the Master Fund via the Fund, and reports and tax information provided by the Fund ); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Sales Agent may reasonably request. Under the Investor Servicing Agreement, the Fund will pay a fee to the Sales Agent to reimburse it for payments made to Investor Service Providers.  This fee will be accrued monthly and paid monthly and will be in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding Units held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchases of Interests or the Incentive Allocation); or (ii) the Sales Agent’s actual payments to the Investor Service Provider. The Sales Agent will be entitled to reimbursement under the Investor Servicing Agreement for any payments it may make to any affiliated Investor Service Providers.

OTHER EXPENSES

The Fund pays its expenses and the expenses of the Master Fund proportionately based on the Fund’s investment in the Master Fund, other than such expenses that the Manager assumes (pursuant to the Investment Management Agreement) or reduces and/or reimburses (under the Manager’s agreement to reduce and/or reimburse the Fund’s and the Master Fund’s expenses).  The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by the Fund (directly or through the Master Fund); fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Master Fund for the Fund ), including foreign legal counsel; independent registered public accounting firm; fees and expenses in connection with repurchase offers and any repurchases of Units; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing prospectuses, SAIs, and any other material (and any supplements or amendments thereto), reports, notices, other communications to Members, and proxy material; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings; expenses of corporate data processing and related services; Member record keeping and Member account services, fees, and disbursements; fees and expenses of the Directors that the Manager, the Sales Agent, or their affiliates do not employ; insurance premiums; fees for Investor Services and extraordinary expenses such as litigation expenses. The Fund may need to sell its holdings of the Master Fund to pay fees and expenses, which could cause the Fund to realize taxable gains.

U.S. Bank, N.A. (“Custodian”), whose principal business address is P.O. Box 1118, Mail Location CN-OH-W6TC, Cincinnati, Ohio 45201-1118, serves as the custodian of the Fund’s and the Master Fund’s assets pursuant to a custodian services agreement with these entities, under which the Custodian, among other things: opens and maintains separate accounts in each entity’s name; makes cash payments from the accounts for purposes set forth in the agreement; holds securities in, or makes book entries in, accounts; releases and delivers or exchanges securities owned by each entity as set forth in the agreement; collects and receives for the account of each entity all income, property, and similar items; settles purchased securities upon receipt; and furnishes to each entity periodic and special reports, statements, and other information.

Subject to the Expense Limitation, the Manager will be entitled to recover expenses incurred by it on behalf of the Fund and the Master Fund during each of the Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred, provided that prior year expenses can be recovered only if the current expense ratio is less than the prior year expense cap that was in place when such prior year expenses were waived.  The Expense Limitation is intended to limit the amount of certain expenses incurred by the Fund.  For the avoidance of doubt, any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation, the fees and expenses associated with the underlying Private Funds (as described below) and the Incentive Fee will not be limited by the Expense Limitation.  See “Summary of Expenses” and “Management of the Fund and the Master Fund —Investor Servicing Arrangements” for more details.

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The Private Funds will bear various fees and expenses in connection with their operations.  These fees and expenses are similar to those incurred by the Fund and the Master Fund.  The Private Funds will pay asset-based fees to their investment advisers and generally may pay performance-based fees or allocations to the investment advisers, which effectively reduce the investment returns of the Private Funds.  These expenses, fees, and allocations are in addition to those incurred by the Fund and the Master Fund.  As an investor in the Private Funds, the Fund through the Master Fund will bear a portion of the expenses and fees of the Private Funds.  Generally, fees payable to investment advisers of the Private Funds will range from 0.5% to 3% (annualized) of the average net asset value of the Fund’ s investment through Master Fund, and incentive allocations or fees generally range from 10% to 30% of a Private Fund’s net profits or performance.

SALES EXPENSES

Pursuant to a selling agreement between the Sales Agent and the Fund (the “Selling Agreement”), the Sales Agent bears all of its expenses of providing services as described under that agreement.  The Fund will assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Sales Agent under the Selling Agreement.  The Fund will pay (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of the Fund and the Units under the United States securities laws and the registration and qualification of Units for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Units for sale; and (ii) the cost of preparing and printing of sufficient copies of the Fund’s prospectus, SAI, and any other material (and any supplements or amendments thereto) for distribution to existing Members.

The Sales Agent may enter into related selling group agreements with various broker-dealers, including affiliates of the Sales Agent that provide selling services to investors.  The Sales Agent also may provide selling services.  The Sales Agent, the Manager, or their affiliates may pay from their own resources additional compensation to brokers and dealers in connection with the sale of the Units or servicing of investors.  The Sales Agent also may reallow to broker-dealers participating in the offering up to the full applicable front-end sales charge of 2%.

PORTFOLIO TRANSACTIONS

THE MASTER FUND

It is the policy of the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account certain factors as set forth below.  In most instances, the Master Fund will purchase securities directly from a Private Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses.  Nevertheless, the Master Fund anticipates that some of its portfolio transactions may be subject to expenses.

The Master Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Master Fund may be conducted through any affiliated person of the Master Fund (such as the Sub-Adviser) or any affiliated person of such person (an “M F Affiliate”).  If the Master Fund has an M F Affiliate for brokerage transactions, the Board will adopt procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable.  As discussed below, the Private Funds may also conduct brokerage transactions through an M F Affiliate if the Master Fund ever has one.  Transactions for the Master Fund will not be effected on a principal basis with an M F Affiliate (unless permitted under the 1940 Act).  However, such entities may effect brokerage transactions for the Master Fund.  These transactions would be effected in accordance with procedures adopted by the Master Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder.  Among other things, Section 17(e) and those rules and regulations provide that, when acting as broker for the Master Fund in connection with the sale of securities to or by the Master Fund, an M F Affiliate may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales.  Brokerage transactions effected by the Private Funds with an M F Affiliate (if there is one) will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.  The Master Fund will bear any commissions or spreads in connection with its portfolio transactions.  In placing orders, it is the policy of the Master Fund to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved.  While an M F Affiliate generally would seek reasonably competitive spreads or commissions, the Master Fund will not necessarily be paying the lowest spread or commission available.  In executing portfolio transactions and selecting brokers or dealers, an M F Affiliate (if there is one) would seek to obtain the best overall terms available for the Master Fund.  In assessing the best overall terms available for any transaction, a M F Affiliate would consider factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  The overall reasonableness of brokerage commissions paid to an M F Affiliate would be evaluated by the Manager or the Sub-Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.  Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions.  On the great majority of foreign stock exchanges, however, commissions are fixed.  No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

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THE PRIVATE FUNDS

The Private Funds will incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Fund’s investment in the Private Funds.  In view of the fact that the investment program of certain of the Private Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Private Funds may be substantially greater than the turnover rates of other types of investment vehicles.  In addition, the order execution practices of the Private Funds may not be transparent to the Master Fund.  Each Private Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage.  The Sub-Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Private Funds.  The Sub-Adviser expects that each Private Fund will generally select broker-dealers to effect transactions on the Private Fund’s behalf substantially in the manner set forth below.  The Sub-Adviser will consider a Private Fund’s turnover rate as part of the “Investment Process” described above and monitor it as described under “Evaluation and Monitoring of Private Funds”, subject to the impediments mentioned therein.

Each Private Fund generally will seek reasonably competitive commission rates.  However, Private Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Master Fund.  Private Funds may not be subject to the same regulatory restrictions on principal and agency transactions.  If the Master Fund has an M F Affiliate that could handle affiliated brokerage transactions, some Private Funds may effect principal or agency transactions through such M F Affiliate.  The Master Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Private Funds.

No guarantee or assurance can be made that a Private Fund’s brokerage transaction practices will be transparent or that the Private Fund will establish, adhere to, or comply with its stated brokerage practices.  However, as the Private Funds are not investment companies registered under the 1940 Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Private Fund’s investment adviser or its affiliates rather than the Private Fund.

As with the Master Fund, Private Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

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VOTING

Each Member will have the right to cast a number of votes based on such Member’s investment percentage at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the outstanding investment percentage entitled to vote.  Members will be entitled to vote on any matter on which Members of a registered investment company organized as a limited liability company would be entitled to vote, including selection of Directors and approval of the Investment Management and Sub-Investment Management Agreements.  Except for the exercise of their voting privileges, Members will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

CONFLICTS OF INTEREST

THE MANAGER, SUB-ADVISER AND THEIR AFFILIATES

The Manager, Sub-Adviser and their affiliates and their directors, officers, and employees (collectively, the “Advisory Affiliates”) carry on substantial investment activities for their own accounts and for, hedge funds, mutual funds, institutions, and individual clients (collectively, “Advisory Clients”).  The Fund has no interest in these activities.  The Manager, Sub-Adviser and their Advisory Affiliates will be engaged in substantial activities other than on behalf of the Fund and the Master Fund and may have conflicts of interest (1) in allocating their time and activity between the Fund and such other activities and (2) in allocating investments among the Advisory Clients.

The Manager, the Sub-Adviser or another Advisory Affiliate may determine that an investment opportunity in a particular Private Fund is appropriate for an Advisory Client or for itself, but the Manager or the Sub-Adviser may determine that such investment opportunity is not appropriate for the Master Fund.  Situations also may arise in which Advisory Affiliates or Advisory Clients have made investments that would have been suitable for investment by the Master Fund but, for various reasons, were not pursued by, or available to, the Master Fund.  The investment activities of the Advisory Affiliates may disadvantage the Fund in certain situations if, among other reasons, the investment activities limit the Master Fund’s ability to invest for the Fund in a particular investment vehicle or investment.

It is the Sub-Adviser’s policy to allocate investments among its various Advisory Clients in a manner it believes to be as fair and equitable as possible, considering each client’s objectives, programs, limitations and capital available for investment, but all clients may not necessarily allocate assets to the same Private Funds or in the same proportionate amounts.  Although in any particular allocation, the Master Fund may be treated more or less favorably than other Advisory Clients, the Sub-Adviser seeks to treat the Master Fund and its other clients equitably on an overall basis.  However, although the goal of the Sub-Adviser is to be fundamentally fair on an overall basis with respect to all of its Advisory Clients, there can be no assurance that on an overall basis that a particular client will not be treated more favorably than another.  It is the policy of the Sub-Adviser to not knowingly or deliberately favor any Advisory Client over another, although various factors may result in the Master Fund and such other clients’ accounts achieving different results.

The Advisory Affiliates or Advisory Clients may have an interest in an account managed by, or enter into relationships with, a Fund Manager or its affiliates on terms, including fees and expenses, that are different than an interest in the Master Fund.  The Manager, the Sub-Adviser and Advisory Affiliates may own securities of issuers that are also held by the Private Funds or by the Master Fund.  However, in making investment decisions for the Master Fund, the Manager and the Sub-Adviser do not obtain or use material inside information acquired by any Advisory Affiliates in the course of purchasing such securities.

Although the Manager is a subsidiary of a publicly held company that engages in various business activities, the Manager itself does not directly engage in administration and custody businesses with any Private Fund.  In view of this, the Manager is of the opinion that it has fewer direct conflicts of interest within the Private Fund community and thus it is able to be relatively unbiased in supervising the Sub-Adviser’s selecting from a large pool of Private Funds.

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PCG, the owner of PineBridge Investments, is a large and diversified organization and as such, PCG and its affiliates are engaged in a broad spectrum of activities which may conflict with the interests of the Members, the Fund, the Master Fund and/or any investment.

INVESTMENT ADVISERS TO THE PRIVATE FUNDS

Conflicts of interest may arise from the fact that the investment advisers of the Private Funds and their affiliates generally will be carrying on substantial investment activities for other clients, including other hedge funds and private equity funds, in which the Master Fund will have no interest.  The investment advisers of the Private Funds may have financial incentives to favor certain of such accounts over the Private Funds.  Any of their proprietary accounts and other customer accounts may compete with the Private Fund for specific trades, or may hold positions opposite to positions maintained on behalf of the Private Fund.  The investment advisers of the Private Funds may give advice and recommend securities to, or buy or sell securities for, a Private Fund in which the Master Fund has invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Master Fund.

Each investment adviser of a Private Fund is expected to evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the relevant Private Fund and accounts under management at a particular time.  These factors may include, but are not limited to, the following: (i) the nature of the investment opportunity taken in the context of the other investments at the time; (ii) the liquidity of the investment relative to the needs of the particular entity or account; (iii) the availability of the opportunity (i.e., size of obtainable position); (iv) the transaction costs involved; and (v) the investment or regulatory limitations applicable to the particular entity or account.  Because these considerations may differ, the investment activities of a Private Fund, on the one hand, and other managed accounts, on the other hand, may differ considerably from time to time.  In addition, the fees and expenses of the Private Fund will differ from those of the other managed accounts.  Accordingly, prospective Members should note that the future performance of a Private Fund and its investment adviser’s other accounts would vary.

When a Fund Manager determines that it would be appropriate for a Private Fund and one or more of its other accounts to participate in an investment opportunity at the same time, it may attempt to aggregate, place, and allocate orders on a basis that the investment adviser of the Private Fund believes to be fair and equitable, consistent with its responsibilities under applicable law.  Decisions in this regard are necessarily subjective and there is no requirement that the Private Fund participates, or participates to the same extent as the other accounts, in all trades.

Situations may occur, however, where the Master Fund could be disadvantaged because of the investment activities conducted by a Fund Manager for its other accounts.  Such situations may be based on, among other things, the following: (i) legal restrictions on the combined size of positions that may be taken for a Private Fund or the other accounts, thereby limiting the size of the Private Fund’s position; (ii) the difficulty of liquidating an investment for a Private Fund or the other accounts where the market cannot absorb the sale of the combined positions; and (iii) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.

Each Fund Manager and its principals, officers, employees, and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund or a Private Fund.  As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees, and affiliates of the investment adviser of the Private Fund that are the same, different, or made at a different time than positions taken for the Master Fund.

A Fund Manager may invest, directly or indirectly, in the securities of companies in which the Manager and its affiliates have an equity or participation interest.  The purchase, holding, and sale of such investments by a Fund Manager may enhance the profitability of the Manager’s or its affiliates’ own investments in such companies.

Although a Fund Manager may endeavor to negotiate rates which are competitive by industry standards, a Fund Manager may select brokers on the basis that they provide brokerage commission rates, research or other services of direct or indirect financial benefit to the Fund Manager, its affiliates and/or investment accounts under its management.  In such event, a Fund Manager may pay a broker, indirectly, a commission for executing a transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction if the Fund Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker.  These benefits may be available for use by a Fund Manager in connection with transactions in which the Master Fund may not necessarily participate.

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The net asset value of a Private Fund may be calculated by the Fund Manager rather than by an independent third party administrator or net asset value calculating agent.  Such Fund Managers have an inherent conflict of interest in performing this function because it is in a Fund Manager’s interest to value the investments at as high a level as possible, as the management fees and performance-based compensation to be received by the Fund Manager are calculated based, in the case of a management fee, on the net asset value of the Private Fund, or in the case of performance-based compensation, on the increase in the net asset value of the Private Fund.  In addition, a Fund Manager may use its performance record to market its services to actual and prospective clients.  In calculating the Net Asset Value of the Master Fund and the Fund, the Administrator may rely on the Fund Manager’s calculations.  Members may therefore be entirely reliant on a Fund Manager for the valuation of a Private Fund (and thus, the Net Asset Value of the Master Fund and the Fund).

In general, it is the policy of the Manager, Advisory Affiliates and the investment advisers of the Private Funds, that investment decisions for the Master Fund, Advisory Clients and Private Funds be made based on a consideration of their respective investment objectives, policies and other needs and requirements affecting each managed account and that investment transactions and opportunities be fairly allocated among them.

OTHER INVESTORS IN THE MASTER FUND

Other investors in the Master Fund may alone or collectively own or acquire sufficient voting interests in the Master Fund to control matters relating to the operation of the Master Fund.  The Fund’s inability to control the Master Fund may adversely affect the Fund’s ability to meet repurchase requests, which requires the cooperation of the Master Fund’s Board.  As a result, the Fund may be required to withdraw its investment in the Master Fund or take other appropriate action.  Any such withdrawal could result in a distribution “in kind” of portfolio securities (as opposed to cash distribution from the Master Fund).  If securities and other non-cash assets are distributed, the Fund could incur brokerage, tax, or other charges in converting those assets to cash.  In addition, the distribution in kind may reduce the range of investments in the portfolio or adversely affect the liquidity of the Fund.  Notwithstanding the above, there are other means for meeting repurchase requests, such as borrowing.

OUTSTANDING SECURITIES

Title of Class	Amount Authorized	Amount Held by Registrant for its Account	Amount Outstanding as of June 30, 2013, exclusive of Amount Shown under “Amount Held by Registrant for its Account”
Units	Unlimited	None	$9,501,110

CONTROL PERSONS

None.

PURCHASE OF UNITS

OFFERING

RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888 is the Sales Agent of the Units pursuant to a Selling Agreement between the Fund and the Sales Agent.

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Both initial and additional purchases of Units in the Fund may be accepted from investors at such times as the Board may determine on the terms set forth below.  The Board may, in its discretion, suspend the offering of Units at any time or permit purchases on a more frequent basis.  The Board reserves the right to reject any purchase of Units in the Fund.  Initial and subsequent purchases generally will be accepted quarterly, and Units will be offered at their net asset value, plus any applicable sales charge.  See “Net Asset Valuation.”  The sales charge will be added to each prospective investor’s purchase amount, and will not constitute part of the assets of the Fund.  All purchases are subject to the receipt of cleared funds two business days prior to the acceptance date.  Generally, the minimum initial purchase by each investor is $25,000 and the minimum additional investment is $10,000.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units must be by receipt of federal or other immediately available funds (“cleared funds”).  Each initial or subsequent purchase of Units will be payable in one installment and will be due at least two business days prior to the proposed acceptance of the purchase, although the Board may accept, in its discretion, purchases prior to its receipt of cleared funds.

During the offering, Units may be purchased only from the selected broker-dealers or through the Sales Agent.  The offering may be discontinued at any time.  By purchasing Units of the Fund, each new Member will be bound by all of the terms of the Operating Agreement.  The Fund will have the sole right to accept orders to purchase Units and reserves the right to reject any order in whole or in part.

Pending investment in the Fund, the proceeds of the offering, will be placed in an interest-bearing escrow account by U.S. Bank, N.A., the Fund’s custodian and escrow agent, pending the closing of such offering.  After any closing, the balance in the escrow account will be invested pursuant to the Fund’s investment policies.

METHODS FOR PURCHASING UNITS

To make an investment in the Fund, contact the Sales Agent: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888.  Accounts may be opened only through the selected broker-dealers or through the Sales Agent.  Customers of the Sales Agent or of broker-dealers that have entered into selling group agreements with the Sales Agent or its delegate may open an account and buy Units by mailing a completed application, including complete wiring information, to: CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC.  Cash, checks, traveler’s checks, third party checks, or money orders will not be accepted.  Units are not available in certificated form.

Generally, the minimum initial purchase by each investor is $25,000 and the minimum additional investment is $10,000.  Please note that broker-dealers may establish higher minimum investment requirements than the Fund, and may independently charge you transaction fees and additional amounts (which may vary) in return for their services in addition to receiving a portion of the sales charge, which will reduce your return.

SALES CHARGE AND MINIMUM INVESTMENT WAIVERS

The Sales Agent may, at its discretion, waive sales charges and minimum investment requirements for the purchase of Units of the Fund by or on behalf of: (i) purchasers for whom the Sales Agent or the Manager or the Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees, registered representatives, advisory representatives, counsel and other service providers (together, “Rochdale Associates”) and retired Rochdale Associates (including spouses, children, and parents of Rochdale Associates and retired Rochdale Associates) of the Sales Agent or the Manager or the Sub-Adviser and any affiliates of the Sales Agent or the Manager or the Sub-Adviser; (iii) Directors and retired Directors of the Fund (including spouses and children of Directors and retired Directors) and any affiliates thereof; (iv) purchasers who use proceeds from an account for which the Sales Agent or the Manager or Sub-Adviser or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Units of the Fund; (v) brokers, dealers, and agents who have a selling agreement with the Sales Agent, and their employees (and the immediate family members of such individuals); (vi) investment advisers or financial planners that have entered into an agreement with the Sales Agent and that purchase Units of the Fund for (1) their own accounts or (2) the accounts of eligible clients and that charge a fee for their services; (vii) clients of such investment advisers or financial planners described in (vi) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a broker-dealer or agent that has entered into an agreement with the Sales Agent; and (viii) orders placed on behalf of other investment companies that the Sales Agent, the Manager, the Sub-Adviser or an affiliated company distributes. To receive a sales charge or minimum investment waiver in conjunction with any of the above categories, Members must, at the time of purchase, give the Sales Agent sufficient information to permit confirmation of qualification.  Notwithstanding any waiver, investors remain subject to the eligibility requirements set forth in this Memorandum.

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REPURCHASES OF UNITS

NO RIGHT OF REDEMPTION

No Member will have the right to require the Fund to redeem its Units.  No public market exists for the Units, and none is expected to develop.  Consequently, Members will not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

REPURCHASES OF UNITS DURING A TENDER OFFER

The Board of the Fund, from time to time and in its complete and absolute discretion may determine to cause the Fund to offer to repurchase Units from Members, including the Manager and the Sub-Adviser, pursuant to written requests by Members.  In determining whether the Fund should offer to repurchase Units from Members pursuant to written requests, the Board will consider, among other things, the recommendation of the Manager upon consultation with the Sub-Adviser.  The Board in its complete and absolute discretion determines the repurchase amount, and such repurchase amount may be a portion of the Fund’s outstanding Units.  The Board has repurchased units in 2009, 2010, 2011 and 2012, and expects that it will continue to offer to repurchase Units from Members at least annually, provided that the Units are owned for at least six calendar months after their initial purchase by a Member (or an additional six calendar months as described below, each, a “six-month lock-up period”).  Members must hold Units for at least six calendar months before being eligible to request that the Fund repurchase Units during a tender offer.  If a Member does not submit such a request during a tender offer that is made after the expiration of the initial six-month lock-up period (but before the expiration of the second six-month lock-up period), such Member must hold Units for a second six-month period (which is measured from end of the first six-month lock-up period) before submitting an initial request.  Thereafter, Members will be eligible to participate in repurchase offers by the Fund, subject to the terms described herein.  The Board of the Fund also will consider the following factors, among others, in making such determination:

•	whether any Members have requested that the Fund repurchase Units;

•	the liquidity of the Fund’s assets;

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Units;

•	the economic condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Units.

The Fund’s assets consist primarily of its interest in the Master Fund.  Therefore, in order to finance the repurchase of Units pursuant to the repurchase offers, the Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund.  Because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest only pursuant to repurchases offers by the Master Fund and a distribution from the Master Fund to the Fund of the proceeds.  The Fund will not conduct a repurchase offer for Units unless the Master Fund simultaneously conducts a repurchase offer for Master Fund interests.  The Master Fund’s Board of Directors (the “Master Fund’s Board”) expects that the Master Fund will conduct repurchase offers on a basis consistent with the Fund in order to permit the Fund to meet its obligations under its repurchase offers.  However, there are no assurances that the Master Fund’s Board will, in fact, decide to undertake such a repurchase offer.  The Fund cannot make a repurchase offer larger than a repurchase offer made by the Master Fund.  The Master Fund will make repurchase offers, if any, to all of its investors, including the Fund, on the same terms, which practice may affect the size of the Master Fund’s offers.  Subject to the Master Fund’s investment restriction with respect to borrowings, the Master Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

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The Operating Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period).  A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Board will determine that the Fund will offer to repurchase Units pursuant to written requests only on terms that the Board determines to be fair to the Fund and Members.  When the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund (the “Repurchase Request Deadline”), and contains other information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its absolute discretion.  The Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

Promptly after the Repurchase Request Deadline, the Fund will give to each Member whose Units have been accepted for repurchase a payment consisting of: (i) cash or a Promissory Note (non-interest bearing and non-transferable) entitling the Member to be paid an amount equal to such percentage of the estimated value of the repurchased Units as may be determined by the Fund Board as of the Repurchase Valuation Date (the “Initial Payment”); and, (ii) if determined to be appropriate by the Fund Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units a Promissory Note entitling the Member to be paid an amount equal to the value, of the repurchased Units determined as of the Repurchase Valuation Date and based on the results of the annual audit of the Fund’s financial statements, i.e. the “Post-Audit Payment” as set forth below.

The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Units that will equal the value of the Member’s account or portion thereof based on the Fund’s net asset value as of the effective date of repurchase (the “Repurchase Valuation Date”), after giving effect to all allocations, including, but not limited to, withholding tax, to be made to the Member’s capital account as of such date.  The Repurchase Valuation Date is the last business day of the quarter that immediately follows the quarter in which the Repurchase Request Deadline occurs, which will be at least 90 days after the Repurchase Request Deadline.  The Initial Payment will be made as of the later of (1) a date within 30 days after the Repurchase Valuation Date, or (2) if the Master Fund has requested withdrawals of its capital from any Private Funds in order to fund the repurchase of the Fund’s interests in the Master Fund, within ten business days after the Master Fund has received at least 90% of the aggregate amount withdrawn from such Private Funds.

In the event that it is determined to be appropriate by the Fund’s Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

A Member whose Units are accepted for repurchase bears the risk that the Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Valuation Date.  See “Estimates” under “Special Risks of Fund of Private Funds Structure, Including Investing in Unregistered Funds” and “Net Asset Valuation” for more information about this risk of net asset value fluctuation.  Under these procedures, Members will have to decide whether to request that the Fund repurchase their Units, without the benefit of having current information regarding the value of Units on a date proximate to the Repurchase Valuation Date.  In addition, there will be a substantial period of time between (a) the dates as of which Members must submit a request to have their Units repurchased and (b) the dates they can expect to receive payment for their Units from the Fund.  This period of time is intended, in part, to assist the Fund in paying the amounts due to Members.  The Fund’s schedule with respect to repurchases of Units is based on operational considerations and various factors relating to the best interests of Members, including, but not limited to, the intent that the Fund pay Members their repurchase proceeds, to the extent practicable, based on redemption proceeds received by the Fund (through the Master Fund) from Private Funds and to minimize the need for the Fund and the Master Fund to maintain cash or borrow money to meet repurchase requests.  Payments for repurchased Units may be further delayed under circumstances where the Fund has determined to redeem its interests in Private Funds (through the Master Fund) to make such payments, but has experienced unusual delays in receiving payments from the Private Funds.

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Payment by the Fund upon repurchase of Units will be made in part or in whole in cash or securities of equivalent value.  The Fund does not expect to distribute securities as payment for repurchased Units except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not requesting that their Units be repurchased, or that the Fund has received distributions from Private Funds in the form of securities that are transferable to the Members.  An in-kind distribution may consist of securities that are not readily marketable and may be subject to restrictions on resale and the market risks described herein until converted into cash.  Certain Members receiving an in-kind distribution may be prohibited from receiving such a distribution.  Members receiving an in-kind distribution will incur costs, including commissions, in disposing of securities that they receive, and in the case of securities that are not readily marketable; Members may not be able to sell the securities except at prices that are lower than those at which the securities were valued by the Fund or without substantial delay.

The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board, including a majority of the Independent Directors.  These circumstances may include the following:

•	or any period during which an emergency exists as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund’s net assets;

•	or any other periods that the SEC permits by order for the protection of Members; or

•	other unusual circumstances as the Board deems advisable for the Fund and its Members.

If Members request that the Fund repurchase a greater number of Units than the repurchase offer amount as of the Repurchase Request Deadline, as determined by the Board in its complete and absolute discretion, The Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the Repurchase Request Deadline.  If the Board determines not to repurchase more than the repurchase offer amount or if Members request that the Fund repurchase Units in an amount exceeding the repurchase offer amount plus 2% of the Units outstanding on the Repurchase Request Deadline, the Fund shall repurchase the Units pursuant to repurchase requests on a pro rata basis, disregarding fractions, according to the number of Units requested by each Member to be repurchased as of the Repurchase Request Deadline.

Payment for repurchased Units may require the Fund to liquidate portfolio holdings in the Master Fund which holds Private Funds earlier than the Sub-Adviser otherwise would liquidate such Private Fund holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover.  The Fund may maintain cash or borrow money to meet repurchase requests, which would increase the Fund’s operating expenses and would impact the ability of the Fund to achieve its investment objective via the Master Fund.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  The Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of these repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

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After the expiration of the six-month lock-up period, the Fund may allocate to Members whose Units are repurchased withdrawal or similar charges imposed by Private Funds if the Sub-Adviser determines to withdraw from one or more Private Funds as a result of Member repurchase requests and such charges are imposed on the Fund.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  To the extent consistent with the Securities Exchange Act of 1934, as amended, including the rules thereunder, and any other applicable laws, the Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

For an example of a repurchase, assume for illustrative purposes only that (a) a Unit represents a limited liability company interest purchased for $5,000 and (b) there is one Member in the Fund who initially purchased 6 Units for $5,000 each more than six calendar months ago, the length of the lock-up period.  At a Board meeting, the Manager recommended an offer to repurchase Units.  The Board then considers this recommendation and other factors, including those mentioned above under this section.  A resolution is adopted by the Board to make an offer of repurchase and send out written notice of such offer to the sole Unit holder as follows: amount of Units to be repurchased – 20% of Member’s holdings; repurchase offer commencement date – August 29, 2013; repurchase offer request deadline (at least 20 business days later) – September 30, 2013; repurchase valuation date (the last business day of the quarter that immediately follows the quarter in which the repurchase offer deadline occurs) – December 31, 2013; and other information that the Board thinks the Member should consider in deciding whether and how to participate in such repurchase opportunity. The Member tenders 1.32 Units to the Fund for repurchase on September 20, 2013.  The Board determines to repurchase 1.238 Units and promptly after September 30, 2013 gives the Member a promissory note entitling him to a payment at each of two separate times and both payments will equal the value of the 1.238 Units as of December 31, 2013 based on the following considerations: while 20% of 6 Units is only 1.2 Units, the Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the repurchase request deadline on a pro rata basis, provided there is a remaining balance in the Member’s account of $25,000, according to the Operating Agreement. The 0.12 of an extra Unit is not more than 2% of the 6 Units outstanding on the repurchase request deadline.  However, including 0.12 of an extra Unit in the repurchase will leave a remaining balance in the Member’s account at less than $25,000.  On December 31, 2013 the value of a Unit is determined to be $5,250, times 6 Units, equals $31,500 total account value, minus the $25,000 minimum, equals $6,500, divided by $5,250 per Unit, equals 1.238 Units.  So, only 0.038 of an extra Unit is permitted beyond 1.2 Units or 20% of 6 Units.  The Fund via the Master Fund paid a 1% withdrawal charge to the Private Fund in the Master Fund’s portfolio from which the Master Fund withdrew money to pay for the repurchase of the 1.238 the Fund Units.  This money to pay for the repurchase of 1.238 Units was not received within thirty days of December 31, 2013 (the Repurchase Valuation Date) and the Master Fund had to wait until February 1, 2014 to receive at least 90% of the aggregate amount requested from the Private Funds in its portfolio.  The Master Fund forwarded this lower amount to the Fund.  Therefore, within ten business days of February 1, 2014, the Fund will make an Initial Payment to the Member according to the Operating Agreement and the following arithmetic: 90% of the estimated value of 1.238 repurchased Units equals $5,849.55(1.1142 Units times the estimated value per Unit of $5,250), minus 1% ($58.50), equals $5,791.05.

The annual audit of the Fund’s financial statements is complete on May 30, 2014 which is sixty days after March 31, 2014, the end of the Fund’s fiscal year in which the Repurchase Valuation Date (December 31, 2013) occurred.  During this annual audit, it was determined that the Unit value on December 31, 2013 should have been higher by an additional $10 or $5,260 per Unit.  Therefore, promptly after May 30, 2014, the Fund will make a Post-Audit Payment to the Member according to the Operating Agreement and the following arithmetic: 1.238 repurchased Units, times the post audit Unit value of $5,260, equals $6,511.88, minus 1% ($65.12), equals $6,446.76, minus $5,791.05 (the Initial Payment), equals a Post-Audit Payment of $655.71.

MANDATORY REDEMPTIONS

In accordance with the terms and conditions of the Fund’s Operating Agreement, the Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Manager determines or has reason to believe that, among other things:

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•	one or more Units have been transferred, or the Units have vested in any person, by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Member;

•
ownership of Units by such Member or other person will cause the Fund or the Manager or the Sub-Adviser to be in violation of, or subject the Fund or the Manager or the Sub-Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or the  Manager or the Sub-Adviser, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

•	any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units.

Members whose Units are redeemed by the Fund will not be entitled to a return of any amount of sales load that was charged in connection with the Member’s purchase of the Units.

Examples of mandatory redemption situations are: (i) where a Member lied about having the required net worth or income requirements to be a Qualified Investor, and (ii) Units are transferred by operation of law to a person not in the Member’s immediate family who is a world famous criminal.

TRANSFERS OF UNITS

No person shall become a substituted Member without the consent of the Board, which consent may be withheld in its sole and absolute discretion.  Generally, Units held by Members may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of a Member or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld in its sole and absolute discretion).  The Board generally will not consider consenting to a transfer unless the transfer is (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities), or (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, and children).  Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.  See “Qualified Investors.”  Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.  The Board may not consent to and/or ratify a transfer of a Unit by a Member unless such transfer is to a single transferee or after the transfer of the Unit, the balance of the account of each of the transferee and transferor is not less than $25,000.  Each transferring Member and transferee agrees to pay all expenses, including, but not limited to, attorneys and accountants’ fees, incurred by the Fund in connection with the transfer.  If a Member transfers a Unit with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Unit is transferred is admitted to the Fund as a Member.

By subscribing for a Unit, each Member agrees to indemnify and hold harmless the Fund, the Master Fund, each Board, the Manager, the Sub-Adviser or each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

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NET ASSET VALUATION

The Fund will compute net asset value as of the last business day of each month.  In determining net asset value, the Fund will value investments as of such month-end.  The net asset value of the Fund will equal the value of its total assets, less all of the liabilities, including accrued fees and expenses.  In computing its net asset value, the Fund will value its interest in the Master Fund at the net asset value provided by the Master Fund to the Fund.  The value of a Member’s capital account will equal the net asset value of the Fund, multiplied by such Member’s investment percentage.

The Master Fund’s Board has approved written procedures pursuant to which the Master Fund will value its investments in Private Funds at fair value.  In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Private Fund in accordance with the Private Fund’s valuation policies and reported at the time of the Master Fund’s valuation.  As a general matter, the fair value of the Master Fund’s interest in a Private Fund will represent the amount that the Master Fund could reasonably expect to receive from a Private Fund if the Master Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Master Fund believes to be reliable.  In the event that a Private Fund does not report a month-end value to the Master Fund on a timely basis, the Master Fund would determine the fair value of such Private Fund based on the most recent value reported by the Private Fund, as well any other relevant information available at the time the Master Fund values its portfolio.

Prior to investing in any Private Fund, the Sub-Adviser will conduct a due diligence review of the valuation methodology utilized by the Private Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Sub-Adviser reasonably believes to be consistent with those used by the Master Fund for valuing its own investments.  Although the procedures approved by the Master Fund’s Board provide that the Sub-Adviser will review the valuations provided by the investment advisers to the Private Funds, neither the Sub-Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such investment advisers (which are unaudited).

The Master Fund’s valuation procedures require the Sub-Adviser to consider the relevant information available at the time the Master Fund values its portfolio.  The Sub-Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Fund Manager does not represent the fair value of the Master Fund’s interests in the Private Fund.  Although redemptions of interests in Private Funds are subject to advance notice requirements, Private Funds will typically make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Private Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Private Fund’s governing documents, it would be necessary to effect a mandatory redemption.  Following procedures adopted by the Master Fund’s Board, in the absence of specific transaction activity in interests in a particular Private Fund, the Master Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  In accordance with generally accepted accounting principles and industry practice, the Master Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Private Fund.  In other cases, as when a Private Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Private Fund interests, the Master Fund may determine that it was appropriate to apply a discount to the net asset value of the Private Fund.  Any such decision would be made in good faith, and subject to the review and supervision of its Board.

The valuations reported by the Fund Managers, upon which the Master Fund calculates its month-end net asset value and net asset value may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Private Funds are audited by those Private Funds’ independent auditors and may be revised as a result of such audits.  Other adjustments may occur from time to time.

The procedures approved by the Board provide that, where deemed appropriate by the Sub-Adviser and if consistent with the 1940 Act, investments in Private Funds may be valued at cost.  Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration.  For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such a situation, the Master Fund’s investment will be revalued in a manner that the Sub-Adviser, in accordance with procedures approved by its Board, determines in good faith best reflects approximate market value.  The Board will be responsible for ensuring that the valuation policies utilized by the Sub-Adviser under the supervision of the Manager are fair to the Master Fund and consistent with applicable regulatory guidelines.

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To the extent the Sub-Adviser invests the assets of the Master Fund in securities or other instruments that are not investments in Private Funds, as set forth under “Use of Proceeds” and “Temporary and Defensive Measures”, the Master Fund will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, (including, the NASDAQ Stock Market), or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded.  If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service.  Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share.  Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service.  If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Sub-Adviser and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.  See “Risk Factors” under “Summary” and “Valuation of Investments” and “Estimates” under “Special Risks of Fund of Private Funds Structure, Including Investing in Unregistered Funds” for more information on asset valuation when there is no public market or possibly no market at all for an asset.

Debt securities will be valued in accordance with the Master Fund’s valuation procedures, which generally provide for using a third-party pricing system, agent, or dealer selected by the Sub-Adviser, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading.  The Board will monitor periodically the reasonableness of valuations provided by any such pricing service.  Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Board in good faith to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service.  Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States.  Foreign exchange rates are also determined prior to such close.  On occasion, the values of securities and exchange rates may be affected by events occurring during the period between the determination of such values or exchange rates and the determination of the net asset value of the Master Fund.  When such events materially affect the values of securities held by the Master Fund or its liabilities, such securities and liabilities may be valued within a reasonable period of time at fair value as determined in good faith in accordance with procedures approved by the Board.  Ordinarily, this period will be no longer than the time between successive month-end net asset value calculations.  However, this period may be longer in certain situations described under this heading “Net Asset Valuation” and the heading “Special Risks of Fund of Private Funds Structure, Including Investing In Unregistered Funds”.  These situations include when a Private Fund does not report a month-end value to the Master Fund on a timely basis; the Board concludes that the information provided by the Fund Manager does not represent the fair value of the Master Fund’s interests in the Private Fund; the valuations reported by the investment advisers of the Private Funds, upon which the Master Fund calculates its month-end net asset value, may be subject to later adjustment, based on information reasonably available at that time, such as the Private Fund’s annual audit; and the Board decides to reevaluate either its fair value methodology or that of a third party pricing system, agent or dealer.

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The Manager, the Sub-Adviser or their affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Manager, the Sub-Adviser or their affiliates for other clients may result in different values than those ascribed to the same security owned by the Master Fund.  Consequently, the fees charged to the Master Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Manager’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund’s (and in turn the Fund’s) net assets if the judgments of the Board, the Manager, the Sub-Adviser, or investment advisers to the Private Funds should prove incorrect.  Also, a substantial number of investment advisers to the Private Funds will only provide determinations of the net asset value of Private Funds on a monthly basis, in which event it will not be possible to determine the net asset value more frequently.

See “Duty of Care and Arbitration”.

UNITS AND CAPITAL ACCOUNTS

GENERAL

The Fund will maintain a separate capital account for each Member; this will have an opening balance equal to the Member’s initial contribution to the capital of the Fund (i.e., the amount of the investment less any applicable sales load).  Each Member’s capital account will be increased by the amount of any additional contributions by the Member to the capital of the Fund, plus any amounts credited to the Member’s capital account as described below.  Similarly, each Member’s capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Member’s Units, or portion thereof, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member’s capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period.  Such computation is expected to occur on a monthly basis and other times, in the Fund Board’s discretion.  A fiscal period begins on the day after the last day of the preceding fiscal period and ends at the close of business on the first to occur of (i) the last day of each fiscal year (March 31), (ii) the last day of each taxable year (December 31), (iii) the day preceding the date as of which any contribution to the capital of the Fund is made, (iv) any day as of which the Fund repurchases any Units of any Member, (v) any day as of which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective ownership of Units, or (vi) any other day as determined by the Fund’s Board.

ALLOCATION OF NET PROFITS AND LOSSES

Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of Members as of the last day of each fiscal period in accordance with each Member’s respective “investment percentage” for the period.  A Member’s investment percentage will be determined by dividing the balance of the Member’s capital account as of the beginning of a fiscal period by the sum of the balances of the capital accounts of all Members at such time.  Net profits or net losses will be measured as the net change in the value of the net assets of the Fund including any net change in unrealized appreciation or depreciation of investments as well as realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Units.

Allocations for tax purposes generally will be made among Members so as to equitably reflect amounts credited or debited to each Member’s capital account for the current and prior taxable years.

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ALLOCATION OF SPECIAL ITEMS

Withholding taxes or other tax obligations incurred by the Fund (either directly or indirectly through the Master Fund) which are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Fund paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.  If the amount of those taxes is greater than the distributable amounts, then the Member or any successor to the Member’s Units is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess.

RESERVES

Appropriate reserves may be created, accrued, and charged against net assets for contingent liabilities as of the date the contingent liabilities become known to the Fund.  Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate.  The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, against net assets.

TAXES

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY PROSPECTIVE INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE OFFERING DESCRIBED HEREIN; AND (C) EACH INVESTOR IS ADVISED TO CONSULT HIS OWN TAX ADVISOR CONCERNING HIS PARTICULAR CIRCUMSTANCES.

The following is a summary of certain aspects of the income taxation of the Fund, its Members and the Master Fund that should be considered by a prospective Member.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other Federal, state, local or foreign authority with respect to any of the tax issues directly or indirectly affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues or the characterization of the Fund as a partnership for Federal income tax purposes.

This summary of certain aspects of the Federal income tax treatment of the Fund, its Members and the Master Fund is based upon the Code, judicial decisions, Treasury Regulations (the “Regulations”), and rulings in existence on the date hereof, all of which are subject to change, including retroactively.  This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.  This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors that are subject to special treatment under the Federal income tax laws, such as insurance companies.

PROSPECTIVE MEMBERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR OWN TAX ADVISORS IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Memorandum and the SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.  Further, the use of leverage by the Fund, the Master Fund, and the Private Funds could result in the receipt of unrelated business taxable income (“UBTI”) by tax-exempt investors in the Fund.  Prospective tax-exempt investors are urged to consult their own counsel and tax advisors regarding the acquisition of Units.

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TAX TREATMENT OF FUND OPERATIONS

It is the intention of the Fund that, under the provisions of the Code and the Regulations, as in effect on the date of this Memorandum, as well as under the relevant authority interpreting the Code and the Regulations, the Fund will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof).  Units will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).  The Fund may not be eligible for any of those safe harbors.

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable.  The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner, or a person related to another partner.”  The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (excluding certain transfers), does not exceed 10 percent of the total interests in partnership capital or profits (excluding certain transfers).

The Operating Agreement establishes a redemption procedure that conforms to the first two requirements of the “redemption or repurchase agreement” safe harbor.  First, the Operating Agreement provides that the Fund will repurchase Units only if they have been tendered at least 90 days prior to a Repurchase Valuation Date; and it will pay the repurchase price approximately, but no earlier than, 30 days after the Repurchase Valuation Date (therefore, in no event less than 120 days after the written tender thereof).  Second, the Operating Agreement provides that Units will be valued for purposes of determining their repurchase price as of the end of each fiscal quarter that immediately follows the quarter in which a Repurchase Request Deadline occurs and the Fund shall not offer to repurchase Units on more than two occasions in any on Fiscal Year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests not exceed 10 per cent per year of the total interests in partnership capital or profits.  The Operating Agreement does not contain an explicit limitation on the quantity of Units that can be repurchased in any year.  The transfer restrictions and repurchase provisions of the Operating Agreement are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which the Fund repurchases Units not in excess of 10 percent of the total interests in the Fund’s capital or profits, excluding certain transfers.

In the event that, in any year, the Fund repurchases Units in excess of 10 percent of the total interests in the Fund’s capital or profits (excluding certain transfers), the Fund will not satisfy the “redemption or repurchase agreement” safe harbor.  The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for a safe harbor is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.  The Fund intends that it will not be treated as a publicly traded partnership taxable as a corporation for purposes of the Section 7704 Regulations due to the application of the “redemption or repurchase agreement” safe harbor in any year in which the Fund repurchases Units not in excess of 10 percent of the total interests in the Fund’s capital or profits and that, in the event that the Fund in any year repurchases Units in excess of 10 percent of the total interests in the Fund’s capital or profits, the Fund may still avoid being considered a publicly traded partnership if the facts and circumstances with respect to the Fund’s repurchases of Units, including the amount of Units being repurchased in such year and the pattern of repurchases of Units over the life of the Fund, indicate that the Fund is not providing the equivalent of a secondary market for its Units that is comparable, economically, to trading on an established securities market. Based upon the anticipated operations of the Fund, the Fund intends that Units will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, the Fund will not be treated as a publicly traded partnership taxable as a corporation.  (It is also expected that the Master Fund will be classified as a partnership and will not be treated as a publicly traded partnership taxable as a corporation.)

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If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code, the Regulations, or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

Unless otherwise indicated, references to the tax consequences of the Fund’s investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in the Master Fund, which, in turn, is an investor in the Private Funds.  As an entity treated as a partnership for tax purposes, the Fund is not itself subject to Federal income tax.  The Fund will file an annual partnership information return with the Service that will report the results of operations.  Each Member will be required to report separately on its income tax return its distributive share of the Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss.  The Fund does not presently intend to make distributions of its net income or gains, if any, to Members.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Each Member will be taxed on its distributive share of the Fund’s taxable income and gain regardless of whether it has received or will receive a distribution from the Fund.  For a more detailed discussion of certain aspects of the income taxation of the Fund and its investments under Federal and state law, see “Tax Aspects” in the SAI.

ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

ASC 740, “Income Taxes” (in part formerly known as “FIN 48”), which is part of U.S. generally accepted accounting principles (“GAAP”), provides guidance on the recognition of uncertain tax positions.  ASC 740 may require an entity reporting in accordance with U.S. GAAP to reserve a liability for income taxes on its books.  ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could, directly or indirectly, have a material adverse effect on the periodic calculations of the net asset value of the Fund or the Master Fund, including, directly or indirectly, reducing the net asset value of the Fund or the Master Fund to reflect reserves for income taxes that may be payable, directly or indirectly, in respect of current and/or prior periods by the Fund or the Master Fund.  This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

QUALIFIED INVESTORS

Each investor will be required to certify that the Units purchased are being acquired directly or indirectly for the account of a “Qualified Investor.”  A “Qualified Investor” must be all of the following: (a) a “U.S. person” for Federal income tax purposes, (b) an “accredited investor” (within the meaning of Rule 501(a) under the 1933 Act) and (c) a “qualified client” under Federal securities law.  The categories of Qualified Investors are set forth in the investor application that each investor must sign in order to invest initially or additionally in the Fund.

A person is considered a U.S. person for Federal income tax purposes if the person is: (i) a citizen or resident of the United States; (ii) a corporation, partnership (including an entity treated as a corporation or partnership for U.S. Federal income tax purposes) or other entity (other than an estate or trust) created or organized under the laws of the United States, any state therein or the District of Columbia; (iii) an estate (other than a foreign estate defined in Section 7701(a) (31) (A) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust.

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 Qualified Investors also must meet certain additional “qualified client” criteria, such as being individuals or companies (other than investment companies) that have a net worth (or in the case of individuals, a joint net worth with their spouse) of more than $2,000,000, or persons who have immediately after the time of purchase at least $1,000,000 under the Manager’s or its affiliates’ management, including any amount invested in the Fund, or that they meet certain other qualification requirements.

Existing Members who purchase additional Units will be required to meet the Fund’s eligibility criteria at the time of the additional purchase.  Any transferee of Units must satisfy the Fund’s eligibility criteria at the time of transfer.  See “Transfers of Units.”

INVESTOR SUITABILITY

An investment in the Fund involves a considerable amount of risk.  It is possible that you may lose some or all of your money.  Before making an investment decision, among other things, you should: (i) consider the suitability of the investment with respect to your investment objectives and personal situation; and (ii) consider other factors including your personal net worth, income, age, risk tolerance, tax situation, and liquidity needs.  An investment in the Fund is unlikely to be suitable for charitable remainder trusts and may also be the only money that you can afford to lose, and you should not invest money in the Fund to which you will need access in the short-term or on a frequent basis.  In addition, you should be aware of how the Fund’s investment strategies fit into your overall investment portfolio because the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

GENERAL INFORMATION

DESCRIPTION OF THE FUND

The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company.  The Fund was established as a limited liability company under the laws of the State of Delaware on September 11, 2006.  On March 13, 2013, the Fund’s name was changed under Delaware law to Rochdale High Yield Alternative Strategies Fund LLC and in September 2013, it changed its name to City National Rochdale High Yield Alternative Strategies Fund LLC.  The Fund has no operating history using its current objective and strategy.  The Fund’s office is located at 570 Lexington Avenue, New York, New York 10022-6837

The Fund’s Memorandum and SAI are available upon request and without charge by writing to or calling: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-800-245-9888.  The telephone number of the Fund also is 1-800-245-9888.

The Fund’s fiscal year ends on March 31.

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ADDITIONAL INFORMATION AND SUMMARY OF THE OPERATING AGREEMENT

An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the Operating Agreement that is included as Appendix B to this Memorandum.  An investor and his or her advisors should carefully review the Operating Agreement, as each Member will agree to be bound by its terms and conditions.  The following is a summary description of additional items and of select provisions of the Operating Agreement that may not be described elsewhere in this Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the Operating Agreement.

UNITS; MEMBERS

Persons who purchase Units will be Members of the Fund.  The Manager, the Sub-Adviser and affiliates may invest in the Fund, and to that extent will be Members of the Fund.  The Manager, the Sub-Adviser and affiliates may, but are under no obligation to invest in the Fund, and may subscribe for Units or have their Units repurchased by the Fund without notice to Members.  Any purchase or repurchase of Fund Units by the Manager, the Sub-Adviser or affiliates will occur only on the Fund’s terms and conditions as set forth in this Memorandum and the Fund’s SAI.

In addition, the Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in this Memorandum.

Persons to whom Units are transferred in accordance with the Operating Agreement will be Members of the Fund, subject to such person meeting any transferability requirements.  The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement.  By subscribing for a Unit, each Member agrees to indemnify and hold harmless the Fund, the Board, the Manager, the Sub-Adviser, each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

LIABILITY OF MEMBERS

Under the Operating Agreement, to the fullest extent permitted under applicable law, a Member shall not be liable for the Fund’s debts, obligations, or liabilities in any amount in excess of the account balance of such Member.  A Member, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Member in accordance with the Operating Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund’s assets.

DUTY OF CARE AND ARBITRATION

The Operating Agreement provides that the Board and the Manager (including certain of its affiliates, among others) shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.  The Operating Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Board and the Manager (including certain of its affiliates, among others) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s account or for contributions by the Member to the capital of the Fund or by reason of any change in the Federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the Operating Agreement shall not be construed so as to limit liability or provide for indemnification of the Board and the Manager (including certain of its affiliates, among others) for any liability (including liability under applicable Federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Operating Agreement to the fullest extent permitted by law.

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Under the Operating Agreement, unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of the Operating Agreement or any other agreement, whether entered into prior to, on, or subsequent to the date of the Operating Agreement, to final arbitration and to waive the Member’s rights to seek remedies in court.

AMENDMENT OF THE OPERATING AGREEMENT

The Operating Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act.  However, certain amendments to the Operating Agreement involving accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

TERM, DISSOLUTION, AND LIQUIDATION

The Fund shall be dissolved:

•	upon the affirmative vote to dissolve the Fund by: (i) the Board; or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

•
if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period;

•	as required by operation of law; or

•	as set forth in the Operating Agreement.

Upon the occurrence of any event of dissolution, the Board or the Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Manager to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “Capital Accounts and Allocations.”

Upon the liquidation of the Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts owing to the Members; and (iii) finally to the Members proportionately in accordance with the balances in their respective capital accounts.  Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

REPORTS TO MEMBERS

The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete Federal and state income tax or information returns, along with any other tax information required by law.  The Fund anticipates sending to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

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Members will receive the estimated monthly net asset value of their percentage interest free of charge.

FISCAL YEAR

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.  The 12-month period ending December 31 of each year will be the taxable year of the Fund.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected PKF O’Connor Davies, a division of O’Connor Davies, LLP, as the independent registered public accounting firm of the Fund.  The business address of PKF O’Connor Davies, a division of O’Connor Davies, LLP, is 29 Broadway, New York, NY 10006.

The law firm of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts, 02110, serves as legal counsel to the Fund.

PRIVACY NOTICE

The Fund may collect non-public personal information about you from the following sources:

•	Information we receive about you on applications or other forms;

•	Information you give us orally; and

•	Information about your transactions with us.

We do not disclose any non-public personal information about our Members or former Members without the Member’s authorization, except as required by law or in response to inquiries from governmental authorities.  We restrict access to your personal and account information to those employees who need to know that information to provide products and services to you.  We also may disclose that information to non-affiliated third parties (such as to brokers or custodians) only as permitted by law and only as needed for us to provide agreed services to you.  We maintain physical, electronic and procedural safeguards to guard your non-public personal information.

If you hold Units of the Fund through a financial intermediary, such as a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with unaffiliated third parties.

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TABLE OF CONTENTS OF SAI

Page

ADDITIONAL INVESTMENT POLICIES	1

FUNDAMENTAL POLICIES	1

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES AND OPERATIONS OF THE FUND AND THE MASTER FUND AND RELATED RISKS	2

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF PRIVATE FUNDS AND RELATED RISKS	3

PORTFOLIO HOLDINGS INFORMATION	11

DIRECTORS AND OFFICERS	11

COMMITTEES OF THE BOARDS	15

DIRECTOR OWNERSHIP OF SECURITIES	16

DIRECTOR COMPENSATION	17

LIQUIDITY REQUIREMENTS	18

CODES OF ETHICS	18

INVESTMENT MANAGEMENT AND OTHER SERVICES	19

PORTFOLIO MANAGERS	21

CONTROL PERSONS	22

PRINCIPAL HOLDERS	22

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

CUSTODIAN AND ADMINISTRATOR	23

SALES AGENT	23

CALCULATION OF FEES	24

LEGAL COUNSEL	24

PORTFOLIO TRANSACTIONS	24

PROXY VOTING PROCEDURES	24

TAX ASPECTS	25

FINANCIAL STATEMENTS OF FUND	35

FINANCIAL STATEMENTS OF MASTER FUND	50

APPENDIX A	A-1

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APPENDIX A

FORM OF ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of Rochdale High Yield Alternative Strategies Fund LLC (the “Fund”) is made effective as of March 13, 2013, by the Manager (as defined below) and on behalf of each person reflected on the books of the Fund as a Member.  Subsequently, this Agreement is effective with respect to each person hereinafter admitted to the Fund and reflected on the books of the Fund as a Member.

W I T N E S E T H:

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Act, pursuant to the Certificate executed, dated as of September 11, 2006, and filed by the Organizer with the Secretary of State of the State of Delaware on September 11, 2006; and changed to Rochdale High Yield Alternative Strategies Fund LLC, pursuant to the Certificate of Amendment executed, dated as of March 13, 2013;

WHEREAS, the Organizational Member (as defined below) of the Fund entered into a Limited Liability Company Operating Agreement as of October 17, 2006 (the “Original Agreement”);

WHEREAS, pursuant to Sections 8.1 and 8.2 of the Original Agreement the Board (as defined below) has determined to amend and restate the Original Agreement to modify the definition of the term Repurchase Valuation Date as of July 15, 2011 (the “Amended Agreement”); and

WHEREAS, pursuant to Sections 8.1 and 8.2 of the Amended Agreement the Board has determined to amend and restate the Amended Agreement to reflect the new name of the Fund and such other amendments as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

1.1 ADVISERS ACT means the Investment Advisers Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.2 AFFILIATE means affiliated person as such term is defined in the 1940 Act, as hereinafter defined.

1.3 AGREEMENT means this Limited Liability Company Operating Agreement, as amended and/or restated from time to time.

1.4 BOARD means the Board of Directors established pursuant to Section 2.6 and each Director on the Board shall be deemed a “Manager” of the Fund within the meaning of the Delaware Act.

1.5 CERTIFICATE means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

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1.6 CLASS means any class of limited liability company interests established by the Board from time to time.

1.7 CLOSING means the closing of a subscription to purchase a Share.

1.8 CODE means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

1.9 CONFIDENTIAL INFORMATION shall have the meaning as set forth in Section 8.12(a).

1.10 DELAWARE ACT means the Delaware Limited Liability Company Act (6 DEL. Sections18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

1.11 DIRECTOR means each person who initially serves on the Board pursuant to Section 2.6 or who, from time to time, pursuant to this Agreement shall serve on the Board as indicated in the records of the Fund. Each Director shall be deemed a “Manager” of the Fund within the meaning of the Delaware Act.

1.12 FISCAL PERIOD means the period commencing on the initial Closing, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the day preceding any day as of which a contribution to the Fund is made pursuant to this Agreement;

(3)	the day as of which the Fund repurchases all or a portion of the Units of any Member pursuant to this Agreement;

(4)	any day as of which there is any distribution to a Member pursuant to this Agreement;

(5)	the date as of which the Fund terminates; or

(6)	any other date as established by the Board.

1.13 FISCAL YEAR, for accounting purposes, means the period commencing on the initial Closing and ending on March 31 and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible taxable year under the Code. For tax purposes, the 12-month period ending December 31 of each year will be the Fund’s taxable year.

1.14 FORM N-2 means the Fund’s Registration Statement on Form N-2 or any successive form filed with the Securities and Exchange Commission (“SEC”), as amended from time to time.

1.15 FUND means the limited liability company governed hereby; as such limited liability company may from time to time be constituted.

1.16 HEDGE FUNDS means unregistered hedge funds and/or registered investment companies in which the Master Fund may invest, including a type of hedge fund investing in hedge funds.

1.17 INDEPENDENT DIRECTORS means those Directors who are not “interested persons” of the Fund as such term is defined in the 1940 Act.

1.18 INTEREST means the entire limited liability company interest (as defined in the Delaware Act) in the Fund at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to this Agreement, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

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1.19 INVESTMENT MANAGEMENT AGREEMENT means a separate written agreement between the Master Fund and the Manager pursuant to which the Manager performs certain investment advisory and supervisory services to the Master Fund.

1.20 INVESTMENT PERCENTAGE means a Member’s percentage ownership in the Fund determined by dividing the balance of the Member’s capital account as of the beginning of Fiscal Period by the sum of the balances of the capital accounts of all Members at such time.

1.21 MANAGER means the person who sponsors the Fund and at any particular time serves as the investment adviser, not a sub-investment adviser, to the Master Fund pursuant to a written agreement.

1.22 MANAGEMENT FEE means the fee paid to the Manager out of the Master Fund’s assets pursuant to an Investment Management Agreement, and indirectly debited against Members’ Accounts.

1.23 MASTER FUND means any master fund in a master-feeder structure as set forth in Section 8.10.

1.24 MEMBER means any person who shall have been admitted to the Fund as a Member or a substitute Member who is admitted to the Fund pursuant to this Agreement, in such person’s capacity as a Member until the Fund repurchases the entire Interest of such person as a Member pursuant to Section 4.5 hereof or a substituted Member or Members are admitted with respect to any such person’s entire Interest as a Member pursuant to Section 4.4 hereof. The Members shall constitute a single class or group of Members.

1.25 NET ASSET VALUE means the total value of all assets of the Fund as valued pursuant to Section 7.3, less an amount equal to all accrued debts, liabilities, and obligations of the Fund, calculated before giving effect to any repurchase of Units.

1.26 NET PROFITS or NET LOSSES means the amount by which the net assets attributable to a Member’s capital account as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the net assets attributable to such Member’s capital account as of the commencement of the same Fiscal Period.

1.27 1940 ACT means the Investment Company Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.28 1934 ACT means the Securities Exchange Act of 1934 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.29 OFFERING PERIOD means the period beginning when the Fund commences the sale of Units.

1.30 ORGANIZATIONAL EXPENSES means the expenses, including initial registration fees with the SEC, incurred by the Fund in connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Units.

1.31 ORGANIZATIONAL MEMBER means Garrett R. D’Alessandro and ORGANIZER means Thomas F. Konop.

1.32 PERSON means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, or unincorporated organization.

1.33 PORTFOLIO MANAGERS means portfolio managers of the Hedge Funds in which the Fund invests directly or through the Master Fund, among which the Fund or the Master Fund deploys some or all of its assets.

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1.34 REPURCHASE VALUATION DATE shall have the meaning set forth in Section 4.5.

1.35 SECURITIES means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a) (36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies, or commodities, and any options thereon.

1.36 SECURITIES ACT means the Securities Act of 1933, as amended and any regulations promulgated thereunder.

1.37 SERIES means any series of limited liability company interests established by the Board relating to a distinct portfolio and having separate rights and powers with respect to the assets of the Fund allocated to such Series.

1.38 SUB-ADVISER means any investment adviser the Manager employs to perform sub-investment advisory services pursuant to a written agreement among such investment adviser, the Manager and/or the Master Fund.

1.39 TAX MATTERS MEMBER means the Member designated as “tax matters Member” of the Fund pursuant to Section 8.18 hereof.

1.40 TRANSFER means the assignment, transfer, sale, or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

1.41 UNIT or UNITS means the interest of a Member in the Fund represented by a Contribution, with a net asset value determined from time to time thereafter as provided in Section 7.3.

1.42 VALUATION DATE means any date in which the Net Asset Value of the Fund is computed, as determined by the Board.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1 FORMATION OF LIMITED LIABILITY COMPANY. The Organizer and any person designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver, and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents, and certificates which, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund.

2.2 NAME. The name of the Fund shall be Rochdale High Yield Alternative Strategies Fund LLC or such other name as the Board hereafter may adopt upon: (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act; and (ii) sending notice thereof to each Member. The Fund’s business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3 PRINCIPAL AND REGISTERED OFFICE. The Fund shall have its principal office at the principal office of the Manager, or at such other place designated from time to time by the Board. The Fund shall have its registered office in the State of Delaware at 3500 South DuPont Highway, Dover, Delaware 19901, County of Kent, and its registered agent at such address is STELLAR CORPORATE SERVICES LLC for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

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2.4 DURATION. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue perpetually unless and until the Fund is dissolved pursuant to Section 5.1hereof.

2.5 BUSINESS OF THE FUND. The business of the Fund is, without limitation, to purchase, sell, invest, and trade in Securities, both directly and through the purchase of limited partnership and other interests in the Hedge Funds and to engage in any financial or derivative transactions relating thereto or otherwise and to engage in such other activities and to exercise such rights and powers as permitted by limited liability companies under the Delaware Act. On behalf of the Fund, the officers of the Fund may execute, deliver, and perform all contracts, agreements, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out the Fund’s business and any amendments to any such contracts, agreements, and other undertakings, all without any further act, vote, or approval of any other person, notwithstanding any other provision of this Agreement.

2.6 THE BOARD.

(a) Each Organizational Member shall serve as a Director on the initial Board as of October 17, 2006, until the proper designation of those persons first listed on Schedule I who shall agree to be bound by all of the terms of this Agreement to serve as Directors on the initial Board, which agreement to be bound shall be effective as of the date of their acceptance of their appointment as Director. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund. The number of Directors shall be fixed from time to time by a written instrument signed by, or by resolution approved at a duly constituted meeting by vote of, a majority of the Board, provided however that the number of Directors shall at all times be at least one and no more than ten as determined, from time to time, by the Directors pursuant to this Agreement.

(b) Each Director shall serve as a Director for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, provided such appointment is in accordance with the 1940 Act. The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so when required by the 1940 Act.

(c) In the event that no Director remains to continue the business of the Fund, the Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 5.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 5.2 hereof.

2.7 MEMBERS.

(a) The Board may admit one or more Members at such times as the Board may determine. Members may be admitted to the Fund subject to the condition that each such Member execute an appropriate signature page of this Agreement, application, subscription agreement, or without such execution, if such Member orally, in writing, or by other action, including, but not limited to payment for Units, complies with the conditions for becoming a Member and pursuant to which such Member agrees to be bound by all the terms and provisions hereof. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member. The Board, in its sole and absolute discretion, may reject applications or subscription agreements for Units in the Fund. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member. Such record of Members shall also set forth the number of Units that each Member holds. Each Organizational Member hereby is admitted as a Member on the date hereof.

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(b) If a Member is admitted to the Fund prior to the initial Closing, the Account of such Member shall be adjusted by any Net Profit or Net Loss allocable to such Member for the period through the initial Closing.

2.8 BOTH DIRECTORS AND MEMBERS. A Member may at the same time be a Director or a Manager, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act and the 1940 Act. A Director need not be a Member.

2.9 ORGANIZATIONAL MEMBER AND THE ORGANIZER. Garrett R. D’Alessandro shall be the Organizational Member of the Fund and Thomas F. Konop shall be the Organizer of the Fund.

2.10 LIMITED LIABILITY. To the fullest extent permitted under applicable law, a Member shall not be liable for the Fund’s debts, obligations, or liabilities in any amount in excess of the Account balance of such Member. To the fullest extent permitted under applicable law, the Organizer of the Fund, the Managers and Directors shall not be liable for the Fund’s debts, obligations, and liabilities.

2.11 SERIES. The Fund may create one or more Series and/or classes from time to time. With respect to any Series established by the Fund, the following provisions shall apply:

(a) separate and distinct records shall be maintained for each Series, and the assets associated with any such Series shall be held and accounted for separately from the other assets of the Fund or any other Series;

(b) the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Fund generally or any other Series;

(c) the Board, in its sole and absolute discretion, shall have authority to restrict allocations or transfers of Member Accounts to or from any Series; and

(d) notwithstanding Section 18-215 of the Delaware Act, the failure of a Series to have any Member associated with it shall not be the basis for the dissolution of the Series and the winding up of its affairs unless in accordance with the provisions of Article VI.

ARTICLE III

MANAGEMENT

3.1 MANAGEMENT AND CONTROL.

(a) Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein: (i) each Director shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation; and (ii) each Independent Director shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Directors, the Manager shall continue to serve as the adviser to the Fund. The Directors may make contributions and own Units in the Fund.

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(b) Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction, or credit in a manner inconsistent with the treatment of such item by the Fund. The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c) Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business, except to the extent specifically provided herein, and shall have no right, power, or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d) The Board may delegate to any person, including officers of the Fund, any rights, power, and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2 ACTIONS BY THE BOARD.

(a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person, which may include any means of communication that allows all Directors participating to hear each other simultaneously during the meeting, as permitted by the SEC and/or the 1940 Act, or, if in person attendance is not required by the 1940 Act, in person or by telephone); or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Board may designate from time to time a Chairperson who shall preside at all meetings. Meetings of the Board may be called by the Chairperson or any two Directors, and may be held on such date and at such time and place, as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time, and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c) The Board may designate from time to time agents and employees of the Fund, including without limitation employees of the Manager, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund ) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund.

3.3 MEETINGS OF MEMBERS.

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date, and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act: (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors; and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

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(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4 CUSTODY OF ASSETS OF THE FUND. The physical possession of all funds, Securities, or other property of the Fund shall at all times, be held, controlled, and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act.

3.5 OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a) The Directors shall not be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b) Any Member, Director, or Affiliate of the foregoing may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers, or agents of other companies, partners of any partnership, Members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

3.6 DUTY OF CARE.

(a) A Director shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Director’s services under this Agreement, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Director’s office or as otherwise required by law.

(b) A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any other Member, or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

3.7 INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, and Tax Matters Member (including for this purpose each affiliate, Shareholder, partner, Member, officer, director, principal, employee, or agent of the Manager, and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, Manager, or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

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(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking; or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of the Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office; or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

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(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

3.8 FEES, EXPENSES, AND REIMBURSEMENT.

(a) So long as the Manager and/or the Sub-Adviser (or each entity’s affiliates) provides management services to the Fund, it shall be entitled to receive fees for such services as may be agreed to by the Manager, the Sub-Adviser and the Fund pursuant to an Investment Management Agreement and/or Sub-Investment Management Agreement, provided however, the Board has approved such agreement and fees. The Management Fee and any incentive fee will be computed based on the Account of each Member as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on such date and before giving effect to any repurchase of Units effective as of such date. The Manager and/or Sub-Adviser may waive or reduce the Management Fee and/or incentive fee calculated with respect to, and deducted from, the Account of any Member and may pay all or part of the Management Fee and/or incentive fee to third parties for services rendered in connection with the placement of Units.

(b) The Board may cause the Fund to compensate each Independent Director for his or her services hereunder. In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c) The Fund shall bear all of its own operating expenses incurred in the business of the Fund other than those specifically required to be borne by the Manager or another party pursuant to a separate written agreement with the Fund as contemplated by Section 3.8(a) hereof. Expenses to be borne by the Fund include, but are not limited to, the following:

(1)
all costs and expenses related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, and taxes withheld on foreign dividends and indirect expenses from investments in Hedge Funds;

(2)	all costs and expenses associated with the organization, operation, and registration of the Fund, offering costs, and the costs of compliance with any applicable Federal or state laws;

(3)
the costs and expenses of holding meetings of the Board and any meetings of Members that are regularly scheduled, permitted, or are required to be held by this Agreement, the 1940 Act, or other applicable law;

(4)
fees and disbursements of any attorneys, accountants (including tax preparation fees), auditors, and other consultants and professionals engaged on behalf of the Fund to assist in connection with its operations;

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(5)	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Manager, or the Directors;

(6)	any fees payable to the Manager;

(7)
all costs and expenses associated with the organization of any subsidiary vehicle deemed necessary for the investment operations of the Fund, or with the operation of the Fund as a master-feeder structure as contemplated by Section 7.10 hereof;

(8)	all costs and expenses of preparing, printing, and distributing reports and other communications to Members;

(9)	the fees of custodians, transfer agents, and other persons providing administrative services to the Fund;

(10)	all expenses in computing the net asset value of the Fund and the Units, including any equipment or services obtained for such purposes;

(11)	administrative and Member service fees incurred by the Fund will be allocated among its various classes based on the net asset value of the Fund attributable to each such class; and

(12)	such other types of expenses as may be approved from time to time by the Board.

The Manager shall be entitled to reimbursement from the Fund for any of the above expenses that it pays on behalf of the Fund.

(d) Subject to procuring any required regulatory approvals, the Fund from time to time, alone or in conjunction with other accounts for which the Manager, or any Affiliate of the Manager, acts as general partner, managing member, or investment adviser, may purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

ARTICLE IV

TERMINATION OF STATUS OF MANAGER AND DIRECTORS;
TRANSFERS, REPURCHASES, AND REDEMPTIONS

4.1 TERMINATION OF STATUS OF THE MANAGER. The status of the Manager shall terminate if the Investment Management Agreement with the Manager terminates and the Master Fund does not enter into a new Investment Management Agreement with the Manager pursuant to the Advisers Act and 1940 Act.

4.2 TERMINATION OF STATUS OF A DIRECTOR. The status of a Director shall terminate if the Director: (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law, or make an assignment for the benefit of creditors; or (vii) shall have a receiver appointed to administer the property or affairs of such Director.

4.3 REMOVAL OF THE DIRECTORS. Any Director may be removed by: (i) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal or vote; or (ii) the vote or written consent of Member holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

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4.4 TRANSFER OF UNITS OF MEMBER.

(a) Units held by a Member may be transferred only: (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld for any reason in its sole and absolute discretion). If any transferee does not meet such investor eligibility requirements, the Fund reserves the right to redeem its Units. If the Board does not consent to a transfer by operation of law, the Fund shall redeem the Units from the Member’s successor. Any transfer must comply with the Securities Act. The Board generally will not consent to a transfer unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities); or (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, and children). The foregoing permitted transferees will not be allowed to become substituted Member without the consent of the Board, which may be withheld in its sole and absolute discretion. Each transferring Member and transferee agrees to pay all expenses, including, but not limited, to attorneys’ and accountants’ fees, incurred by the Fund in connection with any transfer.

(b) By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Board, the Manager, or each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of this Section 4.4 or any misrepresentation made by that Member in connection with any such transfer.

(c) Each transferring Member shall indemnify and hold harmless the Fund, the Board, the Manager, or each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from: (i) any transfer made by such Member in violation of this Section 4.4; and (ii) any misrepresentation by such Member in connection with any such transfer.

4.5 REPURCHASE OF UNITS.

(a) General. Except as otherwise provided in this Agreement, no Member or other person holding Units or portion thereof shall have the right to require the Fund to redeem its Units. The Board of the Fund, from time to time, and in its sole and absolute discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Manager, on such terms and conditions as set forth in this Agreement. However, the Fund shall not offer to repurchase Units on more than two occasions during any one Fiscal Year unless it has been advised by counsel to the Fund to the effect that more frequent offers would not cause any adverse tax consequences to the Fund or its Members. In accordance with the terms and conditions as are set forth in this Agreement, in determining whether to cause the Fund to repurchase Units pursuant to written requests by Members, the Board shall consider, among other things, the recommendation of the Manager and shall also consider the following factors, among others, in making such determination:

(1)	whether any Members have requested that the Fund repurchase their Units;

(2)	the liquidity of the Fund’s assets;

(3)	the investment plans and working capital requirements of the Fund;

(4)	the relative economies of scale with respect to the size of the Fund;

(5)	the history of the Fund in repurchasing Units;

(6)	the economic condition of the securities markets; or

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(7)	the anticipated tax consequences of any proposed repurchases of Units.

(b) Discretionary Repurchases. The Board shall cause the Fund to repurchase Units on terms fair to the Fund and to all Members or one or more classes of Members (including persons holding Units acquired from Members), as applicable, in the following manner:

(1)
The Board will provide written notice to Members when it has determined, in its sole and absolute discretion that the Fund will repurchase Units. Such notice will describe the terms of the repurchase offer, including:

(i)	the commencement date of the repurchase offer;

(ii)	the date on which repurchase requests must be received by the Fund (the “Repurchase Request Deadline”); and

(iii)	other information that Members should consider in deciding whether and how to participate in such repurchase opportunity.

(2)
Members must submit, in writing, requests for repurchase to the Fund or its designated agent. The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion. The Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

(3)
Promptly after the Repurchase Request Deadline, the Fund will give to each Member whose Units have been accepted for repurchase a payment consisting of: (i) cash or a Promissory Note entitling the Member to be paid an amount equal to such percentage of the estimated value of the repurchased Units as may be determined by the Fund Board as of the Repurchase Valuation Date (the “Initial Payment”); and, if determined to be appropriate by the Fund Board or if the Initial Payment is less than 100% of the “estimated value of the repurchased Units”, (ii) a Promissory Note based upon the results of the annual audit of the Fund’s financial statements, i.e. the “Post-Audit Payment” as set forth below.

(4)
The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Units, and shall be determined as of the effective date of the repurchase (the “Repurchase Valuation Date”) when the “estimated value of the repurchased Units” is determined to equal the value of the Member’s Account or portion thereof based on the net asset value of the Fund’s assets after giving effect to all allocations to be made to the Member’s Account as of such date. The Repurchase Valuation Date is the last business day of the quarter that immediately follows the quarter in which the Repurchase Request Deadline occurs (which shall be at least 90 days after the Repurchase Request Deadline). Initial Payment amounts generally shall be calculated within 10 business days after the Repurchase Valuation Date in accordance with the Fund’s valuation procedures as adopted by the Fund’s Board. The Initial Payment will be made as of the later of (1) a date approximately, but no earlier than, 30 days after the Repurchase Valuation Date, or (2) if the Master Fund has requested withdrawals of its capital from any Hedge Funds in order to fund the repurchase of the Fund’s interests in the Master Fund, within ten business days after the Master Fund has received at least 90% of the aggregate amount withdrawn from such Hedge Funds.

(5)
In the event that it is determined to be appropriate by the Fund Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

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(6)	The Promissory Note shall be non-interest bearing and non-transferable.

(7)	Payment for Units accepted by the Fund for repurchase will be made in whole or in part in cash or securities of equivalent value.

(8)	The Fund may suspend or postpone any repurchase offer, by vote of a majority of the Board, including a majority of the Independent Directors, including but not limited to:

(i)	for any period during which an emergency exists as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund’s nets assets;

(ii)	for any other periods that the SEC permits by order for the protection of Members; or

(iii)	under such other unusual circumstances as the Board deems advisable for the benefit of the Fund and its Members.

(9)
The Board, in its sole and absolute discretion, shall determine the amount of Units to be repurchased, if any. If a greater number of Units is submitted for repurchase by Members as of the Repurchase Request Deadline than the repurchase offer amount, as determined by the Board in its sole and absolute discretion, the Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the Repurchase Request Deadline. If the Board determines not to repurchase more than the repurchase offer amount or if Members submit for repurchase Units in an amount exceeding the repurchase offer amount plus 2% of the Units outstanding on the Repurchase Request Deadline, the Fund shall repurchase the Units submitted for repurchase on a pro rata basis, disregarding fractions, according to the number of Units submitted for repurchase by each Member as of the Repurchase Request Deadline; provided, however, that this provision shall not prohibit the Fund from:

(i)
accepting all Units submitted for repurchase by Members who own, beneficially or of record, an aggregate of not more than a specified percentage of such Units and who submit for repurchase all their Units, before prorating Units submitted for repurchase by other Members; or

(ii)
accepting by lot Units submitted for repurchase by Members who offer all Units held by them or who, when submitting for repurchase their Units, elect to have either all or none or at least a minimum amount or none accepted, if the Fund first accepts all Units submitted for repurchase by Members who do not so elect.

(10)
The Board may, in its sole and absolute discretion, elect to impose charges on Members or other persons who submit their Units for repurchase. The Board may also, in its sole and absolute discretion, allocate to tendering Members withdrawal or similar charges imposed by Hedge Funds if the Fund has requested withdrawal of its capital from any Hedge Funds in order to fund the repurchase of Units and such charges were imposed on the Fund.

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(11)	A Member who submits for repurchase only a portion of such Member’s Units shall be required to maintain an Account balance at least equal to $25,000.

(12)	The Manager may submit for repurchase its Units as a Member under Section 4.5 hereof.

(c) Mandatory Redemptions. The Board may cause the Fund to redeem Units of a Member or any person acquiring Units thereof from or through a Member in the event that the Board determines or has reason to believe that, among other things:

(1)	such Units have been transferred or such Units have vested in any person by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Member;

(2)
ownership of such Share by a Member or other person will cause the Fund to be in violation of, or require registration of any Units, or subject the Fund or the Manager to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

(3)
continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or the Manager, or may subject the Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;

(4)	any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

(5)	it would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to redeem such Units.

ARTICLE V

CAPITAL

5.1 CONTRIBUTIONS TO CAPITAL

(a) The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Directors shall not be entitled to make contributions of capital to the Fund as Directors of the Fund, but may make contributions to the capital of the Fund as Members.

(b) Members may make additional contributions to the capital of the Fund effective as of such times as the Board, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Fund. The minimum initial capital contribution of a Member to the capital of the Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

(c) Initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, payable in readily available funds at the date of the proposed acceptance of the contribution.

5.2 RIGHTS OF MEMBERS TO CAPITAL

No Member shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except as otherwise specifically provided herein, for example: (i) upon the repurchase by the Fund of a part or all of such Member’s Units pursuant to Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.7 hereof or (iii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

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5.3 CAPITAL ACCOUNTS

(a) The Fund shall maintain a separate Capital Account for each Member. The aggregate Net Asset Value of each Member’s Units shall reflect the value of such Member’s Capital Account.

(b) Each Member’s Capital Account shall have an initial balance equal to the amount of cash constituting such Member’s initial contribution to the capital of the Fund.

(c) Each Member’s Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member’s Capital Account pursuant to Sections 5.4 and 5.5 hereof.

(d) Each Member’s Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Member or distributions to such Member pursuant to Sections 4.5, 5.7 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 and 5.5 hereof.

5.4 ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING COSTS

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, and any offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentage for such Fiscal Period.

5.5 RESERVES

Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board, such reserves to be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole discretion, deems necessary or appropriate.

5.6 TAX ALLOCATIONS

For each fiscal year, items of income, deduction, gain, loss, or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.6 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

Notwithstanding the preceding paragraph, in the event that the Fund repurchases a Member’s Units, the Board may, in its sole discretion, specially allocate items of Fund income and gain to that Member for tax purposes to reduce the amount, if any, by which that Member’s repurchase price exceeds that Member’s tax basis for its Fund Units.

5.7 DISTRIBUTIONS

The Board, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members’ Unit ownership, or in the case of a distribution of the Fund income, such distributions may be made, in the discretion of the Board, on a pro rata basis based on the Members’ relative share of the Fund revenues (net of capital gains and/or losses) less the Fund expenses, as accrued in the applicable period.

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5.8 WITHHOLDING

(a) The Board may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

(b) For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Board, the amount of such excess.

(c) The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

5.9 ALLOCATION OF ORGANIZATIONAL, OFFERING, AND CERTAIN OTHER EXPENSES.

Organizational Expenses and any other expenses in connection with offering Units of the Fund and/or any expenses related to or in connection with any transfer of Units and/or repurchasing Units pursuant to Section 4.5, shall generally be treated as expenses of the Fund included in the computation of Net Profit and/or Net Loss (except to the extent that the Manager or another party determines in its discretion that it will assume, reimburse, and/or waive such expense). The Board may alternatively choose to amortize such expenses over a period of time to be determined by the Board. The Board may also allocate organizational and offering expenses (on an Expense Allocation Date or on such other date chosen by the Board) among the Members in a manner that allocates such expenses to Members purchasing Units in one or more offerings of Units. The Board may also allocate expenses of any transfer of Units to either the transferor and/or transferee and expenses of any repurchase of Units may be allocated to the Members whose Units are repurchased.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1 DISSOLUTION.

(a) The Fund shall be dissolved at any time there are no Members, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)	upon the affirmative vote to dissolve the Fund by: (i) the Board; or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

(2)	upon the failure of Members to elect a successor Board Member at a meeting called by the Manager in accordance with this Agreement when no Board member remains to continue the business of the Fund;

(3)
if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period; or

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(4)	as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board and Members may elect to continue the business of the Fund as provided herein, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2 LIQUIDATION OF ASSETS.

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall promptly liquidate the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall, subject to the Delaware Act, be distributed in the following manner:

(1)
in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(2)	such debts, liabilities, or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(3)
the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made: (i) the assets distributed in kind shall be valued pursuant to Section 6.3 as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above; and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1 ACCOUNTING, REPORTS AND PRINCIPLES.

(a) The Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

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(b) After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Interest as is necessary for Members to complete Federal and state income tax or information returns and any other tax information required by federal, state, or local law.

(c) Except as otherwise required by the 1940 Act or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report containing the information required by the 1940 Act and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may also furnish to each Member such other periodic reports, as it deems necessary or appropriate in its discretion.

(d) The Fund is a closed-end management investment company registered under the 1940 Act and it intends to be treated as a partnership for Federal income tax purposes under the Code. Therefore, the Board shall be guided: (1) by the applicable recommendations and standards for financial statements, accounting and reporting relating to such a company contained in the current audit and accounting guide that is incorporated herein by reference and entitled “Audits of Investment Companies”, as changed and published from time to time, by the American Institute of Certified Public Accountants; and (2) by the Fund’s independent public accountants.

7.2 DETERMINATIONS BY THE BOARD.

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to this Agreement, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by the Manager pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b) The Board may make such adjustments to the computation of Net Profit or Net Loss or any components (withholding any items of income, gain, loss, or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

7.3 VALUATION OF ASSETS.

(a) Valuation of Securities and other assets shall be made by the Board in accordance with the requirements of the 1940 Act and the valuation procedures adopted by the Board.

(b) The net asset value of each capital account as of any date shall equal the Net Asset Value of the Fund, determined as provided in Section 7.3(a), multiplied by each Member’s Investment Percentage.

(c) The value of Securities and other assets of the Fund and the net worth of the Fund as a whole and the Units determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 AMENDMENT OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of: (i) the Board (including the vote of a majority of the Independent Directors, if required by the 1940 Act); or (ii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

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(b) Any amendment that would:

(1)	increase the obligation of a Member to make any contribution to the capital of the Fund;

(2)	reduce the Account of a Member; or

(3)
modify the events causing the dissolution of the Fund may be made only if: (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof; or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to offer his or her entire Interest for repurchase by the Fund.

(c) The power of the Board to amend this Agreement at any time without the consent of the Members may include, but is not limited to:

(1)	restate this Agreement together with any amendments hereto that have been duly adopted in accordance with this Agreement to incorporate such amendments in a single, integrated document;

(2)
amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

(3)
amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership.

(d) The Board shall give written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (ii) of Section 8.1(a) hereof) to each Member, which notice shall set forth: (i) the text of the proposed amendment; or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2 SPECIAL POWER OF ATTORNEY.

(a) Each Member hereby irrevocably makes, constitutes, and appoints each Director, acting severally, and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place, and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

(1)	any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)	any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(3)
all other such instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

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(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each Director, acting severally, and any liquidator of the Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

(1)
shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Board, or any liquidator shall have had notice thereof; and

(2)
shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge, and file any instrument necessary to effect such substitution.

8.3 NOTICES. Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, or, if to the Fund, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund ). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopy, telegraphic, electronic, or other means of written communication. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

If any notice addressed to a Member at the address of that Member appearing on the books and records of the Fund is returned to the Fund marked to indicate that such notice is unable to be delivered to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Member, upon written demand of the Member, at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

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8.5 APPLICABILITY OF 1940 ACT AND FORM N-2. The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2 subject to any exemptive relief obtained thereunder relating to the Fund.

8.6 CHOICE OF LAW; ARBITRATION.

(a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) Unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of this or any other agreement, whether entered into prior to, on, or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(1)	arbitration is final and binding on the parties;

(2)	the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)	pre-arbitration discovery is generally more limited than and different from court proceedings;

(4)	the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)	a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c) All controversies that may arise among Members and one or more Members and the Fund concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the “NYSE”) or the Financial Industry Regulatory Authority, Inc. (“FINRA”), as the Member or entity instituting the arbitration may elect. If the NYSE or FINRA does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon the Member.

(d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a Member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

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8.7 NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among past, present, and future Members (including the Manager), Directors, and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

8.8 CONSENTS. Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9 MERGER AND CONSOLIDATION.

(a) The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act: (i) effect any amendment to this Agreement; (ii) effect the adoption of a new limited liability company operating agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation; or (iii) provide that the limited liability company operating agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company operating agreement of the surviving or resulting limited liability company.

8.10 MASTER-FEEDER STRUCTURE. The Fund may, at the discretion of the Board, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Directors, operate as a master-feeder structure or change an existing master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing or created Series of the Fund may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

8.11 PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm, or corporation may require in the context thereof.

8.12 CONFIDENTIALITY.

(a) A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Interest, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board (the “Confidential Information”).

(b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name or address (whether business, residence, or mailing) of any Member or any other Confidential Information without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c) Each Member recognizes that in the event that this Section 8.12 is breached by any Member or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, trustees, officers, directors, employees, or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Fund determines that any of the other Members or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, Members, directors, officers, employees, or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

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(d) The Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information that the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

8.13 CERTIFICATION OF NON-FOREIGN STATUS. Each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.14 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.15 ENTIRE AGREEMENT. This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

8.16 DISCRETION. To the fullest extent permitted by law, whenever in this Agreement, a person is permitted or required to make a decision: (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members; or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.17 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

8.18 TAX MATTERS MEMBER. The Manager will be the “tax matters Member” under the Code for the Fund or such other Member as may be designated by the Board.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.12.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

By:

/s/Garrett R. D’Alessandro*
Garrett R. D’Alessandro,
as Chairman and on behalf
of each existing Member

/s/Jay C. Nadel *
Jay C. Nadel, as Director

/s/Susan Henshaw Jones *
Susan Henshaw Jones, as Director

/s/Daniel A. Hanwacker Sr. *
Daniel A. Hanwacker Sr., as Director

*By:/s/ Kurt Hawkesworth
Kurt Hawkesworth,
as attorney-in-fact
ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

INDIVIDUAL: ________________________________ (Signature)	PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST: ____________________________________ (Name of Entity)
________________________________ (Print Name)	____________________________________ (Signature of Authorized Person) ____________________________________ (Print Name and Title of Authorized Person)
________________________________ ________________________________ (Address)	____________________________________ ____________________________________ (Address of Entity)
________________________________ (Social Security Number)	____________________________________ (Taxpayer I.D. Number)
________________________________ (e-mail)	____________________________________ (e-mail)

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SCHEDULE I

The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Directors.

_____________________________ Name & address)	Signed: ______________________________ Date: ______________________________
_____________________________ (Name & address)	Signed: ______________________________ Date: ______________________________
_____________________________ (Name & address)	Signed: ______________________________ Date: ______________________________
_____________________________ (Name & address)	Signed: ______________________________ Date: ______________________________

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STATEMENT OF ADDITIONAL INFORMATION

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC

1-800-245-9888

The investment objective and principal investment strategies of City National Rochdale High Yield Alternative Strategies Fund LLC (the “Fund”) and City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), as well as the principal risks associated with the Master Fund’s investment strategies, are set forth in the Fund’s Confidential Private Offering Memorandum (the “Memorandum”). The Fund invests all or substantially all of its investable assets in the Master Fund, as set forth in the Memorandum.

Units of the Fund are sold by RIM Securities LLC (“Sales Agent”), the Fund’s sales agent, to clients and customers (including affiliates and correspondents) of City National Rochdale, LLC (“Rochdale” or the “Manager”), the Fund’s investment adviser, and to clients and customers of other organizations. The Fund’s Memorandum, which is dated September 12, 2013, provides the basic information investors should know before investing. This Statement of Additional Information (“SAI”), which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Fund and the Master Fund. The SAI should be read in conjunction with the Memorandum. You may request a copy of the Memorandum or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Fund at the telephone number listed above. This SAI is not an offer of the Fund for which an investor has not received the Memorandum. Capitalized terms not otherwise defined in this SAI have meanings accorded to them in the Fund’s Memorandum. The financial statements for the Fund are included in this SAI.

The date of this SAI and the related Memorandum is September 12, 2013.

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ii

ADDITIONAL INVESTMENT POLICIES

The investment objective and principal investment strategies of the Fund and the Master Fund, as well as the principal risks associated with these investment strategies, are set forth in the Memorandum. Certain additional investment information is provided below. The Private Funds in which the Master Fund invests are not subject to the Fund’s and the Master Fund’s investment policies and may have different or contrary investment policies.

Unless otherwise specified, percentage limitations shall be applied at the time of investment. Therefore, these percentages could be exceeded due to fluctuations in the value of portfolio securities or liquidation of portfolio securities to pay expenses or fulfill repurchase requests.

FUNDAMENTAL POLICIES

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (the “Units”), are listed below. The Master Fund has substantially the same fundamental investment policies as the Fund and such Master Fund policies cannot be changed without the approval of a majority of the outstanding voting securities of the Master Fund. Within the limits of these fundamental policies, the Fund’s management has reserved freedom of action. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. Except to the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, the Fund and the Master Fund:

(1)
May borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.  In accordance with Section 18(a) of the 1940 Act, any issuance of senior securities by the Fund will be subject to continuing asset coverage requirements such that any issuance of senior securities representing indebtedness will have an asset coverage of at least 300% and any senior securities issued as stock will have an asset coverage of at least 200%.

(2)
May not invest more than 25% of the value of its total net assets in the securities of issuers in any single industry or group of industries, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Private Funds are not considered part of any industry. The Fund and the Master Fund may invest in Private Funds that may concentrate their assets in one or more industries.

(3)
May not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

(4)
May not purchase or sell real estate, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

(5)
May make loans only as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.  Under Section 18(a) of the 1940 Act, any loans made by the Fund are subject to a continuing asset coverage requirement of at least 300%.

(6)
May not purchase or sell physical commodities and commodity contracts, except that it may: (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Fund and the Master Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

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As an additional fundamental policy, the Fund may pursue its investment program through one or more subsidiary vehicles. The establishment of such vehicles and the Fund’s utilization thereof is wholly within the discretion of the Board.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES AND OPERATIONS
OF THE FUND AND THE MASTER FUND AND RELATED RISKS

TEMPORARY DEFENSIVE POSITIONS. The Fund will attempt to achieve its objective by investing substantially all of its investable assets in the Master Fund, which has the same investment objectives and policies as the Fund. The Master Fund, in an attempt to respond to adverse market, economic, political, or other conditions, may invest up to 100% of its assets in cash or cash equivalents including, but not limited to, securities of money market funds, prime commercial paper, bank certificates of deposit, bankers’ acceptances, or repurchase agreements for such securities, and securities of the U.S. Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. The Master Fund’s investments in foreign cash equivalents will be limited to those that, in the opinion of the Sub-Adviser, equate generally to the standards established for U.S. cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets that are subject to regulatory supervision by the U.S. Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States. These investments may result in a lower return than would have been obtained had the Master Fund adhered to its standard investment policies.

REPURCHASE AGREEMENTS. A Private Fund held by the Master Fund may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool. A repurchase agreement is an agreement under which the Private Fund acquires a security, generally a U.S. Government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Private Fund holds the security and is unrelated to the interest rate on the security. The Private Fund’s repurchase agreements will at all times be fully collateralized.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller. If a seller under a repurchase agreement were to default on the agreement and be unable to repurchase the security subject to the repurchase agreement, the Private Fund would look to the collateral underlying the seller’s repurchase agreement, including the security subject to the repurchase agreement, for satisfaction of the seller’s obligation to the Private Fund. In such an event, the Private Fund may incur a loss if the value of the collateral declines and may incur disposition costs in liquidating the collateral. In addition, the Private Fund may be subject to possible delays or restrictions on its ability to dispose of the underlying securities. Repurchase agreements are typically entered into for periods of one week or less. The SEC staff currently takes the position that repurchase agreements maturing in more than seven days are illiquid securities.

REVERSE REPURCHASE AGREEMENTS. A Private Fund held by the Master Fund may enter into reverse repurchase agreements, subject to the Private Fund’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Private Fund and its agreement to repurchase the instrument at a specified time and price, and may be considered a form of borrowing for some purposes. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Private Fund. Reverse repurchase agreements are a form of leverage that may also increase the volatility of the investment portfolios of the Private Funds.

ILLIQUID SECURITIES. A Private Fund held by the Master Fund may invest in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the 1933 Act) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the 1933 Act. There may be no limit to the percentage of the Private Fund’s net assets that may be invested in illiquid securities.

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The Master Fund’s investments in the Private Funds are themselves illiquid and subject to substantial restrictions on transfer. The Master Fund will typically have only limited rights to withdraw its investment in the Private Funds. The illiquidity of these interests may adversely affect the Master Fund if it sold such interests at an inopportune time.

SECURITIES LOANS. A Private Fund owned by the Master Fund may lend securities from its portfolio to broker-dealers, institutional investors, or other persons, pursuant to securities lending agreements. During the period of the loan, the Private Fund will be entitled to payments of the interest, dividends or other distributions payable on the loaned securities. Additionally, the Private Fund will retain at least a portion of the interest earned on the investment of the collateral or a fee from the borrower or placing agent. However, the Private Fund generally will pay certain administrative and custodial fees in connection with each loan. Any loans of securities must be secured by collateral at least equal to 100% of the value of the loaned securities, marked to market on a daily basis. The Private Fund will generally receive collateral consisting of cash, U.S. government securities, letters of credit and other similar instruments. The Private Fund may experience a risk of loss if the other party to the transaction breaches the securities lending agreement with the Private Fund.

The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially. In addition, the Private Fund is responsible for any loss that might result from its investment of the borrower’s collateral. Loans will only be made to firms deemed by the Fund Manager to be of good standing and will not be made unless, in the judgment of the Fund Manager, the consideration to be earned from such loans would justify the risk.

PAYMENT IN KIND FOR REPURCHASED UNITS. The Master Fund does not expect to distribute securities as payment for repurchased Units by the Fund except in unusual circumstances, such as in the unlikely event that the Fund’s making a cash payment would result in a material adverse effect on the Master Fund or on Members not requesting that their Units be repurchased by the Fund, or that the Master Fund has received distributions from Private Funds in the form of securities that are transferable via the Fund to the Members. In the event that the Master Fund makes such a distribution of securities through the Fund as payment for Units, Members will bear any risks of the distributed securities (see “Additional Information on Investment Techniques of Private Funds and Related Risks” below) and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

SUSPENSION OF OFFERINGS. Any offering of Units of the Fund may be suspended, in the Board’s sole and absolute discretion, to the extent required for purposes of compliance with the securities laws or in response to market conditions in the securities markets or otherwise.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF
PRIVATE FUNDS AND RELATED RISKS

This section provides additional information about types of investments and investment techniques of Private Funds in which the Master Fund invests. Some or all of the Private Funds may make the investments described in this section. As there is no limit on the types of investments the Private Funds may make, however, this cannot be a comprehensive description. Any decision to invest in the Fund should take into account the possibility that the Private Funds held by the Master Fund may make virtually any kind of investment, and be subject to related risks, which can be substantial.

EQUITY SECURITIES. A Private Fund’s portfolio may include long and short positions in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. A Private Fund also may invest in depositary receipts relating to foreign securities. Some of the specific risks related to investments in foreign securities, depositary receipts relating to foreign securities, or foreign currency transactions are described below in this section under the sub-heading “Foreign Securities” or “Foreign Currency Transactions.” Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities.

A Private Fund may invest in equity securities without restriction as to the market capitalization of issuers, including securities of companies with market capitalizations that are small compared to other publicly traded companies (including micro-cap companies). Smaller companies may have limited product lines, markets, or financial resources or may depend on a small, inexperienced management group. Securities of small companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. These may also trade in the over the counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets.

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Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks. Preferred stock generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a specified period of time at a specified price or based on a specified formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a Private Fund is called for redemption, the Private Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party. Any of these actions could have an adverse effect on a Private Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Master Fund and the Fund.

FIXED-INCOME SECURITIES. A Private Fund may invest in fixed-income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

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A Private Fund may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined to be of comparable quality. Non-investment grade debt securities (commonly referred to as “junk bonds”) are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. For a description of debt ratings, see Appendix A. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Non-investment grade debt securities generally offer a higher yield than available from investment grade issues, but involve greater risk. The returns of non-investment grade debt securities are also subject to: (i) adverse changes in general economic conditions; (ii) changes in the financial condition of their issuers; (iii) changes in interest rates; and (iv) changes in market liquidity. During periods of economic downturns or rising interest rates, issuers of securities rated below investment grade or comparable unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities. Non-investment grade debt securities have historically experienced greater default rates than investment grade securities.

FOREIGN SECURITIES. A Private Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest directly or through ADRs, European Depositary Receipts (“EDRs”), or Global Depositary Receipts (“GDRs”) (collectively, “depositary receipts”) in other securities of foreign issuers. Depositary receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on U.S. exchanges or over-the-counter, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States.

Investment income received by a Private Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Private Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Private Fund’s assets to be invested within various countries is not known.

FOREIGN CURRENCY TRANSACTIONS. A forward foreign currency exchange contract (“forward currency contract”) is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into. A Private Fund might typically enter into forward currency contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for, or, to hedge the U.S. dollar value of securities it owns.

A Private Fund may enter into a forward currency contract to sell or buy the amount of a foreign currency it believes may experience a substantial movement against the U.S. dollar. In this case, the forward currency contract would approximate the value of some or all of the Private Fund’s portfolio securities denominated in such foreign currency. The precise matching of the forward currency contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market involvement in the value of those securities between the date the forward currency contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. At the maturity of a forward currency contract, a Private Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an “offsetting” contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

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Because it is impossible to forecast with absolute precision the market value of securities at the expiration of the forward currency contract, it may be necessary for a Private Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Private Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Private Fund is obligated to deliver. If a Private Fund retains the portfolio security and engages in offsetting transactions, the Private Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Private Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Private Fund entering into a forward currency contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Private Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Private Fund will suffer a loss to the extent the price of the currency they have agreed to purchase exceeds the price of the currency it has agreed to sell. This method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities, but rather establishes a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, they tend to limit any potential gain that might result from an increase in the value of that currency. The cost of currency conversion may adversely affect a Private Fund’s returns. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (“spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Private Fund at one rate, while offering a lesser rate of exchange should the Private Fund desire to resell that currency to the dealer.

SHORT SALES. A Private Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities, or take advantage of an anticipated market decline, through short sales of securities that the Private Fund believes possess volatility characteristics similar to those being hedged. In addition, a Private Fund may use short sales for non-hedging purposes to pursue its investment objective. For example, a Private Fund may “short” a security of a company if, in its investment adviser’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Certain Private Funds may consider short selling to be a significant part of their investment strategy.

To affect a short sale, a Private Fund would borrow a security from a brokerage firm to make delivery to the buyer. The Private Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Private Fund, which would result in a loss or gain, respectively. These techniques are speculative and, in certain circumstances, can substantially increase the impact of adverse price movements on the Private Fund’s portfolio, which, in turn, could result in losses to the Master Fund and the Fund. A short sale of a security involves the risk of an unlimited increase in the market price of the security that could result in an inability to cover the short position, and thus, a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase.

A Private Fund may also make short sales against-the-box, in which it sells short securities it owns or has the right to obtain without payment of additional consideration. The Private Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining, and closing short sales against-the-box.

DERIVATIVES. A Private Fund may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset. The Fund Manager may decide not to employ any of these strategies, and there is no assurance that any derivatives strategy used by the Private Fund will succeed, or that a particular hedging instrument will be available for use by the Private Fund.

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Options and Futures. A Private Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Private Fund’s portfolio bears the risk that the counter party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Private Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Private Fund also may include options on baskets of specific securities.

A Private Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which a Private Fund owns the underlying security. The sale of such an option exposes the Private Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on a Private Fund’s books or with the Private Fund’s custodian or prime broker (or similar arrangement) to fulfill the obligation undertaken. The sale of such an option exposes the Private Fund during the term of the option to a decline in price of the underlying security while depriving the Private Fund of the opportunity to invest the segregated assets.

A Private Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Private Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Private Fund would ordinarily make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased, although the Private Fund would be entitled to exercise the option should it deem it advantageous to do so.

A Private Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits the Private Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Private Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Private Fund that could adversely affect the value of the Master Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Private Fund to substantial losses, which may result in losses to the Master Fund.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

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The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which a Private Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Private Fund also is subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Private Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates a Private Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Private Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

CALL AND PUT OPTIONS ON SECURITIES INDICES. A Private Fund may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Private Fund of options on stock indexes will be subject to its investment adviser’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

RIGHTS AND WARRANTS. A Private Fund may invest in common stock rights and warrants believed by the investment adviser to provide capital appreciation opportunities. Common stock rights and warrants may be purchased separately or may be received as part of a unit or attached to securities purchased. Warrants are securities that give the holder the right, but not the obligation, to purchase equity issues of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. At the time of issue, the cost of a warrant is substantially less than the cost of the underlying security itself, and price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable a Private Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Private Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Master Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

BANK LOANS AND PARTICIPATIONS. A Private Fund may invest, directly or through another private investment vehicle, in bank loans or participations in bank loans (collectively, “bank loans”), either of which may become non-performing for a variety of reasons. Such non-performing bank loans may require substantial workout negotiations or restructuring in the event of a default or bankruptcy, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the bank loan. In addition, bank loans are generally subject to liquidity risks since bank loans are traded in an “over-the-counter” market.

Bank loans, like most other debt obligations, are subject to the risk of default. While all investments involve some amount of risk, bank loans generally involve less risk than equity instruments of the same issuer because the payment of principal of and interest on debt instruments is a contractual obligation of the issuer that, in most instances, takes precedence over the payment of dividends, or the return of capital, to the issuer’s shareholders. However, in the event of the bankruptcy, receivership, or other insolvency proceeding of a borrower, a Private Fund could experience delays or limitations with respect to its ability to collect the principal of and interest on the bank loan and with respect to its ability to realize the benefits of the collateral securing the bank loan, if any.

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Although a Private Fund may invest in bank loans that will be fully collateralized with assets with a market value that, at the time of acquisition, equals or exceeds the principal amount of the bank loan, the value of the collateral may decline below the principal amount of the bank loan subsequent to the Private Fund’s investment in such bank loan. In addition, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, the Private Fund will be subject to the risk that this stock may decline in value, be relatively illiquid, or may lose all or substantially all of its value, causing the bank loan to be under collateralized. Bank loans are also subject to the risk of default of scheduled interest or principal payments. In the event of a failure to pay scheduled interest or principal payments on bank loans held by a Private Fund, the Private Fund could experience a reduction in its income, and would experience a decline in the market value of the particular bank loan so affected, and may experience a decline in its net asset value or the amount of its distributions, which may adversely affect the performance of the Master Fund. A Private Fund may invest in uncollateralized bank loans, which may involve a greater risk of loss.

The risk of default will increase in the event of an economic downturn or a substantial increase in interest rates. To the extent that a Private Fund’s investment is in a bank loan acquired from another lender, the Private Fund may be subject to certain credit risks with respect to that lender. Further, there is no assurance that the liquidation of the collateral (if any) underlying a bank loan would satisfy the issuer’s obligation to the Private Fund in the event of non-payment of scheduled interest or principal, or that collateral could be readily liquidated. The risk of non-payment of interest and principal also applies to other debt instruments in which the Private Fund may invest. There is no assurance that the sale of collateral would raise enough cash to satisfy the borrower’s payment obligation or that the collateral can or will be liquidated. Some or the entire bank loans held by a Private Fund may not be secured by any collateral, and such bank loans entail greater risk than secured bank loans.

SWAPS. A Private Fund may enter into equity, interest rate, index, currency rate, and total return swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Private Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).

INTEREST RATE SWAPS. A Private Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

EQUITY INDEX SWAPS. A Private Fund may enter into equity index swaps. Equity index swaps involve the exchange by a Private Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends. A Private Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

CURRENCY SWAPS. A Private Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Since currency swaps are individually negotiated, a Private Fund would expect to achieve an acceptable degree of correlation between its portfolio investments and their currency swap positions. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity which involves special investment techniques and risks. If its investment adviser is incorrect in its forecasts of market values and currency exchange rates, the Private Fund’s performance will be adversely affected. If there is a default by the other party to such a transaction, the Private Fund will have contractual remedies pursuant to the agreements related to the transaction.

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TOTAL RETURN SWAPS. A Private Fund may invest in total return swaps with appropriate counter parties. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if a Private Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counter party.

Certain swap agreements into which a Private Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Private Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Private Fund is contractually obligated to make. If the other party to a swap defaults, the Private Fund’s risk of loss consists of the net amount of payments that the Private Fund contractually is entitled to receive.

DISTRESSED CREDITS. A Private Fund may invest in securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and the Bankruptcy Court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Private Fund of the security in respect to which such distribution was made.

BORROWING AND SENIOR SECURITIES. The majority of Private Funds engages in hedging and leverage to varying degrees. Hedging is a means of risk protection against loss due to adverse price fluctuations by buying or selling a futures contract or option to offset a present or anticipated position or transaction in the cash market. Leverage is borrowing to enhance return. Buying securities on margin is an example of leverage. The ability to borrow money to engage in securities transactions and to sell securities short (i.e. a sale of securities that requires borrowing equivalent securities to make delivery to the purchaser) are important to most Fund Managers.

Congress chose to limit, but not prohibit, the ability of investment companies, such as the Master Fund, to engage in leverage. Section 18 of the 1940 Act addresses leverage concerns by limiting the ability of the Master Fund to borrow and incur indebtedness. Under the 1940 Act, securities and related transactions in which the Master Fund is a borrower, or that involve indebtedness on the part of the Master Fund, are generally known as “senior securities”. Congress limited the ability of the Master Fund to engage in leverage by limiting its ability to issue senior securities. In practice, these restrictions (the “Asset Coverage Requirements” disclosed in the Memorandum) limit the amount of leverage in which the Master Fund may engage. Private Funds are not subject to these limitations. Therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Private Funds. While the Master Fund will consider a Private Fund’s use of leverage as part of the process of selecting a Private Fund investment and will monitor this use of leverage, these functions will be subject to the impediments disclosed. For this reason and because Private Funds are not subject to the leverage limits mentioned above, the Fund investors should not expect compliance with the Asset Coverage Requirements by a Private Fund in the Master Fund’s portfolio.

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PORTFOLIO HOLDINGS INFORMATION

The Manager, the Fund and the Master Fund maintain portfolio holdings disclosure policies that govern the timing and circumstances of disclosure to Members and third parties of information regarding the portfolio investments held by the Fund and the Master Fund. Disclosure of the Fund’s and the Master Fund’s complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to the Fund’s Members and the Master Fund’s interest holders and in the quarterly holdings report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. Also, these reports may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information about the operation of the SEC’s Public Reference Room may be obtained by calling 1-800-SEC-0330.

From time to time rating and ranking organizations may request complete portfolio holdings information in connection with rating the Fund and the Master Fund. The Fund and the Master Fund believe that these organizations have legitimate objectives in requesting such portfolio holdings information. To prevent such organizations from potentially misusing portfolio holdings information, The Fund and the Master Fund will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of five to ten business days following the end of the quarter. In addition, the Manager, or its designee, may grant exceptions to permit additional disclosure of portfolio holdings information at differing times and with differing lag times to such organizations, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of the Fund and the Master Fund and will not use the information to facilitate or assist in any investment program, and (3) the recipient will not provide access to third parties to this information.

In addition, the Fund’s and the Master Fund’s service providers, including the administrator, legal counsel and auditors, may receive portfolio holdings information in connection with their services to the Fund and the Master Fund. Disclosure of the Fund’s and the Master Fund’s portfolio holdings information may be made only with prior written approval of either the Fund’s and the Master Fund’s President or their Chief Compliance Officer. In no event shall the Manager, its affiliates or employees, or the Fund or the Master Fund receive any direct or indirect compensation in connection with the disclosure of information about the Fund’s or the Master Fund’s portfolio holdings

DIRECTORS AND OFFICERS

The Board of the Fund (the “Board”) and the Board of the Master Fund (the “Master Fund’s Board”) currently consist of eight members.  A majority of the members of the Board Master Fund’s Board are individuals who are not “interested persons” of the Fund or the Master Fund within the meaning of the 1940 Act; in the discussion that follows, these Board members are referred to as “Independent Directors.”  Jon Hunt is a consultant to, and former Chief Operating Officer and Director of, Convergent Capital Management, LLC, a wholly-owned subsidiary of City National.  Andrew Clare and his law firm have provided significant legal services to City National.  For these reasons, both Mr. Hunt and Mr. Clare are considered to be “interested persons” of the Master Fund and the Fund for purposes of the 1940 Act.

Day-to-day operations of the Fund and the Master Fund are the responsibility of the Fund’s and the Master Fund’s officers, each of whom is elected by, and serves at the pleasure of, the Board and the Master Fund’s Board.  The Board and the Master Fund’s Board is responsible for the overall supervision and management of the business and affairs of the Fund and the Master Fund, respectively.

The Directors’ overall responsibility for identifying and overseeing the operational, business and investment risks inherent in the operation of the Fund and the Master Fund is handled by the Board and the Master Fund’s Board as a whole and by the Board’s and the Master Fund’s Board’s Audit Committee (to be formed), particularly with respect to valuation and accounting matters.  To assist them in carrying out their oversight responsibilities, the Directors receive, in connection with each of the Board’s and the Master Fund’s Board’s regular quarterly meetings, regular reports from the Fund’s and the Master Fund’s Administrator with respect to portfolio compliance, fund accounting matters and matters relating to the computation of the Fund’s and the Master Fund’s net asset value per Unit.  The Trustees also receive reports, at least quarterly, from the Fund’s and the Master Fund’s Chief Compliance Officer or “CCO”.  These reports, together with presentations provided to the Board and the Master Fund’s Board at their regular meetings, are designed to keep the Board and the Master Fund’s Board informed with respect to the effectiveness of the Fund’s and the Master Fund’s overall compliance program including compliance with stated investment strategies. Additionally, the full Board and Master Fund’s Board annually receive a report from the Fund’s and the Master Fund’s CCO and the full Board (and, at the discretion of the Independent Trustees, the Independent Trustees separately) meets with the CCO for the purpose of discussing the extent to which the Fund’s and the Master Fund’s overall compliance programs are reasonably designed to detect and prevent violations of the federal securities laws and assessing the effectiveness of the overall compliance program.  Additionally, each of the Board and the Master Fund’s Board, and the Audit Committee (or, Audit Committee Chair) will meet at least annually with the Fund’s and the Master Fund’s independent registered public accounting firm.  The overall small size of the Board and the Master Fund’s Board assures significant participation by every member, so that no separate role for a “lead” Independent Director has been deemed necessary.

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The Directors on the Board and the Master Fund’s Board are not required to contribute to the capital of the Fund or the Master Fund or to hold Units of the Fund or an interest in the Master Fund.

The identity of the Directors and officers of the Fund and the Master Fund and brief biographical information regarding each Director and officer during the past five years is set forth below.

Interested Directors and Officers
Name, Address and Age	Position(s) Held with the Fund, Master Fund & TEI Fund1	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During the Past Five Years2
Jon Hunt 570 Lexington Avenue New York, NY 10022 Date of birth: 10/25/51	Director	Ten-year term, since 2013	Consultant to Management (2012 – 2013), Chief Operating Officer (1998 – 2012), Director (2003 – 2012), Convergent Capital Management LLC (investment management holding company); Director, AMBS Investment Management, LLC (1998 – present); SKBA Capital Management, LLC (1998 – 2011); Mid-Continent Capital Management LLC (2006 – 2012); Clifford Swan Investment Capital LLC (2000 – 2011); Convergent Wealth Advisors, LLC (2006 – 2011); Independence investments, LLC (2006 – 2009) and Lee Munder Capital Group, LLC (2009 – 2012).	22	Nuveen Commodities Asset Management, member of Independent Committee (2012 – present)

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Name, Address and Age	Position(s) Held with the Fund, Master Fund & TEI Fund1	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During the Past Five Years2
Andrew Clare 570 Lexington Avenue New York, NY 10022 Date of birth: 9/21/45	Director	Through Dec. 31, 2020, since 2013	Attorney and Partner, Loeb & Loeb, a law firm (1972-present)	22	None
Garrett R. D’Alessandro 570 Lexington Avenue New York, NY 10022 Date of birth: 11/27/57	President And Chief Executive Officer	Indefinite term, President since 2006	President and Chief Executive Officer of City National Rochdale, LLC	N/A	N/A
William O’Donnell 570 Lexington Avenue New York, NY 10022 Date of birth: 4/3/64	Chief Financial Officer	Indefinite term, since 2011
Chief Financial Officer of City National Rochdale, LLC since July 2011; Financial Consultant, October 2009 to June 2011; Financial Officer, Compliance Officer & Corporate Secretary Trustee-Clay Finlay Pension Plan of Clay Finlay LLC, October 1990 to September 2009.

				N/A	N/A
Kurt Hawkesworth 570 Lexington Avenue New York, NY 10022 Date of birth: 9/13/71	Secretary	Indefinite term, since 2010	Senior Executive Vice President and Chief Operating Officer City National Rochdale, LLC	N/A	N/A
Michael Gozzillo 570 Lexington Avenue New York, NY 10022 Date of birth: 1965	Chief Compliance Officer	Indefinite term; Since May 2013
Senior Vice President and Chief Compliance Officer, City National Rochdale, LLC, Chief Compliance Officer, CNI Charter Funds (2012 - present), Director and Compliance Officer, TIAA-CREF, Chief Compliance Officer, TIAA-CREF Life Insurance Separate Accounts (2008 - 2012).
			N/A	N/A

_______________________
1.	“TEI Fund” refers to City National Rochdale High Yield Alternative Strategies Fund TEI LLC. See the “Structural Diagram”.
2.	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.
3.	The Manager is owned by City National Bank.

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Independent Directors
Name, Address and Age	Position(s) Held with Fund, Master Fund & TEI Fund1	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During the Past Five Years2
Irwin G. Barnet. 3 570 Lexington Avenue New York, NY 10022 Date of birth: 2/13/38	Director, Chairman	Through Dec. 31, 2015, since 2013	Attorney and of counsel, Reed Smith LLP, a law firm (2009-present). Partner, Reed Smith LLP (2003-2008). Attorney and principal, Crosby, Heafey, Roach & May P.C., a law firm (2000-2002). Attorney and principal, Sanders, Barnet, Goldman, Simons & Mosk, a law firm (1980-2000)	22	None
Daniel A. Hanwacker Sr. 570 Lexington Avenue New York, NY 10022 Date of birth: 10/17/51	Director	Ten-year term, since 2011	CEO and President of Hanwacker Associates, Inc. (asset management consulting and executive search services)	22	None
Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Date of birth: 11/19/43	Director	Through Dec. 31, 2018, since 2013	Retired (2007-present). President and Chief Executive Officer, CNI Charter Funds (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996-2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, CNAM (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, CNAM (2001-2006), and City National Securities, Inc. (1999-2006)	22	Windermere Jupiter Fund, LLC. CMS/Ironwood Multi-Strategy Fund LLC. CMS/Barlow Long-Short Equity Fund, LLC4
Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Date of birth: 7/21/58	Director	Ten-year term, since 2011	Financial Services Consultant	22	LaPolla Industries, Inc. (2007-present)

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Name, Address and Age	Position(s) Held with Fund, Master Fund & TEI Fund1	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director During the Past Five Years2
William R. Sweet 570 Lexington Avenue New York, NY 10022 Date of birth: 7/6/37	Director	Through March 31, 2015, since 2013	Retired. Executive Vice President, Union Bank of California (1985-1996)	22	None
James Wolford5 570 Lexington Avenue New York, NY 10022 Date of birth: 3/25/545	Director	Ten-years term, since 2013	Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-present). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000)	22	None
_____________________
1.	“TEI Fund” refers to City National Rochdale High Yield Alternative Strategies Fund TEI LLC. See the “Structural Diagram”.
2.	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.
3.
During 2010, 2011 and 2012, Reed Smith LLP, of which Mr. Barnet is an attorney and of counsel, provided legal services to City National, the parent company of CNAM. In 2010, 2011 and 2012, the firm billed City National $391,192, $423,600 and $452,607, respectively, for these services. The other Independent Trustees have determined that Mr. Barnet should continue to be classified as a trustee who is not an “interested person” of the Trust, as defined in the 1940 Act, because Mr. Barnet was not involved with rendering any of these legal services to City National, and because Mr. Barnet’s interest in the fees billed by his firm to City National was insignificant.

4.
Convergent Wealth Advisors, LLC, which is under common control with City National, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

5.
Bixby Land Company (“Bixby”), of which Mr. Wolford was the Chief Financial Officer until March 31, 2010, had obtained various loans from City National. The other Independent Trustees have determined that Mr. Wolford should continue to be classified as a trustee who is not an “interested person” of the Trust, as defined in the 1940 Act, because City National’s existing loans to the Company were made in the ordinary course of business and because of the minimal benefits of the loans to Mr. Wolford.

Taken as a whole, the Board and the Master Fund’s Board represent a broad range of business and investment experience, as well as professional skills.  Messrs. Nadel and Hanwacker each have more than 30 years of experience in various aspects of the financial services sector including the management and auditing of investment companies and are each certified public accountants.  Messrs. Clare and Barnet have more than 30 years of experience as corporate and securities lawyers.  Messrs. Hunt and Kozlen have extensive investment management experience, including executive and leadership roles with both funds and investment advisers.  Mr. Sweet has long experience as a senior executive in a bank.  Mr. Wolford has more than 25 years’ experience as a chief financial officer of various real estate investment trusts and other companies.

COMMITTEES OF THE BOARDS

The Board and the Master Fund’s Board (collectively, the “Boards”) intend to have three standing committees as described below.

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Audit Committee. The Audit Committee will be  responsible for advising the full Boards with respect to accounting, auditing and financial matters affecting the Fund and the Master Fund, respectively, and will meet at least once annually. The Audit Committee will be comprised primarily of the Independent Directors.

Nominating Committee. The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Directors as is considered necessary from time to time and meets only as necessary. The Nominating Committee will be comprised primarily of the Independent Trustees. There are currently no policies in place regarding nominees recommended by Members. .  Valuation Committee. The Valuation Committee will be responsible for (1) monitoring the valuation of the Fund’s and the Master Fund’s securities and other investments, respectively; and (2) as required, when a full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations are reported to the full Board.  The Valuation Committee will meet as necessary when a price is not readily available. The members of the Valuation Committee will be determined by the Boards and will consist of one or more of Garrett D’Alessandro, William O’Donnell, Bill Miller, Bruce Simon or Kurt Hawkesworth.

DIRECTOR OWNERSHIP OF SECURITIES

The dollar range of equity securities owned by each Director is set forth below.1

NAME OF DIRECTOR	DOLLAR RANGE OF EQUITY SECURITIES OWNED IN THE FUND AND THE MASTER FUND AS OF DECEMBER 31, 2012	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OWNED IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY DIRECTORS IN FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2012

INDEPENDENT DIRECTORS

Jay C. Nadel	None	None
Daniel A. Hanwacker Sr.	None	None
Irwin G. Barnet	None	None
Vernon C. Kozlen	None	None
William R. Sweet	None	None
James Wolford	None	None

DIRECTORS WHO ARE “INTERESTED PERSONS”

Andrew Clare	None	None
Jon Hunt	None	None

INDEPENDENT DIRECTOR OWNERSHIP OF SECURITIES

The table below provides information regarding the ownership by each Independent Director (and his immediate family members) of securities of the Manager or the Sales Agent, and the ownership of securities in an entity controlling, controlled by or under common control with the Manager or the Sales Agent (not including registered investment companies), as of December 31, 2012.

_______________________________
1
The term “owned” used in the table above means beneficial ownership as determined in accordance with Rule 16a – 1(a)(2) under the Securities Exchange Act of 1934, as amended. The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

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NAME OF DIRECTOR	NAME OF OWNERS AND RELATIONSHIP TO DIRECTOR	COMPANY	TITLE OF CLASS	VALUE OF SECURITIES	PERCENTAGE OF CLASS
Jay C. Nadel	N/A	N/A	N/A	$0	N/A
Daniel A. Hanwacker Sr.	N/A	N/A	N/A	$0	N/A
Irwin G. Barnet	N/A	N/A	N/A	$0	N/A
Vernon C. Kozlen	N/A	N/A	N/A	$0	N/A
William R. Sweet	N/A	N/A	N/A	$0	N/A
James Wolford	N/A	N/A	N/A	$0	N/A

DIRECTOR COMPENSATION

The Master Fund currently pays a portion of the fees incurred by each Independent Director with respect to all the investment funds the Independent Directors oversee in the Rochdale and CNI Charter Funds Complex . In addition, the Master Fund reimburses each of the Independent Directors for travel and other expenses incurred in connection with attendance at such meetings.  Other officers and Directors of the Fund and the Master Fund receive no compensation. No other compensation or retirement benefits are received by any Director or officer from the Fund and the Master Fund. No other entity affiliated with the Fund and the Master Fund pays any compensation to the Independent Directors.

The following table summarizes compensation paid to the Directors of the Fund and the Master Fund, including Committee fees, for the fiscal year ended March 31, 2013.

The following tables summarize compensation, (i) paid to the Directors of the Fund and the Master Fund (including the departing Directors) for the Fund and Master Fund’s fiscal year 2013  and (ii) expected to be paid to the current Directors of the Fund and the Master Fund, for the fiscal year ending June 30, 2014.

Compensation Paid for Fiscal Year ended March 31, 2013

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND & MASTER FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND & MASTER FUND AND FUND COMPLEX PAID TO TRUSTEE
Jay C. Nadel.	$7,040.61	N/A	N/A	$35,625.00

Daniel A. Hanwacker Sr.	$7,040.61	N/A	N/A	$35,625.00

Susan Henshaw Jones2	$6,500	N/A	N/A	$23,000.00

Irwin Barnet	$40.61	N/A	N/A	$14,125.00

Vernon Kozlen	$40.61	N/A	N/A	$12,125.00

William Sweet	$40.61	N/A	N/A	$12,125.00

James Wolford	$40.61	N/A	N/A	$12,125.00

___________________________
2Susan Henshaw Jones is no longer a member of the Board.

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Compensation Expected to be Paid for Fiscal Year 2014

NAME OF TRUSTEE	AGGREGATE COMPENSATION FROM THE FUND & MASTER FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND & MASTER FUND AND FUND COMPLEX PAID TO TRUSTEE
Jay C. Nadel.	$937.56	N/A	N/A	$57,500.00

Daniel A. Hanwacker Sr.	$937.56	N/A	N/A	$57,500.00

Irwin G. Barnet	$964.35	N/A	N/A	$65,500.00

Vernon C. Kozlen	$937.56	N/A	N/A	$57,500.00

William R. Sweet	$937.56	N/A	N/A	$57,500.00

James Wolford	$937.56	N/A	N/A	$57,500.00

LIQUIDITY REQUIREMENTS

Neither the Fund’s nor the Master Fund’s portfolio is subject to any minimum liquidity requirement.

CODES OF ETHICS

The Fund, the Master Fund, the Manager, the Sub-Adviser and the Sales Agent each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Fund, the Master Fund, the Manager, the Sub-Adviser and the Sales Agent from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund and the Master Fund (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Manager’s and the Sub-Adviser’s codes of ethics allow personnel to invest in securities for their own account, but require compliance with each code’s pre-clearance requirements and other restrictions including “blackout periods” and minimum holding periods, subject to limited exceptions. The Manager’s code of ethics prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements. Performance Information Advertisements and sales literature relating to the Fund and the Master Fund and reports to Members may include quotations of investment performance. In these materials, the Fund’s and the Master Fund’s performance will normally be portrayed as the net return to an investor in the Fund and the Master Fund during each quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods also may be used to portray the Fund’s and the Master Fund’s investment performance.

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The Fund’s and the Master Fund’s performance results will vary from time to time, and past results are not necessarily indicative of future investment results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Fund and the Master Fund, may also be used to advertise or market the Fund and the Master Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Fund’s and the Master Fund s investment performance to the performance of recognized market indices and indices, including but not limited to the Standard & Poor’s 500, the Russell 2000, or other lesser known indices (including indices of other pooled investment vehicles investing in hedge funds and private equity venture and buyout funds), such as Hedge Fund Research Inc.’s HFRI Equity Hedge Index, or Venture Economics’ Private Equity Performance Index. Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund and the Master Fund.

INVESTMENT MANAGEMENT AND OTHER SERVICES

THE MANAGER.

Under an investment management agreement (“Investment Management Agreement”) with the Fund and the Master Fund, the Manager, a registered investment adviser, provides supervisory advisory services to the Master Fund, and related services to the Fund and the Master Fund, including supervision of the Master Fund’s investment program. The Manager’s address is 570 Lexington Avenue, New York, New York 10022-6837.

Subject to general supervision of the Master Fund’s Board and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Manager provides the Master Fund with ongoing investment guidance, policy direction and monitoring of the Master Fund pursuant to the Investment Management Agreement.

The Manager is authorized, subject to the approval of the Board, (1) to retain and (2) to pay for from the Manager’s resources, the sub-adviser to provide any or all of the investment advisory services required to be provided to the Master Fund or to assist the Manager in providing these services, subject to the requirement that the Manager supervise the rendering of any such services to the Master Fund by the sub-adviser.

The Investment Management Agreement provides that the Manager will provide (either directly or through its delegate) investment advisory services, place portfolio transactions in accordance with the Master Fund’s registration statement, assist the Master Fund generally in the conduct of its business, maintain or cause to be maintained necessary books and records of the Master Fund, furnish office space for the Master Fund’s officers and employees, and render services on behalf of the Master Fund (not otherwise provided by third parties) necessary for the Master Fund’s operating as a closed-end investment company. Subject to the Board’s oversight, the Manager has agreed, among other things, to: make investment decisions and provide a program of continuous investment management for the Master Fund; prepare, obtain, evaluate, and make available to the Master Fund research and statistical data; obtain and evaluate information and advice relating to the economy, securities markets, and securities; buy, retain, and sell investments, securities, and cash; purchase and redeem securities of Private Funds; select brokers or dealers to execute transactions; provide on an ongoing evaluation of the Master Fund’s portfolio; determine or recommend the extent to which the Master Fund’s portfolio shall be invested, and what portion, if any, should be held uninvested; and maintain or cause to be maintained for the Master Fund all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other information are not maintained or furnished by another service provider of the Master Fund.

Under the Investment Management Agreement, the Master Fund is responsible for other expenses, including fees payable to the Manager and to any consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage, and other communications expenses; taxes and governmental fees; fees, dues, and expenses incurred by the Master Fund or with respect to the Master Fund in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Master Fund’s officers and employees; fees and expenses of the Master Fund’s administrator and any custodian, sub custodian, transfer agent, and registrar, or distribution disbursing agent or any other agent of the Master Fund; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers, and other specialists, if any; expenses of preparing certificates and other expenses in connection with the issuance, offering, distribution, sale, or underwriting of securities issued by the Master Fund; expenses of registering or qualifying its issued securities for sale; expenses relating to investor and public relations; freight, insurance, and other charges in connection with the shipment of the Master Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Master Fund or of entering into other transactions or engaging in any investment practices with respect to the Master Fund; expenses of preparing and distributing prospectuses, SAIs, reports, notices, and distributions to Members; costs of stationery; costs of Members’ and other meetings; and litigation expenses.

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In addition to being responsible for paying the sub-adviser retained by the Manager, the Manager is responsible for the payment of the compensation and expenses (including payroll taxes, if any) of all Directors, officers, and executive employees of the Fund and the Master Fund affiliated with the Manager and making available, without expense to the Fund and the Master Fund, the services of such Directors, officers, and employees as may duly be elected officers of the Fund and the Master Fund, subject to their individual consent to serve and to any limitations imposed by law. The Fund and the Master Fund are each responsible for the fees and expenses (specifically including travel expenses relating to each entity’s business) of its Independent Directors.

The Investment Management Agreement further provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Master Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by the Manager of its obligations and duties under such agreement. The Investment Management Agreement also provides that the Manager will allocate purchase and sale opportunities, which are suitable for more than one client of the Manager, in an equitable manner.

THE SUB-ADVISER.

As authorized by the Investment Management Agreement, the Sub-Adviser will be assigned responsibility for providing day-to-day investment advisory services to the Master Fund, subject to the supervision of the Manager and ultimately the Master Fund’s Board. The Sub-Adviser is primarily responsible for monitoring and evaluating Private Funds in the Master Fund’s portfolio and reallocation by terminating, reducing and/or selecting additional Private Funds. See “Investment Objective and Strategies –Investment Process” for a description of the relationship between the Manager and the Sub-Adviser and the resulting investment process.

The Investment Management Agreement and the Sub-Investment Management Agreement each remains in effect until December 31, 2013, and each will continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Master Fund’s Board who are not parties to each Agreement or interested persons of any party to each Agreement, or of any entity regularly furnishing investment advisory services with respect to the Master Fund pursuant to an agreement with any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Master Fund’s Board or the holders of a majority of the outstanding voting securities of the Master Fund.

Each Agreement may be terminated at any time without penalty, on 60 days’ written notice, by the Master Fund’s Board, by vote of holders of a majority of the outstanding voting securities of the Master Fund, or by the Manager or the Sub-Adviser, as the case may be.  Each Agreement will automatically be terminated in the event of its assignment, as defined in the 1940 Act, provided that an assignment to a corporate successor to all or substantially all of the Manager’s or the Sub-Adviser’s, as the case may be, business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager’s or the Sub-Adviser’s business, as the case may be, will not be deemed to be an assignment for the purposes of each Agreement.

The Master Fund will pay an asset based fee to the Manager for its management services at an annual rate of 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of it issued securities. The fee is paid monthly. The Manager will pay a fee to the Sub-Adviser at a rate equal to 40% of the amount of the fee earned by the Manager pursuant to the Investment Management Agreement.

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At the end of each Incentive Period (as described herein), the Fund will pay the Manager an Incentive Fee equal to 10% of each Member’s net profits in excess of (i) such Member’s Loss Carryforward Amount (as described herein) and (ii) the Preferred Return for such Incentive Period.

The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index. The Manager will pay to the Sub-Adviser 100% of the Incentive Fee.  To the extent that a capital contribution is made after the start of a calendar year or a repurchase of Units occurs prior to the end of the calendar year, the Preferred Return will be pro-rated accordingly.

The “Loss Carryforward Amount” for a Member commences at zero and, for each Incentive Period, is increased by the net losses allocated to such Member’s capital account for such Incentive Period or is reduced (but not below zero) by the net profits allocated to such Member’s capital account for such Incentive Period.

An “Incentive Period” with respect to a Member shall mean, in the case of the first Incentive Period, the period beginning on the date in which the Member’s capital account was opened and ending on the last day of the calendar year, and in the case of subsequent Incentive Periods, each calendar year; provided, further that in the case of a repurchase of a Unit (or portion thereof) on a repurchase date, the final Incentive Period for such Unit (or portion thereof) shall end on such repurchase date; and provided further that in the event that the Fund is terminated, the final Incentive Period for all Units shall end on the date of such termination.

A Member’s Loss Carryforward Amount will be proportionately adjusted with respect to any contributions, transfers, distributions and repurchases applicable to the Member’s capital account.

PORTFOLIO MANAGERS

The following information supplements the information included in the Memorandum regarding the individual portfolio managers of the Manager for the Master Fund.

Garrett D’Alessandro also is a portfolio manager for two of the CNI Charter Fund’s three investment portfolios (approximately $969.4 million in assets as of June 1, 2013).  Mr. D’Alessandro also is responsible for managing one hundred and twenty-five other accounts with an aggregate total of approximately $237.8 million in assets as of June 1, 2013.  Mr. D’Alessandro is not responsible for any other pooled investments. Mr. D’Alessandro receives an annual salary established by the Manager. Salary levels are based on the overall performance of the Manager and not on the investment performance of any particular Portfolio or account. Like the Manager’s other employees, Mr. D’Alessandro is eligible for a bonus annually. Such bonuses are also based on the performance of the Manager as a whole and not on the investment performance of any particular Portfolio or account.

Thomas Ehrlein is a portfolio manager for one of the CNI Charter Fund’s portfolios (approximately $25 million in assets as of March 31, 2013).  Mr. Ehrlein is also responsible for managing one other account with an aggregate total of approximately $7 million in assets as of March 31, 2013.  Mr. Ehrlein is not responsible for any other pooled investments.  Mr. Ehrlein receives an annual salary established by the Manager.  Salary levels are based on the overall performance of the Manager and not on the investment performance of any particular Portfolio or account.  Like the Manager’s other employees, Mr. Ehrlein is eligible for a bonus annually.  Such bonuses are also based on the performance of the Manager as a whole and not on the investment performance of any particular Portfolio or account.

The following information supplements the information included in the Memorandum regarding the individual portfolio managers of the Sub-Adviser for the Master Fund.

Other Accounts Managed by the Portfolio Managers of the Sub-Adviser for the Master Fund.

The following table indicates the type (Registered Investment Company (“RIC”), Other Pooled Investments (“OPI”), and Other Accounts (“OA”)), number of accounts, and total assets of the accounts for which each Portfolio Manager of the Sub-Adviser had day-to-day responsibilities as of March 31, 2013.

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		No. of Accounts	Market Value
Robert Discolo	RIC	1	$24,969,667
	performance fee	1	$24,969,667
	OPI	13	$638,262,373
	performance fee	10	$613,645,418
	OA	3	$2,734,548,821
	performance fee	3	$2,734,548,821
Vinti Khanna	RIC	1	$24,969,667
	performance fee	1	$24,969,667
	OPI	11	$201,376,023
	performance fee	8	$176,759,068
	OA	3	$2,734,548,821
	performance fee	3	$2,734,548,821

Holdings

None of the Sub-Adviser portfolio managers listed above own shares of the Fund or the Master Fund.

Sub-Adviser Conflicts of Interest Disclosure

PineBridge Investments LLC (“PineBridge”) aims to conduct its activities in such a manner that permits it to deal fairly with each of its clients on an overall basis in accordance with applicable securities laws and fiduciary obligations. In that regard, PineBridge has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which PineBridge believes address the conflicts associated with managing multiple accounts for multiple clients (including affiliated clients). PineBridge also monitors a variety of areas, including compliance with guidelines of the Master Fund and other accounts it manages and compliance with PineBridge’s Code of Ethics. Furthermore, PineBridge’s management periodically reviews the performance of a portfolio manager. Although PineBridge does not track the time a portfolio manager spends on a single portfolio, PineBridge does periodically assess whether a portfolio manager has adequate time and resources to effectively manage all of such portfolio manager’s accounts.

Sub-Adviser Compensation Disclosure

Besides a base salary, which is consistent with regional market levels for the retention of superior staff, the Sub-Adviser’s investment professionals’ incentives are as follows:

Bonus compensation for investment professionals is based on a discretionary plan combined with the overall performance of the firm.  Portfolio managers are evaluated on the performance of the portfolios they manage compared to the relevant benchmarks. Research analysts are evaluated based on the value that their recommendations contribute to the performance of the portfolio.

CONTROL PERSONS

None.

PRINCIPAL HOLDERS

As of July 1, 2013, Sharon R Pelletier Thaler Revocable Living Trust, with an address of 3316 Williams Lane, Minnetrista, MN 55364, owned approximately 15% of the outstanding Units of the Fund.

As of July 1, 2013, 53 Compo Beach Road, LLC, with an address at c/o Richard and Patricia Jay, 53 Compo Beach Road, Westport CT 06880-6815, owned approximately 7% of the outstanding Units of the Fund.

As of July 1, 2013, Madeleine Rudin Johnson, with an address of 165 Parsonage Road, Greenwich CT 068830-3951, owned approximately 19% of the outstanding Units of the Fund.

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As of July 1, 2013, Robert J. Guttag 2012 Family Trust, with an address of 45 East 89th Street #35E New York, NY 10128-1232, owned approximately 6% of the outstanding Units of the Fund

As of July 1, 2013 no other person possessed sole or shared voting or investment power with respect to more than 5% of the outstanding Units of the Fund.

As of July 1, 2013, the Directors and officers of the Fund and the Master Fund, as a group, owned less than one percent of the outstanding Units of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies, a division of O’Connor Davies, LLP, located at 29 Broadway, New York, NY 10006, has been selected as the independent registered public accounting firm for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights. When available, the Fund will furnish, without charge, a copy of its Annual and Semi-Annual Reports to Members upon request to the Fund. Members may write to 570 Lexington Avenue, New York, New York 10022-6837 or call 1-800-245-9888.

CUSTODIAN AND ADMINISTRATOR

U.S. Bank, N.A (“Custodian”), whose principal business address is P.O. Box 1118, Mail Location CN-OH-W6TC, Cincinnati, Ohio 45201-1118, serves as the custodian of the Fund’s and the Master Fund’s assets, and may maintain custody of assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board or the Master Fund’s Board. Assets of the Master Fund are not held by the Manager or commingled with the assets of other accounts except to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. Pursuant to its agreement with the Fund and the Master Fund, the Custodian, among other things: opens and maintains separate accounts in the entity’s name; makes cash payments from the accounts for purposes set forth in the agreement; holds securities in accounts; releases and delivers or exchanges securities owned by the entity as set forth in the agreement; collects and receives for the account of entity all income, property, and similar items; settles purchased securities upon receipt; and furnishes to the entity periodic and special reports, statements, and other information.

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for the Fund and the Master Fund. The Administration Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Directors; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Member reports and other regulatory reports or filings required of the Fund and the Master Fund; prepare all required filings necessary to maintain each entity’s ability to sell issued securities in all states where each entity currently does, or intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to each entity’s security holders; coordinate the preparation and payment of each entity’s related expenses; monitor and oversee the activities of each entity’s servicing agents (i.e., transfer agent, custodian, fund accountants, etc.); review and adjust as necessary each entity’s expense accruals; and perform such additional services as may be agreed upon by each entity and the Administrator. For its services, the Administrator receives a fee as set forth under “Fees and Expenses -- Administrative Fee” in the Memorandum.

SALES AGENT

The Sales Agent, RIM Securities LLC., will act as sales agent with respect to the Units during the offering of the Units pursuant to the Selling Agreement. Pursuant to the Selling Agreement, the Sales Agent bears all of its expenses of providing services as described under that agreement. The Fund will assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Sales Agent under the Selling Agreement. The Fund will pay (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of the Fund and the Units under the United States securities laws and the registration and qualification of Units for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Units for sale; and (ii) the cost of preparing and printing of sufficient copies of the Fund’s Memorandum, SAI, and any other sales material (and any supplements or amendments thereto) for existing Members.

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The Selling Agreement continues in effect for two years from the date of the Memorandum and from year to year thereafter, so long as such continuance is approved at least annually either (a) by a vote of the Board, including the Independent Directors who have no direct or indirect financial interest in the Selling Agreement, or (b) by a “majority of the outstanding voting securities” of the Fund, as defined under the 1940 Act. The Selling Agreement automatically terminates in the event of its assignment and may be terminated at any time without penalty by the Fund or by the Sales Agent upon 60 days’ written notice. Termination by the Fund may be by vote of a majority of the Board, and a majority of the Independent Directors who have no direct or indirect financial interest in the Selling Agreement, or a “majority of the outstanding voting securities” of the Fund, as defined under the 1940 Act.

CALCULATION OF FEES

If, consistent with the provisions of the Operating Agreement and the Fund’s currently effective registration statement, the determination of net asset value is suspended or net asset value is otherwise not calculated on a particular day, then for purposes of calculating and accruing any fee payable by the Fund that is based on the Fund’s net asset value, such fee will be computed on the basis of the value of the Fund’s net assets as last calculated.

LEGAL COUNSEL

Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts, 02110, acts as counsel to the Fund and the Master Fund.

PORTFOLIO TRANSACTIONS

The Master Fund anticipates that many of its transactions will be effected directly with Private Funds and such transactions may not be subject to brokerage commissions. In some instances, however, the Master Fund may incur expenses in connection with effecting its portfolio transactions, including the payment of brokerage commissions or fees payable to Private Funds or parties acting on behalf of or at the direction of Private Funds. Portfolio transaction orders may be directed to any broker, including, to the extent and in the manner permitted by applicable law, the Sales Agent or its affiliates, and other affiliates of the Master Fund.

PROXY VOTING PROCEDURES

Generally, voting rights may be limited or waived by the Manager in connection with investing in Private Funds as described in the Memorandum.  However, if voting is not limited or waived, the Manager will provide a voice on behalf of Members of the Fund. The Manager views the proxy voting process as an integral part of the relationship with the Master Fund. The Manager is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions, and ensure that proxies are submitted promptly. Therefore, the Master Fund delegates its authority to vote proxies to the Manager, subject to the supervision of the Board. The Master Fund’s proxy voting polices are summarized below.

Policies of the Master Fund’s Manager (to the extent voting rights are not waived).

It is the Manager’s policy to vote all proxies received by the Master Fund in a timely manner. Upon receiving each proxy, the Manager will review the issues presented and make a decision to vote for, against or abstain on each of the issues presented in accordance with the proxy voting guidelines that it has adopted. The Manager will consider information from a variety of sources in evaluating the issues presented in a proxy. The Manager generally supports policies, plans, and structures that it believes gives quality management teams appropriate latitude to run the business in a way that is likely to maximize value for owners. Conversely, the Manager generally opposes proposals that clearly have the effect of restricting the ability of Members to realize the full potential value of their investment.

Conflicts of Interest

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The Manager’s duty is to vote in the best interests of the Fund’s Members through the Master Fund. Therefore, in situations where there is a conflict of interest between the interests of the Manager and the interests of the Fund, the Manager will take one of the following steps to resolve the conflict:

1.	If a proposal is addressed by the guidelines, the Manager will vote in accordance with the guidelines;

2.
If the Manager believes it is in the best interest of the Fund and the Master Fund to depart from the guidelines provided, the Manager will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities;

3.
A client may direct the Manager in writing to forward all proxy matters in which the Manager has a conflict of interest regarding the securities to an identified independent third party for review and recommendation. The Manager will vote in accordance with the third party’s recommendations as long as they are received on a timely basis. If the third party’s recommendations are not received in a timely manner, the Manager will abstain from voting the securities.

More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge, upon request by calling toll-free, 1-800-209-1967 or by accessing the SEC’s website at www.sec.gov.

TAX ASPECTS

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS SAI IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY PROSPECTIVE INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE OFFERING DESCRIBED HEREIN; AND (C) EACH INVESTOR IS ADVISED TO CONSULT HIS OWN TAX ADVISOR CONCERNING HIS PARTICULAR CIRCUMSTANCES.

The following is a summary of certain aspects of the income taxation of the Fund, its Members and the Master Fund that should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other Federal, state, local or foreign authority with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues or the characterization of the Fund as a partnership for Federal income tax purposes.

This summary of certain aspects of the Federal income tax treatment of the Fund, its Members and the Master Fund is based upon the Code, judicial decisions, Treasury Regulations (the “Regulations”) and rulings in existence on the date hereof, all of which are subject to change, including retroactively. This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors that are subject to special treatment under the Federal income tax laws, such as insurance companies.

EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH, AND RELY SOLELY UPON, ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

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In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Memorandum and this SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans. Further, the use of leverage by the Fund, the Master Fund, and the Private Funds could result in the receipt of unrelated business taxable income (“UBTI”) by tax-exempt investors in the Fund. Prospective tax-exempt investors are urged to consult their own counsel and tax advisors regarding the acquisition of Units.

TAX TREATMENT OF FUND OPERATIONS

Classification of the Fund

Under the provisions of the Code and the Regulations, as in effect on the date of this SAI, as well as under the relevant authority interpreting the Code and the Regulations, the Fund intends to be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Units in the Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Fund may not be eligible for any of those safe harbors.

In particular, the Fund will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Fund has more than 100 Members. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for a safe harbor is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership’s status is examined under a general “facts and circumstances” test set forth in the Section 7704 Regulations. Under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Section 7704 Regulations, the Fund intends that Units of the Fund will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Fund will not be treated as a publicly traded partnership taxable as a corporation.  (It is also intended that the Master Fund will be classified as a partnership and will not be treated as a publicly traded partnership taxable as a corporation.)

None of the intentions of the Fund described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS INCLUDE INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE MASTER FUND AND PRIVATE FUNDS, AS A RESULT OF IT BEING AN INVESTOR IN THE MASTER FUND AND, THROUGH THE MASTER FUND, AN INDIRECT INVESTOR IN PRIVATE FUNDS.

As an entity treated as a partnership for tax purposes, the Fund is not itself subject to Federal income tax. The Fund will file an annual partnership information return with the Service that will report the results of operations. Each Member will be required to report separately on its income tax return its distributive share of the Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member will be taxed on his or her distributive share of the Fund’s taxable income and gain regardless of whether he or she has received or will receive a distribution from the Fund. Because the Master Fund and most of the Private Funds will also be treated as partnerships for Federal income tax purposes, the Fund, and therefore Members, will recognize taxable income to the extent of the Fund’s share of the taxable income of the Master Fund, which, in turn, will receive allocations of its shares of the taxable income of the Private Funds. The Fund generally will have no power to control the timing of cash distributions by the Private Funds. In addition, the Fund does not intend to make periodic distributions of its net income or gains, if any, to Members. The amount and timing of any distributions will be determined in the sole discretion of the Board. Accordingly, it is likely that a Member’s share of taxable income from the Fund (as well as the taxes imposed on that income) could exceed the distributions, if any, he or she receives from the Fund. As a result, Members will be required each year to pay any applicable Federal, state and local taxes on their respective share of the Fund’s taxable income or gains (if the Fund has any such income or gains), and any such taxes would have to paid by the Member from other sources. As discussed below, Members will be furnished with a tax information report annually stating each Member’s respective share of the Fund’s tax items.

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Allocation of Profits and Losses. Under the Operating Agreement, the Fund’s net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for Federal income tax purposes. The Operating Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each Member’s capital account for the current and prior fiscal years.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754.  (The Code mandates basis adjustments in certain circumstances even without a Section 754 election.)  Under the Operating Agreement, at the request of a Member, the Board, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the Service’s consent. The actual effect of any such election may depend upon whether any Private Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board presently does not intend to make such election.

The Board decides how to report the partnership items on the Fund’s tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund’s items have been reported. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member chosen by the Board, designated as the “Tax Matters Member,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Member has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members’ tax liabilities with respect to Fund items.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member’s adjusted tax basis in its Units. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member’s contributions to the Fund. However, a withdrawing Member will recognize ordinary income to the extent such Member’s allocable share of the Fund’s “unrealized receivables” exceeds the Member’s basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member’s adjusted tax basis in its Units.

The Operating Agreement provides that the Board may specially allocate items of the Fund capital gain (including short-term capital gain) to a withdrawing Member to the extent its capital account would otherwise exceed its adjusted tax basis in its Units. Such a special allocation of gain may result in the withdrawing Member recognizing capital gain, which may include short-term capital gain, in the Member’s last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.  Because of the lack of guidance on special allocations, such a special allocation might be subject to challenge by the Service.

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Distributions of Property

A partner’s receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(c)(i) and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(c)(iii). The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” Assuming it so qualifies, if a Member is an “eligible partner”, which term should include a Member whose contributions to the Fund consisted solely of cash, the distribution of securities would not be recharacterized as a distribution of cash.

TAX TREATMENT OF PORTFOLIO INVESTMENTS

In General. The Fund expects that the Master Fund and the Private Funds each will act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see “Currency Fluctuations – ‘Section 988’ Gains or Losses” below) and certain other transactions described below, the Fund expects that the gains and losses from the securities transactions of the Master Fund and the Private Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Master Fund or a Private Fund, as the case may be, maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

The maximum ordinary income tax rate for individuals is 39.6% and, in general, the maximum individual income tax rate for long-term capital gains is 20% (unless the taxpayer elects to be taxed at ordinary rates - see “Limitation on Deductibility of Interest and Short Sale Expenses” below).  There is also a 3.8% tax on net investment income.  Further, in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

The Fund (including through the Master Fund and the Private Funds) may realize ordinary income from dividends and accruals of interest on securities. The Fund may hold debt obligations with “original issue discount.” In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund. The Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. In such event, the Fund could have U.S. source income effectively connected with a trade or business. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.

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Currency Fluctuations – “Section 988” Gains or Losses. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by the Fund (including through the Master Fund and the Private Funds) frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Fund (including through the Master Fund and the Private Funds) may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Section 1256 Contracts. In the case of Section 1256 Contracts, the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts and certain options contracts. Under these rules, Section 1256 Contracts held by the Fund (including through the Master Fund and the Private Funds) at the end of each taxable year of the Fund are treated for Federal income tax purposes as if they were sold by the Fund for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Fund in computing its taxable income for such year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See “Currency Fluctuations - ‘Section 988’ Gains or Losses.”) If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts. The Fund (including through the Master Fund and the Private Funds) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Fund will be accepted by the Service.

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Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands (including through the Master Fund and the Private Funds). Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, these rules may also terminate the running of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Fund (including through the Master Fund and the Private Funds) holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will  generally be determined as if such position were acquired on the date of the constructive sale.

Effect of Straddle Rules on Members’ Securities Positions. The Service may treat certain positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Fund (including through the Master Fund and the Private Funds) as “straddles” for Federal income tax purposes. The application of the “straddle” rules in such a case could affect a Member’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.

Limitation on Deductibility of Interest and Short Sale Expenses. For non-corporate taxpayers, Section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest or short sale expenses for “indebtedness properly allocable to property held for investment”). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, long-term capital gains and qualified dividend income are excluded from net investment income unless and to the extent the taxpayer elects to pay tax on such income at ordinary income tax rates.

For purposes of this provision, the Fund’s activities (including through the Master Fund and the Private Funds) will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a non-corporate Member’s share of the interest and short sale expenses attributable to the Fund’s operation. In such case, a non-corporate Member would be denied a deduction for all or part of that portion of its distributive share of the ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a non-corporate Member on money borrowed to finance its investment in the Fund. Potential investors are advised to consult with their own tax advisors with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Portfolio Investment Expenditures and Certain Other Expenditures. Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code may further restrict the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses (this limitation was phased out, but is scheduled to fully re-apply in 2013 and later years). Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating alternative minimum tax liability.

These limitations on deductibility should not apply to a non-corporate Member’s share of expenses of the Fund (including through the Master Fund and the Private Funds) to the extent classified as a trader. These limitations will generally apply, however, to a non-corporate Member’s share of the expenses of the Fund (including the Management Fee, the fee paid to the Adviser as the administrator and any fee payable to the managers of a Private Fund) to the extent classified as an investor.

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The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, non-corporate Members should consult their tax advisors with respect to the application of these limitations.

No deduction is allowed for sales loads paid by a Member to acquire Units of the Fund; instead any such fees will be included in the Member’s adjusted tax basis for its Units. To the extent that any portion of the investor servicing fee is treated as a selling expense, such portion would be subject to the same treatment.

Application of Rule for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Income or loss from the Fund’s securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member’s share of such income and gain from the Fund. Income or loss attributable to the Fund’s investments (including through the Master Fund and the Private Funds) in partnerships engaged in certain trades or businesses may constitute passive activity income or loss.

“Phantom Income” from Portfolio Investments. Pursuant to various “anti-deferral” provisions of the Code (the “Subpart F,” and “passive foreign investment company” provisions, for example, if any of the Private Funds are offshore corporations for Federal income tax purposes), investments (if any) by the Fund (including through the Master Fund and the Private Funds) in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as long-term or short-term capital gain.

Tax Shelter Regulations. The Regulations require the Fund to complete and file Form 8886 (“Reportable Transaction Disclosure Statement”) with its tax return for each taxable year in which the Fund (including through the Master Fund and the Private Funds) participates in a “reportable transaction.”

Additionally, each Member treated as participating in a reportable transaction of the Fund may be required to file Form 8886 with its tax return. The Fund and any such Member, respectively, may also be required to submit a copy of the completed form with the Internal Revenue Service’s Office of Tax Shelter Analysis. The Fund intends to notify the Members of any reportable transactions required to be reported on IRS Form 8886, “Reportable Transaction Disclosure Statement” and required to be filed with the Fund’s Federal income tax return. In addition, it intends to provide Form 8886 and such additional information that is required by each Member, during the same timeframe as the Form K-1, to complete and submit the Member’s Form 8886 and to comply with the Regulations. The Regulations also require “material advisors” to maintain investor lists with respect to “potentially abusive tax shelters.” The Regulations apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). Prospective investors are urged to consult with their own tax advisors with respect to the Regulations’ effect on an investment in the Fund.

Foreign Taxes. It is possible that certain dividends, interest and other income directly or indirectly received by the Fund (including through the Master Fund and the Private Funds) from sources within foreign countries will be subject to withholding or other taxes imposed by such countries. In addition, the Fund may also be subject to capital gains or other taxes in some of the foreign countries where it purchases and sells securities (including through the Master Fund and the Private Funds). Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Fund will directly or indirectly pay since the amount of the Fund’s assets to be invested in various countries is not known.

The Members will be informed by the Fund as to their proportionate share of the foreign taxes paid by the Fund, which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax-exempt will not ordinarily benefit from such credit or deduction.

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UNRELATED BUSINESS TAXABLE INCOME (“UBTI”)

Generally, a tax-exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.  Tax-exempt investors may instead prefer to invest in City National Rochdale High Yield Alternative Strategies Fund TEI LLC in order to avoid UBTI.

This general exemption from tax does not apply to UBTI of an exempt organization. Generally, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. With respect to its investments, if any, in partnerships that are engaged in a trade or business, the Fund’s income (or loss) from these investments may constitute UBTI if received directly by a tax-exempt organization.

The Fund (including through the Master Fund and the Private Funds) may incur “acquisition indebtedness” with respect to certain of their transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities, if any, as not involving “acquisition indebtedness” and therefore not resulting in UBTI. To the extent the Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income which would be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

To the extent the Fund recognizes gain from securities with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which would be treated as UBTI (if received by a tax-exempt organization) will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

Since the calculation of the Fund’s “unrelated debt-financed income” (including through the Master Fund and the Private Funds) is complex and will depend in large part on the amount of leverage, if any, used from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Fund generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Fund will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund’s calculation of UBTI will be accepted by the Service.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the exempt organization’s income and gains which is not treated as UBTI will continue to be exempt from tax.  The possibility of realizing UBTI should not affect the tax-exempt status of such an exempt organization. A prospective investor should consult with, and rely solely upon, its tax adviser with respect to the tax consequences of receiving UBTI from the Fund.

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CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation’s investment in the Fund would likely be classified as a nonfunctionally related asset. A determination that an interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the Fund is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in the Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. For example, if a private foundation (either directly or together with a “disqualified person”) acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have “excess business holdings.” If this occurs, such foundation may be required to divest itself of its interest in the Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is “passive” within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that the Fund will meet such 95% gross income test.

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA and the Code.

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

STATE AND LOCAL TAXATION

In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws might differ in the treatment of limited liability companies such as the Fund. A few jurisdictions might impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Fund acquires an interest through the Master Fund may conduct business in a jurisdiction which will subject to tax a Member’s share of the partnership’s income from that business. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

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The Fund has been organized under the laws of the State of Delaware and maintains its office and operations in New York. New York State does not currently impose any income tax on partnerships. New York City does impose a tax on partnerships engaged in certain activities but there is an exception for partnerships which solely buy and sell securities for their own account. Also, a non-resident Member’s distributive share of the Fund income will not be considered New York source income for purposes of the New York State income tax if such non-resident Member is not otherwise engaged in a trade or business in New York and the Fund (including through the Master Fund and the Private Funds) qualifies for a similar trading for one’s own account safe harbor.  New York City does not tax individuals who are not residents of New York City.

Each Member will generally be required to include his or her share of partnership income in determining the Member’s taxable income in the state and local jurisdictions in which the Member is a resident. To the extent that a non-resident Member pays taxes to New York or other jurisdictions due to the Fund’s conduct of business there (including through the Master Fund and the Private Funds), the Member may be entitled to a deduction or credit against taxes owed to the Member’s state of residence with respect to the same income.

Since Members may be affected in different ways by state and local law, each prospective Member is advised to consult with, and rely solely upon, its tax advisor regarding state and local taxes in connection with an investment in the Fund.

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Rochdale High Yield Alternative Strategies Fund LLC

Statement of Assets, Liabilities and Members' Capital
March 31, 2013

ASSETS
Investment in Rochdale High Yield Alternative Strategies Master Fund LLC	$8,853,567
Cash and Cash Equivalents	1,011,622
Prepaid expenses	10,029
Receivable from Adviser	12,655

Total Assets	9,887,873

LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Distribution payable	1,011,622
Professional fees payable	25,873
Investor servicing fee payable	5,502
Accrued expenses and other liabilities	4,801

Total Liabilities	1,047,798

Total Members' Capital	$8,840,075

The accompanying notes are an integral part of these financial statements

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Rochdale High Yield Alternative Strategies Fund LLC

Statement of Operations
Year Ended March 31, 2013

NET INVESTMENT LOSS ALLOCATED FROM ROCHDALE
HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC
Interest income	$527
Expenses	(292,441)

Net Investment Loss Allocated	(291,914)

FUND EXPENSES
Investor servicing fees (see Note 4)	40,774
Professional fees	53,942
Registration fees	15,868
Administration fees	11,174
Insurance expense	2,776
Custody fees	1,200
Total Fund Expenses	125,734

Less expenses waived and reimbursed (see Note 3)	(51,220)
Less incentive fees adjustment (see Note 3) (1)	(1,887)

Net Fund Expenses	72,627
Net Investment Loss	(364,541)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
ALLOCATED FROM ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES
MASTER FUND LLC
Net realized gain on investments	1,517,396
Net change in unrealized appreciation/depreciation on investments	(1,413,031)
Net Realized and Unrealized Gain on Investments	104,365
Net Decrease in Members' Capital Resulting from Operations	$(260,176)

(1) Reflects calendar year end adjustment.

The accompanying notes are an integral part of these financial statements

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Rochdale High Yield Alternative Strategies Fund LLC

Statements of Changes in Members' Capital

	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
FROM OPERATIONS
Net investment loss	$(364,541)	$(451,566)
Net realized gain (loss) on investments	1,517,396	(12,063)
Net change in unrealized appreciation/depreciation on investments	(1,413,031)	(568,601)

Net Decrease in Members' Capital Resulting From Operations	(260,176)	(1,032,230)

INCREASE (DECREASE) FROM TRANSACTIONS IN MEMBERS' CAPITAL
Proceeds from sales of members' interests (see Note 2)	-	2,405,020
Payments for purchases of members' interests (see Note 2)	(10,116,788)	(3,100,634)
Net Payments for Members' Interests	(10,116,788)	(695,614)

Total Decrease in Members' Capital	(10,376,964)	(1,727,844)

MEMBERS' CAPITAL
Beginning of year	19,217,039	20,944,883

End of year	$8,840,075	$19,217,039

The accompanying notes are an integral part of these financial statements

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Rochdale High Yield Alternative Strategies Fund LLC
Statement of Cash Flows
Year Ended March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in members' capital resulting from operations	$(260,176)
Adjustments to reconcile net decrease in members' capital resulting from operations to net cash from operating activities:
Net change in unrealized appreciation/depreciation on investments	1,413,031
Net realized gain on investments	(1,517,396)
Purchases of investments in Master Fund	-
Sales of investments in Master Fund	10,116,788
Net investment loss allocated from Master Fund	291,914
Expenses paid by the Master Fund	88,020
Changes in operating assets and liabilities:
Prepaid expenses	2,360
Receivable from / payable to Adviser	(9,522)
Distribution payable	855,802
Incentive fee payable	(1,917)
Professional fees payable	(3,540)
Investor servicing payable	(6,284)
Accrued expenses and other liabilities	3,510
Net Cash from Operating Activities	10,972,590

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests	-
Payments for purchases of members' interests	(10,116,788)
Net Cash used in Financing Activities	(10,116,788)
Net Change in Cash and Cash Equivalents	855,802
CASH AND CASH EQUIVALENTS
Beginning of year	155,820

End of year	$1,011,622

The accompanying notes are an integral part of these financial statements

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38

   Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

1.	Organization

Rochdale High Yield Alternative Strategies Fund LLC (formerly, the Rochdale Core Alternative Strategies Fund LLC) (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company. The Fund commenced investment operations on July 1, 2007.   In March 2013, the Fund changed its name from Rochdale Core Alternative Strategies Fund LLC to Rochdale High Yield Alternative Strategies Fund LLC to reflect its change in investment objective. The Fund’s investment objective is to generate income from investments in higher yielding investments with lower credit quality and higher volatility than the investment grade fixed income securities. “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities.

The Fund invests substantially all of its investable assets in Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), a registered investment company with the same investment objective as the Fund. Rochdale Investment Management LLC (the “Manager”, "Adviser" or “Rochdale”) is the investment adviser to the Master Fund. The Manager is also the adviser to Rochdale High Yield Alternative Strategies Fund TEI LLC, which also invests substantially all of its investable assets with the Master Fund. The Manager delegates sub-investment advisory responsibilities to PineBridge Investments LLC (the “Sub-Adviser”) with respect to the Master Fund.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services. The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The financial statements of the Master Fund are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements. At March 31, 2013, the Fund's beneficial ownership of the Master Fund's net assets was 35.46%.

The Fund reserves the right to reject any subscriptions for Interests in the Fund. Generally, initial and additional subscriptions for investment (or "Member Interests") in the Fund by eligible Members may be accepted at such times as the Fund may determine. Each Member must be a qualified investor and subscribe for a minimum initial investment in the Fund of $25,000. Additional investments in the Fund must be made in a minimum amount of $10,000. Brokers selling the Fund may establish higher minimum investment requirements than the Fund. The Fund from time to time may offer to repurchase members' interests in the Fund at such times and on such terms as may be determined by the Fund's Board in its

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39

Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

1.         Organization (continued)

complete and absolute discretion. Fund interests must be held for at least six months after initial purchase (or for a second six-month period as described below). Members must hold Fund interests for at least six months before being eligible to request that the Fund repurchase Fund interests during a tender offer. If no such request is made by a Member during a tender offer, such Member must hold Fund interests for a second six-month period before submitting an initial request.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

The Statement of Changes in Members’ Capital for the year ended March 31, 2013 does not reflect $170,000 in sales or purchases of Members’ Interests to other investors as these transactions are not transactions of the Fund. These transactions are reflected for the year ended March 31, 2012.

Fair Value Measurements

The Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below:

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40

 Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

2.         Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

For the fiscal year ended March 31, 2013, the Fund’s investment consisted entirely of an investment in the Master Fund.  The fair value hierarchy of the Master Fund’s investments is disclosed in the notes to the Master Fund’s financial statements, included elsewhere in this report.

In May 2011, the Financial Accounting Standards Board (“FASB”) issued “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements” in US GAAP and the International Financial Reporting Standards (“IFRS”).  This requirement amends FASB Fair Value Measurements and Disclosures, to establish common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with US GAAP and IFRS.  This requirement is effective for fiscal years beginning after December 15, 2011 and for interim periods within those fiscal years.  The Fund has disclosed the applicable requirements of this accounting standard in its financial statements.  The adoption of this updated accounting guidance did not have a material impact on the Fund’s financial statements and related disclosures.

Investments Valuation

The net asset value of the Fund is determined as of the close of business at the end of each month.  The net asset value of the Fund equals the value of the assets of the Fund, less liabilities, including accrued fees and expenses.

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41

Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

2.         Significant Accounting Policies (continued)

Investment Valuation (continued)

The Fund's investment in the Master Fund represents substantially all of the Fund's assets.  All investments owned are carried at fair value, which is the portion of the net asset value of the Master Fund held by the Fund.

The accounting for and valuation of investments by the Master Fund is discussed in the notes to the financial statements for the Master Fund, included elsewhere in this report.

The Fund has not maintained any positions in derivative instruments or directly engaged in hedging activities.

Investment Income Recognition

Purchases and sales of investments in the Master Fund are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date.  Realized and unrealized gains and losses are included in the determination of income as allocated from the Master Fund based upon its ownership interest.

Fund Expenses

The direct expenses of the Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; costs of computing the Fund's net asset value; costs of insurance; registration expenses; expenses of meetings of the Board and members; all costs with respect to communications to members; and other types of expenses as may be approved from time to time by the Board.  The Fund, as an investor in the Master Fund, recognizes its share of the fees and expenses of the Master Fund (including a management fee and incentive fee).

Income Taxes

The Fund's tax year end is December 31.  The Fund is treated as a partnership for Federal income tax purposes, whereby each Member is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss.  Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

The Fund has adopted authoritative guidance on uncertain tax positions.  The Fund recognizes the effect of tax positions when they are more likely than not of being sustained.  Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect the Fund’s liquidity or future cash flows, or its treatment as a flow through entity, pursuant to relevant income tax regulations.

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42

 Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

2.         Significant Accounting Policies (continued)

Income Taxes (continued)

As of March 31, 2013, the Fund’s tax years 2010 through 2012 remain open and subject to examination by relevant taxing authorities.

Distribution Policy

The Fund may make periodic distributions of its net investment income or capital gains, if any, to Members.  The amount and frequency of distributions, if any, will be at the sole discretion of the Board.

Capital Accounts

Net profits or net losses of the Fund for each month are allocated to the capital accounts of Members as of the last day of each month in accordance with each Members' respective investment percentage in the Fund.  Net profits or net losses are measured as the net change in the value of the net assets of the Fund during each month, before giving effect to any repurchases of interest in the Fund, and excluding the amount of any items to be allocated to the capital accounts of the Members of the Fund, other than in accordance with the Members' respective investment percentages.

Prior to the end of each quarter and year end, the Fund receives Member contributions with an effective subscription date of the first day of the following month.  These contributions are held by the Master Fund and have an effective investment date of first day of the following month.  The Master Fund, in turn, makes contributions to certain Hedge Funds, which have effective subscription dates of the first day of the following month.  These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

Cash and Cash Equivalents

The Fund considers all highly liquid investments with a maturity of ninety days or less at time of purchase to be cash equivalents.

Subsequent Events

The Fund has adopted financial reporting rules regarding subsequent events, which requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet.  Management has evaluated the Fund’s related events and transactions that occurred subsequent to March 31, 2013 and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

3.	Commitments and Other Related Party Transactions

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43

Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

The Manager has contractually agreed to waive and/or reimburse the expenses of the Fund and the Master Fund, to the extent needed to limit their combined annual operating expenses to 2.25% of net assets.  To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed.  The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed.  For the fiscal year ended March 31, 2013, the Manager waived $51,220 of fees and expenses, which may be recouped by the Manager no later than March 31, 2016.

The following is a schedule of when fees may be recouped by the Manager:

Amount	Expiration

$27,673	March 31, 2014
21,100	March 31, 2015
51,220	March 31, 2016

$99,993

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the Fund.

Pursuant to the new Sub-Investment Advisory Agreement (“New Agreement”) approved by the Members of the Fund at the March 25, 2013 special meeting, the Sub-Adviser  is entitled to receive a performance-based incentive fee equal to 10% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”).  The Incentive Fee will be accrued monthly and is generally payable annually on a calendar year basis.  The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.

4.	Investor Servicing Fees

The Fund pays a fee to RIM Securities, LLC, an affiliate of the Manager, as Distributor, to reimburse it for payments made to broker-dealers and certain financial advisers (“Investor Service Providers”) that have agreed to provide ongoing investor services to investors in the Fund that are their customers.  This fee is paid quarterly and in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding interests held by investors that receive services from the Investment Service Provider, determined as of the last day of the calendar month (before any repurchase of Member interests); or (ii) the Distributor’s actual payments to the Investment Service Provider.

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44

Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

5.	Concentration, Liquidity and Off-Balance Sheet Risks

The Master Fund invests primarily in Hedge Funds that are illiquid securities and not registered under the 1940 Act.  Such Hedge Funds invest in actively traded securities, illiquid securities, derivatives and other financial instruments using several investment strategies and investment techniques, including leverage, which may involve significant risks.  The Master Fund's concentration and liquidity risks are discussed in the notes to the Master Fund's financial statements which are attached elsewhere in this report.  In the normal course of business, the Hedge Funds in which the Master Fund invests trade various derivatives and financial instruments and enter into various investment activities with off-balance sheet risk. The Master Fund's off balance sheet risk in these financial instruments is discussed in the notes to the Master Fund's financial statements which are attached elsewhere in this report.

6.	Investment Transactions

For the fiscal year ended March 31, 2013, the Fund's assets were invested in the Master Fund and the Fund made aggregate purchases of $170,000 and aggregate sales of $10,286,788 in the Master Fund.

7.	Issuer Tender Offer

The Fund offered to purchase up to $12,600,000 of Interests in the Fund properly tendered by Members at a price equal to the net asset value of Interests as of December 31, 2012.  For Interests tendered, the Member received a promissory note entitling the Member to a cash amount equal to at least 90% of the net asset value calculated on December 31, 2012, of the Interests tendered and accepted for purchase by the Fund, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 29, 2012.  The offer terminated at 5:00 p.m., Eastern Time, on September 26, 2012.  Pursuant to the Offer, Interests with a net asset value of $10,116,095, as determined as of the valuation date, were tendered and accepted by the Fund.

8.	Proxy Results

A special meeting of the Members of the Fund was held on March 25, 2013 to consider approving the following proposals: (i) to change the Fund’s classification from a “diversified” fund to a “non-diversified” fund (the “Reclassification”), as such terms are defined in the Investment Company Act of 1940, as amended, and (ii) to approve the New Agreement between the Manager and the Sub-Adviser.

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45

Rochdale High Yield Alternative Strategies Fund LLC

Notes to Financial Statements

The following table illustrates the specifics of the vote with respect to the Reclassification:

	For	Against	Abstain

Net Asset Value	8,091,235	–	730,809

The following table illustrates the specifics of the vote with respect to the New Agreement:

	For	Against	Abstain

Net Asset Value	8,091,235	–	730,809

A joint special meeting of Members of the Fund was held on March 28, 2013 to consider approving Irwin G. Barnet, Esq., Andrew S. Clare, Daniel A. Hanwacker, Jon C. Hunt, Vernon C. Kozlen, Jay C. Nadel, William R. Sweet and James R. Wolford (collectively, the “Candidates”) as members of the Board of Directors.

The following table illustrates the specifics of the vote with respect to the election of the Candidates:

	For	Against	Abstain

Units	1,668.05	–	161.17

Table of Contents - Statement of Additional Information (SAI)
46

Rochdale High Yield Alternative Strategies Fund LLC
Financial Highlights
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31, 2013	March 31, 2012	March 31, 2011	March 31, 2010	March 31, 2009
TOTAL RETURN
Total Return before incentive fee	(0.86%)	(4.56%)	6.76%	8.74%	(11.68%)

Incentive fee	0.01%	0.04%	(0.09%)	(0.01%)	0.00%

Total Return after incentive fee	(0.85%)	(4.52%)	6.67%	8.73%	(11.68%)

RATIOS/SUPPLEMENTAL DATA
Net Assets, end of period ($000's)	$8,840	$19,217	$20,945	$18,921	$17,676
Portfolio Turnover	7.98%	13.27%	20.32%	20.91%	19.34%
RATIO OF NET INVESTMENT LOSS TO AVERAGE NET ASSETS

Net investment loss, before waivers and reimbursements	(2.55%)	(2.31%)	(2.47%)	(2.29%)	(2.28%)
Net investment loss, after waivers and reimbursements	(2.24%)	(2.21%)	(2.33%)	(2.24%)	(2.13%)
RATIO OF EXPENSES TO AVERAGE NET ASSETS, BEFORE
INCENTIVE FEE
Operating expenses, before waivers and reimbursements	2.56%	2.35%	2.39%	2.30%	2.40%
Operating expenses, after waivers and reimbursements	2.25%	2.25%	2.25%	2.25%	2.25%
RATIO OF EXPENSES TO AVERAGE NET ASSETS, NET OF WAIVERS
AND REIMBURSEMENTS AFTER INCENTIVE FEE

Operating expenses, after waivers and reimbursements	2.25%	2.25%	2.25%	2.25%	2.25%
Incentive fee	(0.01%)	(0.04%)	0.09%	0.01%	0.00%
Total Operating expenses, after waivers and reimbursements, after incentive fee	2.24%	2.21%	2.34%	2.26%	2.25%

Total return is calculated for all Members taken as a whole and an individual Member's return may vary from these Fund returns based on the timing of capital transactions.

Total returns do not include the effect of any sales load.

Portfolio turnover represents the Master Fund's portfolio turnover for the periods above.  The ratios of expenses to average net assets do not include expenses of the Hedge Funds in which the Master Fund invests.

Table of Contents - Statement of Additional Information (SAI)
47

The expense ratios are calculated for all Members taken as a whole.  The computation of such ratios based on the amount of expenses assessed to an individual Member's capital may vary from these ratios based on the timing of capital transactions.

*****

The accompanying notes are an integral part of these financial statements

See Report of Independent Registered Public Accounting Firm

Table of Contents - Statement of Additional Information (SAI)
48

Report of Independent Registered Public Accounting Firm

The Members and Board of Directors of
Rochdale High Yield Alternative Strategies Fund LLC

We have audited the accompanying statement of assets, liabilities and members' capital of Rochdale High Yield Alternative Strategies Fund LLC (formerly, the Rochdale Core Alternative Strategies Fund LLC) (the “Fund”), as of March 31, 2013, the related statements of operations and cash flows for the year then ended, the statements of changes in members’ capital for the years ended March 31, 2013 and 2012, and the financial highlights for the years ended March 31, 2013, 2012, 2011, 2010 and  2009. These financial statements and financial highlights are the responsibility of the Fund's Management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of March 31, 2013 and the results of its operations and its cash flows for the year then ended, the changes in its members’ capital for the years ended March 31, 2013 and 2012 and the financial highlights for the years ended March 31, 2013, 2012, 2011, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, a substantial portion of the assets of the Fund are invested through a master-feeder structure in Rochdale High Yield Alternative Strategies Master Fund LLC. The financial statements of Rochdale High Yield Alternative Strategies Master Fund LLC are included with the report of the Fund and should be read in conjunction with the financial statements of the Fund.

New York, New York
May 29, 2013

PKF O’CONNOR DAVIES, a division of O’CONNOR DAVIES, LLP
29 Broadway, New York, NY 10006  I  Tel: 212.867.8000  I  Fax: 212.687.4346  I  www.odpkf.com

O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Table of Contents - Statement of Additional Information (SAI)
49

FINANCIAL STATEMENTS OF MASTER FUND

Rochdale High Yield Alternative Strategies Master Fund LLC

Statement of Assets, Liabilities and Members' Capital

March 31, 2013
ASSETS
Investments, at fair value (cost $22,822,281)	$24,780,978
Receivable for fund investments sold	343,198
Interest receivable	207

Total Assets	25,124,383
LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Management fees payable	25,984
Professional fees payable	72,134
Accrued expenses and other liabilities	56,598

Total Liabilities	154,716

Total Members' Capital	$24,969,667

The accompanying notes are an integral part of these financial statements

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50

Rochdale High Yield Alternative Strategies Master Fund LLC
Statement of Operations

Year Ended March 31, 2013

INVESTMENT INCOME
Interest income	$1,502

Investment Income	1,502

EXPENSES
Management fees (see Note 4)	588,648
Administration fees	113,775
Professional fees	97,985
Directors' fees	25,152
Custody fees	6,625
Other expenses	9,920

Total Expenses	842,105
Net Investment Loss	(840,603)

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain on investments	4,282,131
Net change in unrealized appreciation/depreciation on investments	(3,989,480)

Net Realized and Unrealized Gain on Investments	292,651
Net Decrease in Members' Capital Resulting from Operations	$(547,952)

The accompanying notes are an integral part of these financial statements

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51

Rochdale High Yield Alternative Strategies Master Fund LLC
Statements of Changes in Members' Capital
	Year Ended	Year Ended
	March 31, 2013	March 31, 2012
FROM OPERATIONS
Net investment loss	$(840,603)	$(950,417)
Net realized gain (loss) on investments	4,282,131	(19,751)
Net change in unrealized appreciation/depreciation on investments	(3,989,480)	(1,465,676)
Net Decrease in Members' Capital Resulting From Operations	(547,952)	(2,435,844)

INCREASE (DECREASE) FROM TRANSACTIONS IN MEMBERS' CAPITAL
Proceeds from sales of members' interests (see Note 2)	-	5,807,542
Payments for purchases of members' interests (see Note 2)	(30,151,126)	(6,693,038)
Net Payments for Members' Interests	(30,151,126)	(885,496)
Total Decrease in Members' Capital	(30,699,078)	(3,321,340)

MEMBERS' CAPITAL
Beginning of year	55,668,745	58,990,085

End of year	$24,969,667	$55,668,745

The accompanying notes are an integral part of these financial statements

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52

Rochdale High Yield Alternative Strategies Master Fund LLC
Statement of Cash Flows
Year Ended March 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in members' capital resulting from operations	$(547,952)
Adjustments to reconcile net decrease in members' capital
resulting from operations to net cash from operating activities:
Purchases of investments	(3,250,000)
Sales of investments	47,535,394
Purchases of money market fund	(47,921,803)
Sales of money market fund	33,676,269
Net change in unrealized appreciation/depreciation on investments	3,989,480
Net realized gain on investments	(4,282,131)
Change in Operating Assets and Liabilities:
Investments made in advance	1,250,000
Receivable for fund investments sold	(155,356)
Interest receivable	(174)
Management fees payable	(88,479)
Contributions received in advance	(45,000)
Professional fees payable	9,532
Accrued expenses and other liabilities	(18,654)

Net Cash from Operating Activities	30,151,126

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests	-
Payments for purchases of members' interests	(30,151,126)
Net Cash used in Financing Activities	(30,151,126)
Net Change in Cash and Cash Equivalents	-
CASH AND CASH EQUIVALENTS
Beginning of year	-

End of year	$-

The accompanying notes are an integral part of these financial statements

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53

Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments

March 31, 2013

				Redemptions
	Percentage of				Notice Period
Long-Term Investment Funds 1:	Members' Capital	Cost	Fair Value	Frequency	# of Days

Event / Multi-Strategy:

Bennelong Asia Pacific Multi Strategy Equity Fund, LP - Class S 2	0.37%	$156,204	$92,812	**	**
Brencourt SP Fund, LP 2	0.30	107,621	75,314	**	**
Canyon Value Realization Fund, LP - Series L	11.00	2,000,000	2,746,554	Annually	100
GoldenTree Partners LP	10.60	1,720,657	2,646,340	Quarterly	90
GoldenTree Partners LP 2	2.40	432,098	598,704	**	**
Keswick Onshore Trust 3	0.05	20,966	13,721	**	**
King Street Capital LP 2	0.09	11,511	21,736	**	**
OZ Asia Domestic Partners, LP	10.67	2,250,000	2,664,597	Annually	45
Polygon Recovery Fund, LP	0.78	403,587	195,951	*	*
Stark Select Asset Fund LLC 2	0.37	92,587	92,031	**	**

	36.63	7,195,231	9,147,760

Global Macro Strategy:

CamCap Resources, LP 2	0.06	17,257	14,948	**	**
Caxton Global Investments (USA) LLC 2	0.11	18,970	27,447	**	**

	0.17	36,227	42,395

Total Long-Term Investment Funds:	36.80%	$7,231,458	$9,190,155

Short-Term Investment:

Money Market Fund:
First American Government Obligations Fund, 0.02% 4	62.44%	$15,590,823	$15,590,823

Total Investments	99.24%	$22,822,281	$24,780,978

1 All investments are non-income producing.
2 Remaining value represents side pocket interests.
3 Special purpose vehicle received from Castlerigg Partners effective November 1, 2012. This vehicle has the same positions previously held by
Castlerigg Partners.
4 7-Day Yield.

The accompanying notes are an integral part of these financial statements

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54

Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments, Continued
March 31, 2013
* Redemption restrictions exist for Hedge Funds whereby the Hedge Fund Managers may suspend redemption either in their sole discretion or other factors.  Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.  Redemptions are currently suspended for the Polygon Recovery Fund, LP, a portfolio primarily comprised of an exchange listed but thinly traded security and several private equity holdings.

** Special Investments have been established for Bennelong Asia Pacific Multi Strategy Equity Fund, LP - Class S, Brencourt SP Fund, LP, GoldenTree Partners LP, Keswick Onshore Trust, King Street Capital LP, Stark Select Asset Fund LLC, CamCap Resources, LP and Caxton Global Investments (USA) LLC.  These investments are long-term and illiquid.

Event / Multi-Strategy.  Multi-strategy investing is an investment strategy that focuses on the securities of companies undergoing some material structural changes.  These changes can come in the form of mergers, acquisitions, spin offs, Dutch tender offers, share buybacks and other reorganizations.  This strategy also seeks to exploit relative value inefficiencies across the capital structure or among closely related markets, generally without assuming an unhedged exposure to any particular market or financial instrument.

Global Macro Strategy.  Macro strategies take long, short and relative value positions in financial instruments based on a top-down fundamental and technical analysis of capital market conditions.  Hedge Fund Managers begin evaluating opportunities based on economic and/or technical factors, working their way down to regional, country and industry specific analysis.  The Hedge Fund Managers make judgements about the expected future price direction of asset classes and express that opinion by taking long or short positions in a variety of instruments.  Investments are usually made in a wide variety of global futures, cash instruments and other financial instruments, including stocks, bonds, currencies, derivatives and commodities.

The accompanying notes are an integral part of these financial statements

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Rochdale High Yield Alternative Strategies Master Fund LLC
Schedule of Investments, Continued
March 31, 2013
Strategy Allocation Breakdown
(as a % of total investments)

Global Macro Strategy
0.17%
Event / Multi-Strategy
36.91%
Money Market Fund
62.92%

The accompanying notes are an integral part of these financial statements

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

1.	Organization

Rochdale High Yield Alternative Strategies Master Fund LLC (formerly, the Rochdale Core Alternative Strategies Master Fund LLC) (the "Master Fund") is a closed-end, non-diversified management Investment Company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006 and serves as a master fund in a master feeder structure.  In March 2013, the Master Fund changed its name from Rochdale Core Alternative Strategies Master Fund LLC to Rochdale High Yield Alternative Strategies Master Fund LLC to reflect its change in investment objective.  Rochdale High Yield Alternative Strategies Fund LLC and Rochdale High Yield Alternative Strategies Fund TEI LLC (the “Feeder Funds”) serve as the feeder funds in the master feeder structure.  Interests in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act").  Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Fund is a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Rochdale Investment Management, LLC (the “Manager”, "Adviser" or “Rochdale”) is the investment adviser to the Master Fund.  The Manager delegates sub-investment advisory responsibilities to PineBridge Investments LLC (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund seeks to achieve its objective by investing substantially all of its assets in the securities of privately placed investment vehicles, typically referred to as hedge funds (“Hedge Funds" or "Investment Funds”), thatpursue a variety of high yield income generating strategies.

The Master Fund’s investment objective is to generate income from investments in higher yielding investments with lower credit quality and higher volatility than investment grade fixed income securities. “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities. Under normal circumstances, at least 80% of the Master Fund’s total assets will be invested either directly, or indirectly through Private Funds, in a variety of high yield income generating investments.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Master Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

The Statement of Changes in Members’ Capital for the year ended March 31, 2013 do not reflect $265,000 in sales or purchases of Members’ Interests to other investors as these transactions are not transactions of the Master Fund. These transactions are reflected for the year ended March 31, 2012.

Investments Valuation

Investments are carried at fair value.  The fair value of alternative investments has been estimated using the Net Asset Value (“NAV”) as reported by the management of the respective alternative investment fund.  Financial Accounting Standards Board (FASB) guidance provides for the use of NAV as a “Practical Expedient” for estimating fair value of alternative investments.  NAV reported by each alternative investment fund is used as a practical expedient to estimate the fair value of the Master Fund’s interest therein and their classification within Level 2 or 3 is based on the Master Fund’s ability to redeem its interest in the near term and liquidate the underlying portfolios.

Investments in Investment Funds are stated and recorded at fair value as determined in good faith by the Sub-Adviser in accordance with US GAAP.  The Master Fund uses the NAV as reported by the Hedge Fund Managers, as a practical expedient, to determine the fair value of all the investments in Investment Funds which (a) do not have a readily determinable fair value and (b) either have the attributes of an investment company or prepare their financial statements consistent with the measurement principles of an investment company.  Such values generally represent the Master Fund's proportionate share of the net assets of the Investment Funds as reported by the Hedge Fund Managers.  Accordingly, the value of the investments in Investment Funds are generally increased by additional contributions to the Investment Funds and the Master Fund's share of net earnings from the Investment Funds, and decreased by distributions from the Investment Funds and the Master Fund's share of net losses from the Investment Funds.

The Sub-Adviser reviews the details of the reported information obtained from the Hedge Fund Managers and considers: (i) the measurement date of the NAV provided, (ii) the basis of accounting and, (iii) in instances where the basis of accounting is other than fair value, fair valuation information provided by the Hedge Fund Managers.  The

Investments Valuation (continued)

Sub-Adviser may make adjustments to the NAV of various Investment Funds to obtain the best estimate of fair value, which is consistent with the measurement principles of an investment company.

The Master Fund has not maintained any positions in derivative instruments or directly engaged in hedging activities.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.         Significant Accounting Policies (continued)

Fair Value Measurements

The Master Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value.  These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period.  These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability.  These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.  These inputs are summarized in the three broad levels listed below:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Master Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  See Note 3 – Investments.

Investment Income Recognition

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date. Realized and unrealized gains and losses are included in the determination of income.

Fund Expenses

The expenses of the Master Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; management fees; an incentive fee; costs of computing the Master Fund's net asset value; costs of insurance; registration expenses; due diligence, including travel and related expenses; expenses of meetings of the Board and members; all costs with respect to communications to Members; and other types of expenses as may be approved from time to time by the Board.

Income Taxes

The Master Fund’s tax year end is December 31.  The Master Fund is treated as a partnership for Federal income tax purposes.  Each Member is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

The Master Fund has adopted authoritative guidance on uncertain tax positions.  The Master Fund recognizes the effect of tax positions when they are more likely than not of being sustained.  Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect its

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

2.         Significant Accounting Policies (continued)

Income Taxes (continued)

liquidity or future cash flows.  As of March 31, 2013, the Master Fund’s tax years 2010 through 2012 remain open and subject to examination by relevant taxing authorities.

Subsequent Events

The Master Fund has adopted financial reporting rules regarding subsequent events, which requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet.  Management has evaluated the Master Fund’s related events and transactions that occurred subsequent to March 31, 2013 and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

Capital Accounts

Net profits or net losses of the Master Fund for each month are allocated to the capital accounts of Members as of the last day of each month in accordance with Members' respective investment percentages of the Master Fund.  Net profits or net losses are measured as the net change in the value of the net assets of the Master Fund during a fiscal period, before giving effect to any repurchases of interest in the Master Fund, and excluding the amount of any items to be allocated to the capital accounts of the Members of the Master Fund, other than in accordance with the Members' respective investment percentages.

Prior to the end of each quarter and year end, the Master Fund receives Member contributions with an effective subscription date of the first day of the following month.

The Master Fund, in turn, makes contributions to certain Hedge Funds, which have effective subscription dates of the first day of the following month.  These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

3.	Investments

The following are the classes of investments grouped by the fair value hierarchy for those investments measured at fair value on a recurring basis at March 31, 2013. The alternative investments below were valued using the practical expedient:

	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total

Alternative Investments:
Event / Multi-Strategy	$-	$-	$9,147,760	$9,147,760
Global Macro Strategy	-	-	42,395	42,395
Total Alternative Investments	-	-	9,190,155	9,190,155

Short-Term Investment	15,590,823	-	-	15,590,823

Total Investments	$15,590,823	$-	$9,190,155	$24,780,978

There were no transfers into or out of Level 1, Level 2 or Level 3 fair value measurements during the reporting period, as compared to their classification from the most recent annual report.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

3.         Investments (continued)

The following is a reconciliation of the beginning and ending balances for Level 3 investments during the fiscal year ended March 31, 2013:

Alternative Investments

Balance, March 31, 2012	$22,700,379

Total Realized Gains/(Losses)	1,461,431
Change in Unrealized Gains/Losses	(411,436)
Purchases	2,000,000
Sales	(16,560,219)

Balance, March 31, 2013	$9,190,155

Net unrealized gains relating to Level 3 alternative investments still held at March 31, 2013 amounted to $1,958,697.

In May 2011, the Financial Accounting Standards Board (“FASB”) issued “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements” in US GAAP and the International Financial Reporting Standards (“IFRS”).  This requirement amends FASB Fair Value Measurements and Disclosures, to establish common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with US GAAP and IFRS.  This requirement is effective for fiscal years beginning after December 15, 2011 and for interim periods within those fiscal years.  The Master Fund has disclosed the applicable requirements of this accounting standard in its financial statements.  The adoption of this updated accounting guidance did not have a material impact on the Master Fund’s financial statements and related disclosures.

4.	Commitments and Other Related Party Transactions

Management and Incentive Fees

Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), Rochdale Investment Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, serves as the Manager for the Master Fund.  The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services.  The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund will pay the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of Member interests.  The investment management fee is accrued monthly.  The investment management fee will be paid to the Manager out of the Master Fund’s assets.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

4.         Commitments and Other Related Party Transactions (continued)

Management and Incentive Fees (continued)

The Manager will pay a fee to the Sub-Adviser at a rate equal to 40% of the amount of the fee earned by the Manager pursuant to the New Sub-Investment Advisory Agreement (“New Agreement”), approved by the Members of the Feeder Funds at the March 25, 2013 special meeting. Under the prior Sub-Investment Advisory Agreement, the Manager paid 60% of the investment management fee to the Sub-Adviser and 40% was retained by the Manager.

Pursuant to the New Agreement, the Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of each Member’s net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”).  The Incentive Fee will be accrued monthly and is generally payable annually on a calendar year basis.  The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.

Administration Fee

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as the Funds’ Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, reports and returns for the Funds; prepares reports and materials to be supplied to the Members of the Feeder Funds; monitors the activities of the Funds’ custodian, transfer agent and accountants; coordinates the preparation and payment of the Funds’ expenses and reviews the Funds’ expense accruals. For its services, the Administrator receives a monthly fee from the Master Fund at an annual rate of 0.12% for the first $150 million, 0.10% for the next $150 million and 0.08% thereafter of average net assets, with a minimum annual fee of $100,000.

The Manager has contractually agreed to waive and/or reimburse the Master Fund’s expenses to the extent needed to limit the Master Fund’s annual operating expenses combined with the annual operating expenses of the Feeder Funds to 2.25% of net assets for each Feeder Fund.  To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed.  A Feeder Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed.

The following is a schedule of when fees may be recouped by the Manager with respect to the Feeder Funds:

Rochdale High Yield Alternative Strategies Fund LLC	Rochdale High Yield Alternative Strategies Fund TEI LLC	Expiration

$27,673	$-	March 31, 2014
21,100	-	March 31, 2015
51,220	28,139	March 31, 2016

$99,993	$28,139

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the Feeder Funds.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

5.	Investment Risks and Uncertainties

Alternative Investments consist of non-traditional, not readily marketable investments, some of which may be structured as offshore limited partnerships, venture capital funds, hedge funds, private equity funds and common trust funds.  The underlying investments of such funds, whether invested in stock or other securities, are generally not currently traded in a public market and typically are subject to restrictions on resale.  Values determined by investment managers and general partners of underlying securities that are thinly traded or not traded in an active market may be based on historical cost, appraisals, a review of the investees’ financial results, financial condition and prospects, together with comparisons to similar companies for which quoted market prices are available or other estimates that require varying degrees of judgment.

Investments are carried at fair value provided by the respective alternative investment’s management.  Because of the inherent uncertainty of valuations, the estimated fair values may differ significantly from the values that would have been used had a ready market for such investments existed or had such investments been liquidated, and those differences could be material.

6.	Concentration, Liquidity and Off-Balance Sheet Risk

The Master Fund invests primarily in Hedge Funds that are not registered under the 1940 Act and invest in actively traded securities, illiquid securities, derivitaves and other financial instruments using different strategies and investment techniques, including leverage, which may involve significant risks.  These Hedge Funds may invest a high percentage of their assets in specific sectors of the market in order to achieve a potentially greater investment return.  As a result, the Hedge Funds may be more susceptible to economic, political, and regulatory developments in a particular sector of the market, positive or negative, and may experience increased volatility of the Hedge Funds' net asset value.

Various risks are also associated with an investment in the Master Fund, including risks relating to the multi-manager structure of the Master Fund, risks relating to compensation arrangements and risks relating to limited liquidity, as described below.

Redemption restrictions exist for Hedge Funds whereby the Hedge Fund Managers may suspend redemption either in their sole discretion or other factors.  Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.

Redemptions are currently restricted for certain Hedge Funds with a fair value at March 31, 2013 aggregating $1,132,664 as noted in the Schedule of Investments.

In the normal course of business, the Hedge Funds in which the Master Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk.  These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and interest rate, credit default and total return equity swap contracts.  The Master Fund's risk of loss in these Hedge Funds is limited to the value of its own investments reported in these financial statements by the Master Fund.  The Master Fund itself does not invest directly in securities with off-balance sheet risk.

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

7.	Investment Transactions

For the fiscal year ended March 31, 2013 (excluding short-term securities), the aggregate purchases of investments were $3,250,000 and sales of investments were $47,535,394.

8.	Issuer Tender Offer

The Master Fund offered to purchase up to $37,000,000 of Interests in the Master Fund properly tendered at a price equal to the net asset value of Interests as of December 31, 2012.  For Interests tendered, the security holder received a promissory note entitling the security holder to a cash amount equal to at least 90% of the net asset value calculated on December 31, 2012, of the Interests tendered and accepted for purchase by the Master Fund, upon the terms and subject to the conditions set forth in the Offer to Purchase dated

August 29, 2012.  The offer terminated at 5:00 p.m., Eastern Time, on September 26, 2012.  Pursuant to the Offer, Interests with a net asset value of $29,851,810, as determined as of the valuation date, were tendered and accepted by the Master Fund.

9.	Proxy Results

A special meeting of the Feeder Funds’ Members was held on March 25, 2013 to consider approving the following proposals: (i) to change the Funds’ classification from a “diversified” fund to a “non-diversified” fund (the “Reclassification”), as such terms are defined in the Investment Company Act of 1940, as amended, and (ii) to approve the New Agreement between the Manager and the Sub-Adviser.

The following table illustrates the specifics of the vote with respect to the Reclassification:

Net Asset Value	For	Against	Abstain

Rochdale High Yield Alternative Strategies Fund LLC	8,091,235	–	730,809
Rochdale High Yield Alternative Strategies Fund TEI LLC	14,435,757	–	1,652,258

The following table illustrates the specifics of the vote with respect to the New Agreement:

Net Asset Value	For	Against	Abstain

Rochdale High Yield Alternative Strategies Fund LLC	8,091,235	–	730,809
Rochdale High Yield Alternative Strategies Fund TEI LLC	14,435,757	–	1,652,258

A joint special meeting of Members of the Feeder Funds was held on March 28, 2013 to consider approving Irwin G. Barnet, Esq., Andrew S. Clare, Daniel A. Hanwacker, Jon C. Hunt, Vernon C. Kozlen, Jay C. Nadel, William R. Sweet and James R. Wolford (collectively, the “Candidates”) as members of the Board of Directors.

The following table illustrates the specifics of the vote with respect to the election of the Candidates:

Units of	For	Against	Abstain

Rochdale High Yield Alternative Strategies Fund LLC	1,668.05	–	161.17
Rochdale High Yield Alternative Strategies Fund TEI LLC	2,985.20	–	347.23

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Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

Additional Information

Proxy Voting Policies and Procedures

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities, as well as information relating to how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, will be available (i) without charge, upon request, by calling 1-800-245-9888; and (ii) on the SEC’s website at www.sec.gov.

Portfolio Holdings Disclosure

The Master Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q will be available on the SEC’s website at www.sec.gov, and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-800-732-0330.

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Rochdale High Yield Alternative Strategies Master Fund LLC
Financial Highlights
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31, 2013	March 31, 2012	March 31, 2011	March 31, 2010	March 31, 2009
TOTAL RETURN - NET	(0.58%)	(4.08%)	7.32%	9.16%	(11.14%)

RATIOS/SUPPLEMENTAL DATA
Net Assets, end of period ($000's)	$24,970	$55,669	$58,990	$57,616	$50,359

Portfolio Turnover	7.98%	13.27%	20.32%	20.91%	19.34%

Ratio of Net Investment
Loss to Average Net Assets	(1.79%)	(1.66%)	(1.67%)	(1.83%)	(1.55%)

Ratio of Expenses to
Average Net Assets	1.79%	1.67%	1.68%	1.69%	1.67%

Total return is calculated for all Members taken as a whole and an individual Member's return may vary from these Master Fund returns based on the timing of capital transactions.

Total returns do not include the effect of any sales load.

The ratios of expenses to average net assets do not include expenses of the Hedge Funds in which the Master Fund invests.

The expense ratios are calculated for all Members taken as a whole. The computation of such ratios based on the amount of expenses assessed to an individual Member's capital may vary from these ratios based on the timing of capital transactions.

The ratios above do not include the proportionate share of income or loss from their investments in other funds.

The accompanying notes are an integral part of these financial statements

See Report of Independent Registered Public Accounting Firm

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Report of Independent Registered Public Accounting Firm

The Members and Board of Directors of
Rochdale High Yield Alternative Strategies Master Fund LLC

We have audited the accompanying statement of assets, liabilities and members' capital of Rochdale High Yield Alternative Strategies Master Fund LLC (formerly, the Rochdale Core Alternative Strategies Master Fund LLC) (the “Fund”), including the schedule of investments, as of March 31, 2013, the related statements of operations and cash flows for the year then ended, the statements of changes in members’ capital for the years ended March 31, 2013 and 2012, and the financial highlights for the years ended March 31, 2013, 2012, 2011, 2010 and 2009. These financial statements and financial highlights are the responsibility of the Fund's Management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatements. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of cash and investments as of March 31, 2013, by correspondence with the custodian and investment managers, respectively, or by other appropriate auditing procedures where replies from investment managers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of March 31, 2013 and the results of its operations and its cash flows for the year then ended, the changes in its members’ capital for the years ended March 31, 2013 and 2012 and the financial highlights for the years ended March 31, 2013, 2012, 2011, 2010 and 2009, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
May 29, 2013

PKF O’CONNOR DAVIES, a division of O’CONNOR DAVIES, LLP
29 Broadway, New York, NY 10006  I  Tel: 212.867.8000  I  Fax: 212.687.4346  I  www.odpkf.com

O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

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APPENDIX A:

RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER

S&P corporate bond ratings

AAA – Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA – Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

A – Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB – Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC, - Bonds rated BB, B, CCC, CC, and are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CI – The rating CI is reserved for income bonds on which no interest is being paid.

D – Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

PLUS (+) OR MINUS (-) – The ratings above may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

Moody’s corporate bond ratings

Aaa – Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or an exceptionally stable margin, and principal is secure. Although the various protective elements are likely to change, the changes that can be visualized are most unlikely to impair a mentally strong position of the issuer.

Aa – Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as “high grade bonds.” They are rated lower than the best bonds because margins of protection may not be as large as in Aaa-rated securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa-rated securities.

A – Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa – Bonds which are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Table of Contents - Statement of Additional Information (SAI)
A-1

Ba – Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B – Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period time may be small.

Caa – Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca – Bonds rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C – Bonds rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

MODIFIERS – Moody’s may apply numerical modifiers 1, 2, and 3 in each generic rating classification described above. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

S&P commercial paper ratings

A-1 – This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+).

Moody’s commercial paper ratings

Issuers rated PRIME-1 (or related supporting institutions), also known as P-1, have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

•	Leading market positions in well-established industries;

•	High rates of return on funds employed;

•	Conservative capitalization structures with moderate reliance on debt and ample asset protection;

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation; and

•	Well-established access to a range of financial markets and assured sources of alternate liquidity.

Table of Contents - Statement of Additional Information (SAI)
A-2

PART C

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)           Financial Statements:

Included in Part A: None

Included in Part B:

(i) Financial Statements, dated March 31, 2013;

(ii) Notes to Financial Statements, dated March 31, 2013; and

(iii) Report of Independent Registered Public Accountants, dated May 31, 2013.

(2)           Exhibits:

(a)(1)           Certificate of Formation of Limited Liability Company. (1)

(a)(2)            Certificate of Amendment of the Certificate of Formation of the Registrant. (2)

(a)(3)           Limited Liability Company Operating Agreement.  (3)

(b)           Not applicable.

(c)           Not applicable.

(d)           See Item 25(2)(a)(3).

(e)           Not applicable.

(f)           Not applicable.

(g)(i)           Investment Advisory Agreement.

(g)(ii)           Sub-Investment Advisory Agreement.

(h)           Not applicable.

(i)           Not applicable.

(j)           Custody Agreement between Custodian and the Registrant.

(k)(1)           Administration Agreement between Administrator and the Registrant.

(k)(2)           Escrow Agreement between Escrow Agent and the Registrant.

(k)(3)           Transfer Agent Agreement.  See Item 25(2) (k) (1).

(k)(4)           Not applicable.

(l)           Not applicable.

i

(m)           Not applicable.

(n)           Consent of Independent Registered Public Accountants.

(o)           Not applicable.

(p)           Purchase Agreement for Initial Capital.

(q)           Not applicable.

(r)(1)           Code of Ethics of the Registrant (see Item 25.2(r)(1)).

(r)(2)           Code of Ethics of the Manager to the Registrant.

(r)(3)           Code of Ethics of the Sub-Adviser to the Registrant.

(r)(4)           Code of Ethics of RIM Securities LLC, the Sales Agent for the Registrant (see Item 25.2 (r)(1).

(s)           Power of Attorney for President of the Registrant. (4)

_________________
(1) Previously included as an exhibit to the Registrant’s initial filing on October 18, 2006 of a Registration Statement on Form N-2.

(2) Certificate of Amendment of the Certificate of Formation of the Registrant is incorporated herein by reference to the Registration Statement on Form N-2, as amended, of City National Rochdale High Yield Alternative Strategies Fund LLC (1940 Act File No. 811-21965), filed as Post-Effective Amendment No. 14.

(3) Form of the Limited Liability Company Operating Agreement is included as Appendix A to the Memorandum, which is in Part A of this Registration Statement.

(4) Previously included as an exhibit to the Registrant’s pre-effective amendment filing on March 16, 2007 of a Registration Statement on Form N-2.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of March 1, 2013, the Fund had the following number of record owners of Units:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
Units of Limited Liability Company Interest	46

ITEM 30. INDEMNIFICATION

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering City National Rochdale, LLC, its affiliates, and all of the registered investment companies advised by City National Rochdale, LLC was obtained to insure the Registrant’s directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article III, Section 3.7 of the Registrant’s Operating Agreement states as follows:

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, Administrator and Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Manager, Administrator and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, the Administrator or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, the Manager, the Administrator or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, indemnitee’s office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

a. City National Rochdale, LLC (the “ Manager”) and PineBridge Investments LLC (the “Sub-Adviser”), each a registered investment adviser, serve as investment adviser and sub-investment adviser, respectively, to the CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC and as investment advisers to other registered investment companies and other institutional and privately managed accounts.

b. Business and other connections of the directors and officers of the Manager and the Sub-Adviser are set forth below.

NAME AND CURRENT POSITION WITH MANAGER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS
Garrett R. D’Alessandro	[See “Directors and Officers” in the Statement of Additional Information.]
Kurt Hawkesworth	[See “Directors and Officers” in the Statement of Additional Information.]
William O’Donnell	[See “Directors and Officers” in the Statement of Additional Information.]
Michael Gozzillo	[See “Directors and Officers” in the Statement of Additional Information.]
NAME AND CURRENT POSITION WITH SUB-ADVISER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS
Robert Discolo	[See “Portfolio Managers” in the Memorandum.]
Vinti Khanna	[See “Portfolio Managers” in the Memorandum.]

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

The accounts, books, and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are in the possession the Registrant’s custodian and transfer agent, except those records relating to portfolio transactions and the basic organizational documents of the Registrant (see Subsections (2) (iii). (4), (5), (6), (7), (9), (10) and (11) of Rule 31a-1(b)), which, with respect to portfolio transactions are kept by the Master Fund’s Manager at such entity’s address set forth in the Memorandum and statement of additional information and by the Sub-Adviser at 399 Park Avenue, 4th Floor, New York, N.Y. 10022 and with respect to the organizational documents by its administrator at 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

v

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 12th day of September, 2013.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC

By:/s/ Garrett R. D’Alessandro*
Name: Garrett R. D’Alessandro
Title:    President

*           By: /s/Kurt Hawkesworth
Kurt Hawkesworth,
as attorney-in-fact
__________________
*  Pursuant to power of attorney dated January 30, 2007, provided as exhibit (s) in item 25.2

EXHIBIT LIST

(These exhibits were previously filed or are incorporated by reference [see footnotes to Item 25.2], except if it is marked with an asterisk [*].)

(a)(1) Certificate of Formation of the Registrant.

(a)(2) Certificate of Amendment of the Certificate of Formation of the Registrant.

(a)(3) Limited Liability Company Operating Agreement.
& (d) (See appendix B to the Memorandum which is in Part A of this Registration Statement)

(g)(i) Investment Advisory Agreement*

(g)(ii) Sub-Investment Advisory Agreement*

(j)         Custody Agreement between Custodian and the Registrant.*

(k)(1) Administration Agreement between City National Rochdale, LLC and the Registrant.*

(k)(2) Escrow Agreement between the Escrow Agent and the Registrant*

(n)         Consent of Independent Registered Public Accountants.*

(p)         Purchase Agreement for Initial Capital. *

(r)(2) Code of Ethics of the Registrant, of City National Rochdale, LLC, the Manager to the Registrant and of Rim Securities LLC, the Sales Agent for the Registrant.*

(r)(3) Code of Ethics of PineBridge Investments LLC, Sub-Adviser to the Registrant.*

(s)         Power of Attorney for Garrett R. D’Alessandro, President of the Registrant.